UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Hyatt Hotels Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

2021	Annual Meeting of Stockholders and Proxy Statement

Wednesday, May 19, 2021 at 9:30 a.m., Central Time

150 North Riverside Plaza, Chicago, IL 60606 • Tel: 312.750.1234

www.hyatt.com

April 8, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyatt Hotels Corporation, which will be held online via live webcast, on Wednesday, May 19, 2021, at 9:30 a.m., Central Time. The Annual Meeting will be held as a virtual meeting only and you will not be able to attend the Annual Meeting in person. We believe that the environmentally-friendly virtual meeting format will provide expanded access, improved communication, and cost savings for our stockholders and Hyatt.

In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting. You will be able to vote your shares electronically and submit questions electronically. The Annual Meeting live webcast will begin promptly at 9:30 a.m., Central Time, on May 19, 2021.

At the Annual Meeting you will be asked to (1) elect three directors to our board of directors, (2) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, (3) approve, on an advisory basis, the compensation paid to our named executive officers, and (4) transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof.

It is important that your shares be represented and voted whether or not you plan to virtually attend the Annual Meeting. You may vote on the Internet, by telephone or by completing and mailing a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. If you do virtually attend the Annual Meeting, you may withdraw your proxy should you wish to vote virtually at the Annual Meeting. Please read the enclosed information carefully before voting.

Sincerely,

Thomas J. Pritzker Executive Chairman of the Board	Mark S. Hoplamazian President and Chief Executive Officer

HYATT HOTELS CORPORATION

150 North Riverside Plaza,

Chicago, Illinois 60606

Notice of Annual Meeting of Stockholders

To Be Held May 19, 2021

NOTICE HEREBY IS GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Hyatt Hotels Corporation (“Hyatt”) will be held online via live webcast on Wednesday, May 19, 2021, at 9:30 a.m., Central Time. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting. At the virtual meeting, stockholders will act on the following matters:

1.	Election of three directors to hold office until the 2024 annual meeting of stockholders;

2.	Ratification of the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for the fiscal year ending December 31, 2021;

3.	An advisory vote to approve the compensation paid to our named executive officers; and

4.	Any other matters that may properly be presented at the Annual Meeting or any adjournment or postponement thereof.

Information relating to the above matters is set forth in the attached proxy statement. Stockholders of record at the close of business on March 19, 2021 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

This Notice of Annual Meeting of Stockholders, proxy statement, and proxy card are being sent to stockholders beginning on or about April 8, 2021.

Thank you for your ongoing support of Hyatt Hotels Corporation.

Margaret C. Egan

Executive Vice President, General Counsel

and Secretary

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 19, 2021.

The proxy statement for the Annual Meeting and Annual Report for the fiscal year ended December 31, 2020 are available at www.proxydocs.com/h.

PLEASE CAREFULLY READ THE ATTACHED PROXY STATEMENT. EVEN IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, EXECUTE, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. YOU MAY ALSO VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY INTERNET OR TELEPHONE, THEN YOU NEED NOT RETURN A WRITTEN PROXY CARD BY MAIL. STOCKHOLDERS WHO VIRTUALLY ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE VIRTUALLY AT THE ANNUAL MEETING IF THEY SO DESIRE.

HYATT HOTELS CORPORATION

150 North Riverside Plaza

Chicago, Illinois 60606

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2021

The board of directors of Hyatt Hotels Corporation (referred to herein as “Hyatt,” “we,” “us” or the “Company”) solicits your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), and at any adjournments or postponements thereof. The Annual Meeting will be held on Wednesday, May 19, 2021, beginning 9:30 a.m., Central Time, online via live webcast. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting. This proxy statement is first being released to stockholders by the Company on or about April 8, 2021.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 19, 2021.

The proxy statement for the Annual Meeting and Annual Report for the fiscal year ended December 31, 2020 are available at www.proxydocs.com/h.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.

Annual Meeting of Stockholders

You may attend the Annual Meeting only if you were a holder of record of our common stock at the close of business on March 19, 2021, the record date. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers about the Proxy Materials and the Annual Meeting” beginning on page 62.

Voting Recommendations of the Board

Hyatt Hotels Corporation    2021 Proxy Statement    1

Director Nominees

Each Class III director nominee is listed below, and you can find additional information in the section titled “Corporate Governance — Proposal 1 — Election of Directors” beginning on page 3.

Name	Age	Director Since	Board Committees

Susan D. Kronick	69	2009	Talent and Compensation (Chair), Finance

Mackey J. McDonald	74	2009	Talent and Compensation, Nominating and Corporate Governance

Jason Pritzker	41	2014	Finance

Key Features of Our Executive Compensation Program

•	Pay-for-performance strategy that focuses on variable pay over fixed pay.

•	A mix of short- and long-term incentives that is weighted such that a significant percentage of total opportunity is in the form of long-term equity awards linked to long-term stockholder return.

•

Alignment of executive officer and stockholder interests by providing equity based compensation in the form of time-vested stock appreciation rights, time-vested restricted stock units, and performance-vested restricted stock units which, together, encourage a focus on earnings, returns, and long-term stockholder value while incentivizing continued employment.

•	No hedging of our stock by our named executive officers, directors, officers, and certain other individuals.

•	Share ownership requirements that align the long-term interests of named executive officers and directors with the interests of stockholders.

•	No “single trigger” severance or equity acceleration upon a change in control.

•	Annual incentive plans that include a mix of corporate and individual performance metrics, including non-financial measures.

The COVID-19 pandemic has disrupted our business and the hospitality industry, and we have modified certain aspects of our executive compensation program to address these impacts. See “Executive Compensation — Compensation Discussion and Analysis” for more information.

Stockholder Outreach

We believe that long-term stockholder value is supported by ongoing dialogue with the Company’s stockholders and the broader investment community. We value the perspective of our stockholders and will continue to seek their input on an ongoing basis. For additional information, see “Corporate Governance — Stockholder Outreach” on page 11.

Global Environmental and Social Responsibility

Through our global corporate responsibility program initiatives, we strive to advance our commitment to care by fostering environmental stewardship; supporting responsible business practices in our operations; strengthening our community impact through volunteerism, philanthropy, and disaster relief; advocating for human rights; and promoting an inclusive workplace that allows our colleagues to grow and be themselves. We recognize that by putting our purpose into action, we can have a positive impact on the communities we serve and help promote a world of understanding and care. See “Corporate Governance — Global Environmental and Social Responsibility” on page 11 for additional information.

2    Hyatt Hotels Corporation    2021 Proxy Statement

CORPORATE GOVERNANCE

Proposal 1 — Election of Directors

Hyatt’s Amended and Restated Certificate of Incorporation provides that the total number of members of the board of directors shall consist of not less than five nor more than 15 members, with the precise number of directors to be determined by a vote of a majority of the entire board of directors. At present, the board of directors has fixed the number of members of the board of directors at 11. Hyatt’s Amended and Restated Certificate of Incorporation further provides that the board of directors will be divided into three classes, as nearly equal in number as is practicable, designated Class I, Class II and Class III. Members of each class of the board of directors are elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor is duly elected and qualified.

Class III, the class of directors whose term expires at the Annual Meeting, currently consists of three persons. In accordance with the recommendation of the nominating and corporate governance committee, the board of directors has unanimously nominated Susan D. Kronick, Mackey J. McDonald, and Jason Pritzker, the three incumbent directors whose terms expire at the Annual Meeting, to stand for re-election to the board of directors. Each of Ms. Kronick and Messrs. McDonald and Jason Pritzker has been nominated to hold office until the 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified. Unless otherwise instructed by the stockholder, the persons named in the enclosed proxy card will vote the shares represented by such proxy for the election of the nominees named in this proxy statement.

Each of the nominees has consented to serve as a director if elected. If any of the nominees should be unavailable to serve for any reason, the board of directors may designate a substitute nominee or substitute nominees (in which event the persons named on the enclosed proxy card will vote the shares represented by all valid proxy cards for the election of such substitute nominee or nominees). Alternatively, the board of directors may reduce the size of the board of directors or allow the vacancy or vacancies to remain open until a suitable candidate or candidates are identified by the board of directors.

The board of directors unanimously recommends that the stockholders vote “FOR” each of Susan D. Kronick, Mackey J. McDonald, and Jason Pritzker as directors to serve and hold office until the 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified.

Our Board of Directors

Set forth below is information regarding the business experience of each of our directors that has been furnished to us by the respective director. Each director has been principally engaged in the employment indicated for the last five years unless otherwise stated. Also set forth below for each director is a discussion of the experience, qualifications, attributes or skills that led the board of directors to conclude that the director is qualified and should serve as a director of Hyatt.

Directors Standing for Re-Election

SUSAN D. KRONICK

Director since: 2009 Age 69

Susan D. Kronick has been a member of our board of directors since June 2009. Ms. Kronick has been an Operating Partner at Marvin Traub Associates, a retail business development firm, since 2012. From March 2003 until March 2010, Ms. Kronick served as Vice Chair of Macy’s, Inc., the operator of Macy’s and Bloomingdale’s department stores. Ms. Kronick served as Group President, Regional Department Stores of Macy’s, Inc. from April 2001 to February 2003; prior thereto she served as Chairman and Chief Executive Officer of Macy’s Florida from June 1997 to March 2001. Ms. Kronick serves as a Director of American Airlines Group Inc. Ms. Kronick served as a Director of The Pepsi Bottling Group, Inc. from March 1999 to February 2010.

Ms. Kronick brings to our board of directors a strong background in marketing and experience in building industry leading brands as a result of the various management positions she has held with Macy’s, Inc., most recently as Vice Chair. As a result of her positions with Macy’s, Inc., Ms. Kronick also has gained valuable financial and operations experience. The board also values Ms. Kronick’s experience as public company director. Additionally, she contributes to the gender diversity of the board of directors.

Hyatt Hotels Corporation    2021 Proxy Statement    3

MACKEY J. MCDONALD

Director since: 2009 Age: 74

Mackey J. McDonald has been a member of our board of directors since June 2009. Mr. McDonald served as a Senior Advisor to Crestview Partners, a private equity firm, from 2008 to 2019. Mr. McDonald served as Chairman and Chief Executive Officer of VF Corporation, an apparel manufacturer, from 1998 until his retirement in August 2008. From 1996 to 2006, he was the President of VF Corporation and prior thereto he served as VF Group Vice President. Mr. McDonald is a Director of Bernhardt Industries, Inc. Mr. McDonald served as a Director of The Kraft Heinz Company from 2015 to 2018, as a Director of Kraft Foods, Inc. from 2012 to 2015, as a Director of Wells Fargo & Company (formerly Wachovia Corporation) from 1997 to 2012, as a Director of VF Corporation from 1993 to 2008, as a Director of The Hershey Company from 1996 to 2007, and as a Director of Tyco International Ltd. from 2002 to 2007.

Mr. McDonald brings to our board of directors deep management and operations experience as well as experience building internationally recognized brands as a result of his leadership positions with VF Corporation. The board of directors also values Mr. McDonald’s experience as a chief executive officer and significant public company board of directors and executive compensation experience, including his former service on the Human Resources Committee of Wells Fargo & Company (formerly Wachovia Corporation) and former service as Chairman of the Compensation and Human Resources Committee of Tyco International Ltd. and on the Compensation and Executive Organization Committee of The Hershey Company.

JASON PRITZKER

Director since: 2014 Age: 41

Jason Pritzker has been a member of our board of directors since March 2014. Mr. Pritzker serves as an investment professional at The Pritzker Organization, LLC (“TPO”), the principal financial and investment advisor to certain Pritzker family business interests. Mr. Pritzker co-founded Yapmo.com (now doing business as Konverse), where he also served as President from 2011 to 2013 and as a Director until March 2016. Mr. Pritzker also co-founded Visible Vote LLC, a mobile software company, where he served as President from March 2009 until May 2012. Mr. Pritzker is a Director of TMS International Corporation and Lithko Contracting LLC. Mr. Pritzker previously worked for Webb Wheel Products, a subsidiary of The Marmon Group, and as an analyst for Goldman, Sachs & Co. Mr. Pritzker is the son of Mr. Thomas J. Pritzker, our Executive Chairman.

The board of directors values Mr. Pritzker’s expanding relationships with many of the owners and developers of our hotels around the world as we strive to maintain valuable relationships, pursue new opportunities and enter into new management and franchise agreements.

4    Hyatt Hotels Corporation    2021 Proxy Statement

Continuing Directors

PAUL D. BALLEW

Director since: 2017 Age: 57

Paul D. Ballew has been a member of our board of directors since March 2017. Mr. Ballew has served as Chief Data and Analytics Officer at Loblaw Companies Limited since April 2019. Mr. Ballew previously served as Global Chief Data and Analytics Officer at the Ford Motor Company from December 2014 to April 2019. Prior to joining Ford, Mr. Ballew held senior positions in data and customer analytics at The Dun & Bradstreet Corporation, Nationwide Mutual Insurance Company, General Motors Corporation, and JD Power Associates. Mr. Ballew is also a former Research Officer and Senior Economist at the Federal Reserve Bank of Chicago. Mr. Ballew served as a Director of NeuStar, Inc. from June 2015 to June 2017.

Mr. Ballew brings to our board of directors extensive experience in customer analytics, data operations, and strategy. Mr. Ballew also provides valuable insight regarding the future technological needs of Hyatt and the hospitality industry. Through his years of executive and technological leadership, Mr. Ballew provides the board with operations and technology experience, as well as important perspectives on innovation, management development, and global challenges and opportunities. Additionally, Mr. Ballew is sophisticated in financial and accounting matters.

MARK S. HOPLAMAZIAN

Director since: 2006 Age: 57

Mark S. Hoplamazian was appointed to our board of directors in November 2006 and named President and Chief Executive Officer of Hyatt Hotels Corporation in December 2006. Prior to being appointed to his present position, Mr. Hoplamazian served as President of TPO, the principal financial and investment advisor to certain Pritzker family business interests. During his 17 year tenure with TPO, he served as advisor to various Pritzker family-owned companies, including Hyatt Hotels Corporation and its predecessors. He previously worked in international mergers and acquisitions at The First Boston Corporation in New York. Mr. Hoplamazian serves as Chairman of the American Hotel & Lodging Association, on the Board of Directors of VF Corporation, Brand USA, Skills for Chicagoland’s Future, and the Chicago Council on Global Affairs, the Executive Committee of the Board of Directors of World Business Chicago, and the Board of Trustees of the Aspen Institute and of the Latin School of Chicago. Mr. Hoplamazian is a member of the World Travel & Tourism Council, the Commercial Club of Chicago, and the Discovery Class of the Henry Crown Fellowship.

As Hyatt’s President and Chief Executive Officer, Mr. Hoplamazian provides our board of directors with valuable insight regarding Hyatt’s operations, management team, colleagues and culture, as a result of his day-to-day involvement in the operations of the business, and he performs a critical role in board discussions regarding strategic planning and development for the Company. The board of directors also benefits from Mr. Hoplamazian’s historical knowledge of Hyatt based on his experience advising Hyatt on business and financial matters in his various prior roles at TPO. Mr. Hoplamazian is financially sophisticated and also has significant mergers and acquisitions and corporate finance experience.

Hyatt Hotels Corporation    2021 Proxy Statement    5

CARY D. MCMILLAN

Director since: 2013 Age: 63

Cary D. McMillan has been a member of our board of directors since June 2013. Mr. McMillan served as Chief Executive Officer of True Partners Consulting LLC, a nationwide provider of tax and financial consulting services, from 2005 to 2020. Mr. McMillan co-founded True Partners Consulting LLC in 2005. Prior to joining True Partners Consulting LLC, he was Executive Vice President of Sara Lee Corporation, Chief Executive Officer of Sara Lee Branded Apparel and a member of Sara Lee Corporation’s board of directors. Before joining Sara Lee in 1999 as its Chief Financial Officer, he was managing partner of Arthur Andersen’s Chicago office. Mr. McMillan serves as a Director of American Eagle Outfitters, Inc. He served as a Director of Hewitt Associates from 2002 to 2010 and of McDonald’s Corporation from 2003 to 2015. He is also active in the Chicago non-profit community. He currently is a Trustee of The Art Institute of Chicago, Millennium Park, and Window to the World Communications, Inc.

Mr. McMillan brings to our board of directors extensive management and operations experience as a senior executive at a global, complex consumer brand company. The board of directors values Mr. McMillan’s knowledge of strategy and business development, finance and accounting skills and international operations experience. Mr. McMillan is also a certified public accountant and an audit committee financial expert. His experience as a former audit partner with Arthur Andersen LLP, as well as his service on the Audit Committee of American Eagle Outfitters, Inc. and prior service on the Audit Committee of McDonald’s Corporation, provides him with extensive knowledge of financial and accounting issues.

PAMELA M. NICHOLSON

Director since: 2014 Age: 61

Pamela M. Nicholson has been a member of our board of directors since March 2014. Ms. Nicholson served as President and Chief Executive Officer of Enterprise Holdings, Inc., an auto rental and leasing company that operates Alamo Rent A Car, National Car Rental and Enterprise Rent-A-Car, from 2004 to 2019. Ms. Nicholson served as President and Chief Operating Officer of Enterprise Holdings, Inc. from 2008 to 2013. Ms. Nicholson serves as a Director of the Humane Society of Missouri. She served as a Director of Enterprise Holdings, Inc. from 2004 to 2019 and as a Director of Energizer Holdings, Inc. from 2002 to 2014.

Ms. Nicholson brings to the board significant senior executive and operations experience at a major, multi-national company in the travel industry, with demonstrated success in achieving high levels of customer satisfaction. The board also values Ms. Nicholson’s experience as public company director. Ms. Nicholson also contributes to the gender diversity of the board.

6    Hyatt Hotels Corporation    2021 Proxy Statement

THOMAS J. PRITZKER
Director since: 2004 Age: 70

Thomas J. Pritzker has been a member of our board of directors since August 2004 and our Executive Chairman since August 2004. Mr. Pritzker served as our Chief Executive Officer from August 2004 to December 2006. Mr. Pritzker was appointed President of Hyatt Corporation in 1980 and served as Chairman and Chief Executive Officer of Hyatt Corporation from 1999 to December 2006. Mr. Pritzker is Chairman and Chief Executive Officer of TPO. He served as a Director of Royal Caribbean Cruises Ltd. until May 2020, as a Director of TransUnion Corp. until June 2010, and as Chairman of Marmon Holdings, Inc. until March 2014. Mr. Pritzker is Chairman of the Board of Trustees of the Center for Strategic & International Studies; Director and Vice President of the Pritzker Foundation, a charitable foundation; Director and President of the Pritzker Family Philanthropic Fund, a charitable organization; and Director, Chairman and President of The Hyatt Foundation, a charitable foundation which established The Pritzker Architecture Prize. Mr. Pritzker is the father of Mr. Jason Pritzker, who is also a member of our board of directors.

Mr. Pritzker brings to our board of directors a deep understanding of Hyatt’s operations and extensive knowledge of the hospitality industry as a result of his 40-year history with Hyatt, including as our former Chief Executive Officer. The Company also benefits from Mr. Pritzker’s extensive network of contacts and relationships with owners and developers of hotels around the world as we pursue new opportunities and seek to enter into new management and franchise agreements. Additionally, Mr. Pritzker has significant experience leading boards of directors of for-profit and not-for-profit organizations.

MICHAEL A. ROCCA
Director since: 2008 Age: 76

Michael A. Rocca has been a member of our board of directors since March 2008. From 1994 to 2000, Mr. Rocca served as Senior Vice President and Chief Financial Officer of Mallinckrodt Inc., a pharmaceutical and medical device manufacturer. Prior to 1994, Mr. Rocca served in a variety of finance positions with Honeywell Inc., a diversified technology and manufacturing company, including Vice President, Treasurer and Vice President, Finance Europe. Mr. Rocca previously served as a Director of Lawson Software, Inc. from 2003 to 2011 and St. Jude Medical Inc. from 2004 to 2017.

Mr. Rocca is an audit committee financial expert and has extensive experience chairing public company audit committees. His background as Senior Vice President and Chief Financial Officer of Mallinckrodt Inc., various finance positions with Honeywell Inc. and overall financial and accounting expertise make Mr. Rocca particularly well-suited to assist our board of directors with its oversight responsibilities regarding Hyatt’s financial statements and its financial reporting and disclosure practices.

RICHARD C. TUTTLE
Director since: 2004 Age: 65

Richard C. Tuttle has been a member of our board of directors since December 2004. Mr. Tuttle is a founding Principal at Prospect Partners, LLC, a lower-middle-market private equity firm, and has held this position since 1998. Prior to founding Prospect Partners, he was Executive Vice President of Corporate Development for Health Care & Retirement Corp., now Manor Care, Inc., a healthcare services company. He served as a Director of Cable Design Technologies, Inc., now Belden Inc., for 17 years. Mr. Tuttle is Chairman of the boards of directors of ESI Lighting, Inc., Polymer Holding Corporation, QMI Holdings, Inc., World Data Products, Inc. and All Glass & Windows Holdings, Inc. He also serves as a Director of the Illinois Venture Capital Association.

Mr. Tuttle contributes to our board of directors’ expertise in financing transactions and experience in working with operating companies and management teams as a result of his over 30 years of experience in private equity. In addition, Mr. Tuttle’s long-standing knowledge of and familiarity with Hyatt and our operations benefits the board of directors. Additionally, he is sophisticated in financial and accounting matters.

Hyatt Hotels Corporation    2021 Proxy Statement    7

JAMES H. WOOTEN, JR.
Director since: 2011 Age: 72

James H. Wooten, Jr. served as the Senior Vice President, General Counsel and Secretary of Illinois Tool Works Inc. (“ITW”), a worldwide manufacturer of engineered products and equipment from 2006 until his retirement in 2012. Mr. Wooten joined ITW in 1988 as Senior Attorney. He was named Associate General Counsel in 2000, and in 2005, he was promoted to Vice President, General Counsel and Secretary. Prior to joining ITW, Mr. Wooten practiced law at the firm of Gardner, Carton & Douglas, which is currently part of Faegre Drinker Biddle & Reath LLP. He served as a Director of Morae Global Corporation from 2015 to 2019. Mr. Wooten currently serves as a Senior Director of Ann & Robert H. Lurie Children’s Hospital of Chicago and a Director of Window to the World Communications, Inc.

Mr. Wooten brings to our board of directors extensive experience as an executive officer of a Fortune 200 company. Throughout his more than 20 years with ITW, Mr. Wooten developed deep expertise and experience in the areas of risk assessment and management, SEC reporting issues and the general financial and operational aspects of managing a global enterprise. The board of directors also values Mr. Wooten’s experience on various private and not-for-profit company boards of directors and committees. As an African-American, Mr. Wooten contributes to the diversity of the board of directors.

Other than the relationships of Mr. Thomas J. Pritzker and Mr. Jason Pritzker as described above, there are no family relationships among any of our directors or executive officers.

Our Class I directors, whose terms will expire at the 2022 annual meeting of stockholders, are Mr. Ballew, Mr. Hoplamazian, Mr. McMillan, and Mr. Rocca.

Our Class II directors, whose terms will expire at the 2023 annual meeting of stockholders, are Thomas J. Pritzker, Pamela M. Nicholson, Richard C. Tuttle, and James H. Wooten, Jr.

While voting agreements entered into with or among our major stockholders are in effect, they may provide our board of directors with effective control over the election of directors. Directors can be removed from our board of directors only for cause. Vacancies on our board of directors, and any newly created director positions created by the expansion of the board of directors, can be filled only by a majority of remaining directors then in office.

Pursuant to our letter agreement with Mr. Thomas J. Pritzker, we have agreed that so long as he is a member of our board of directors, we will use our commercially reasonable efforts to appoint him as our Executive Chairman as long as he is willing and able to serve in that office. If he is not re-appointed as Executive Chairman, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment were terminated by us without cause.

Pursuant to our letter agreement with Mr. Hoplamazian, we have agreed that so long as he is our President and Chief Executive Officer, we will use our commercially reasonable efforts to nominate him for re-election as a director prior to the end of his term. If he is not re-elected to the board of directors, he will be entitled to terminate his employment with the rights and entitlements available to him under our severance policies as if his employment were terminated by us without cause.

During the fiscal year ended December 31, 2020, Hyatt’s board of directors held ten meetings (and took action four times by unanimous written consent). The audit committee held nine meetings, the talent and compensation committee held six meetings (and took action four times by unanimous written consent), the nominating and corporate governance committee held six meetings, and the finance committee held eight meetings (and took action two times by unanimous written consent). No incumbent director attended fewer than 75% of the total number of meetings of the board of directors and committees on which such director served during 2020. We do not have a policy regarding attendance of directors at our annual meetings of stockholders. All of our directors attended our 2020 annual meeting of stockholders.

Board Leadership Structure

The Hyatt Hotels Corporation Corporate Governance Guidelines (the “Corporate Governance Guidelines”) provide that the offices of the Chairman of the board of directors and Chief Executive Officer may be either combined or separated at the discretion of the board of directors. Mr. Thomas J. Pritzker currently serves as our Executive Chairman and Mr. Hoplamazian currently serves as our President and Chief Executive Officer. Prior to Mr. Hoplamazian being named to this position in December 2006, Mr. Thomas J. Pritzker served as our Executive Chairman and Chief Executive Officer. Mr. Hoplamazian also serves on our board of directors. As President and Chief Executive Officer, Mr. Hoplamazian is responsible for setting the strategic direction for the Company and the day-to-day leadership and

8    Hyatt Hotels Corporation    2021 Proxy Statement

performance of the Company, while Mr. Thomas J. Pritzker, as Executive Chairman, provides guidance to the President and Chief Executive Officer on a variety of key issues and sets, with input from Mr. Hoplamazian, the agenda for board of directors meetings and presides over meetings of the full board of directors. Our board of directors has determined that Mr. Thomas J. Pritzker’s active involvement as Executive Chairman while Mr. Hoplamazian serves as President and Chief Executive Officer and a member of the Company’s board of directors benefits the Company as a result of Mr. Thomas J. Pritzker’s deep understanding of the Company’s operations, relationships with owners and developers, and extensive knowledge of the hospitality industry.

Our Corporate Governance Guidelines also provide that from time to time, the independent directors may determine that the board of directors should have a lead director. In the event that the independent directors make such a determination, the chairman of the nominating and corporate governance committee shall become the lead director on an ex officio basis. In the event that a lead director is designated, his or her duties would include: assisting the chairman of the board and board of directors in assuring compliance with, and implementation of, the Company’s Corporate Governance Guidelines, coordinating the agenda for and moderating sessions of the board of directors’ non-management directors, and acting as principal liaison between the non-management directors and the chairman of the board on sensitive issues. The Company currently has eight independent directors and to date they have not determined that the board of directors should have a lead director.

Our board of directors believes that this current board leadership structure is in the best interests of the Company and its stockholders at this time. Our Corporate Governance Guidelines provide the flexibility for our board of directors to modify or continue our leadership structure in the future, as it deems appropriate.

Our non-management directors regularly meet in executive session without management present, and our independent directors meet in executive session at least once a year. The chairman of the nominating and corporate governance committee presides at such sessions.

Board Role in Risk Oversight

Management is responsible for the Company’s day-to-day risk management activities and processes, and our board of directors’ role is to engage in informed oversight of, and to provide direction with respect to, such risk management activities and processes. In fulfilling this oversight role, our board of directors focuses on understanding the nature of our enterprise risks, including risk in our operations, finances and strategic direction. Our board of directors performs this oversight function in a variety of ways, including the following:

•

the board of directors receives management updates on our business operations, including cybersecurity, financial results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to those topics;

•

the Company maintains a risk council that is led by our senior vice president of internal audit and is comprised of certain members of management from different functional areas and business units. The risk council is responsible for identifying, assessing, prioritizing, and monitoring critical risks of the Company and periodically reports to the board of directors and the audit committee regarding the Company’s risk management processes and procedures; and

•

while the full board of directors is responsible for monitoring enterprise risk management overall, the audit committee assists the board of directors in its oversight of risk management by discussing with management, the internal auditors and the independent auditors the Company’s policies and procedures with respect to the process governing risk assessment and risk management. To this end, the audit committee discusses with management the Company’s major financial, reporting, and disclosure risk exposures and the steps management has taken to monitor and control such exposures. Additionally, the talent and compensation committee helps assess risk associated with the Company’s compensation policies and procedures.

Hyatt Hotels Corporation    2021 Proxy Statement    9

Communications with the Board of Directors

All interested parties who wish to communicate with any of our directors, including our non-management directors, can address their communications as follows:

Mail:	Hyatt Hotels Corporation
Attention: Corporate Secretary
150 North Riverside Plaza
Chicago, Illinois 60606

E-mail:	shareholdercommunications@hyatt.com

Hyatt’s corporate secretary will maintain a record of all such communications and promptly forward to the chairman of the nominating and corporate governance committee those that the corporate secretary believes require immediate attention. The corporate secretary will also periodically provide the chairman of the nominating and corporate governance committee with a summary of all such communications. The chairman of the nominating and corporate governance committee shall notify the board of directors or the chairs of the relevant committees of the board of directors of those matters that he believes are appropriate for further action or discussion.

Code of Business Conduct and Ethics

The Company has adopted the Hyatt Hotels Corporation Code of Business Conduct and Ethics (the “Code of Ethics”), which is applicable to all of Hyatt’s directors, officers, and colleagues, including the Company’s President and Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Controller and other senior financial officers performing similar functions. The Code of Ethics is posted on the Company’s website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Code of Business Conduct and Ethics.” The Company will furnish a copy of the Code of Ethics to any person, without charge, upon written request directed to: Senior Vice President, Investor Relations, Hyatt Hotels Corporation, 150 North Riverside Plaza, Chicago, Illinois 60606. In the event that the Company amends or waives any of the provisions of the Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Controller, and other senior financial officers performing similar functions, the Company intends to disclose the relevant information on its website.

Corporate Governance Guidelines

The Company has adopted the Corporate Governance Guidelines to assist the board of directors in the exercise of its responsibilities. The Corporate Governance Guidelines are posted on the Company’s website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Corporate Governance Guidelines.” The Company will furnish a copy of the Corporate Governance Guidelines to any person, without charge, upon written request directed to: Senior Vice President, Investor Relations, Hyatt Hotels Corporation, 150 North Riverside Plaza, Chicago, Illinois 60606.

Director Independence

Under our Corporate Governance Guidelines, our board of directors will be comprised of a majority of directors who qualify as independent directors under the listing standards of the New York Stock Exchange (“NYSE”). Directors who do not meet the NYSE’s independence standards, including current and former members of management, also make valuable contributions to the board of directors and to Hyatt by reason of their experience and wisdom, and the board of directors expects that some minority of its members will not meet the NYSE’s independence standards.

Only those directors who the board of directors affirmatively determines have no direct or indirect material relationship with the Company will be considered independent directors, subject to any additional qualifications prescribed under the listing standards of the NYSE. A material relationship is one that would interfere with the director’s exercise of independent judgment in carrying out his or her duties and responsibilities as a director. The nominating and corporate governance committee and the board of directors annually review all relevant business relationships any director or nominee for director may have with Hyatt, including the relationships described in the section below titled “Certain Relationships and Related Party Transactions.” As a result of this review, the board of directors has determined that each of Messrs. Ballew, McDonald, McMillan, Rocca, Tuttle, Wooten and Mss. Kronick and Nicholson is an “independent director” under applicable SEC rules and the listing standards of the NYSE.

10    Hyatt Hotels Corporation    2021 Proxy Statement

In making independence determinations, in addition to the relationships described below under “Certain Relationships and Related Party Transactions,” the board of directors considered that certain of these directors serve or previously served together on other boards of directors, not-for-profit boards of directors and charitable organizations, certain directors serve as non-management directors or executive officers of companies with which Hyatt does business, and certain directors are affiliated with charitable organizations that received contributions from Hyatt of amounts within the criteria set forth in our Corporate Governance Guidelines. The board of directors also took into account that certain entities affiliated with the directors paid amounts to Hyatt for room accommodations and meeting space in the ordinary course of business.

Stockholder Outreach

Hyatt believes that long-term stockholder value is supported by ongoing dialogue with the Company’s stockholders and the broader investment community. Our management team engages with the investment community to discuss business fundamentals, strategy, and financial results each year. These engagements consist of numerous in-person meetings, teleconferences, participation in investor conferences and hosted visits at the Company’s headquarters in Chicago, and include a substantial number of our existing stockholders. We believe these meetings ensure that management and our board of directors are aware of our stockholders’ priorities and are able to address them as appropriate.

Global Environmental and Social Responsibility

Our Purpose In Action

Our purpose — to care for people so they can be their best — is at the heart of how we care for our guests and colleagues and is an essential element to the advancement of care for all of our stakeholders. Caring for our planet and the communities in which we operate is an extension of our purpose, and we are focused on fostering environmental stewardship; supporting responsible business practices; strengthening our community impact through volunteerism, philanthropy, and disaster relief; advocating for human rights; and promoting an inclusive workplace that allows our colleagues to grow and be themselves. We continue to evolve our programs and develop meaningful goals to measure our progress and impact within and beyond the walls of our hotels. We recognize that by putting our purpose into action, we can have a positive impact on the communities we serve and help promote a world of understanding and care.

Management and Board Oversight

In addition to subject matter oversight that resides within various areas of the Company, a team of Hyatt executives and subject matter experts from across our Company help guide and oversee various facets of our global corporate responsibility program, and comprise Hyatt’s environmental, social, and governance committee (the “ESG Committee”). Hyatt’s nominating and corporate governance committee of the board of directors periodically reviews our environmental, social, and governance oversight, strategy, policies, programs, and progress, and makes recommendations to the board of directors. We believe that an integrated approach focused on issues of importance to stockholders, colleagues, guests, customers, and owners creates long-term value, and we are committed to continuing to provide meaningful information as we measure our progress and set goals for improvement in key environmental and social metrics.

Impact of the COVID-19 Pandemic

The impact that the COVID-19 pandemic has had on our guests, colleagues, and communities has been an important focus for Hyatt and will continue to be as our business recovers from the disruption it has experienced over the last year. In response to the pandemic, we pivoted quickly and were proud to put several measures in place to support our guests, colleagues, and communities, including:

•

Establishing the Hyatt Care Fund, a program designed to support colleagues with the most pressing financial needs as a result of COVID-19 through a series of coordinated efforts around the world. Over 30,000 individuals have benefited from this program.

•	Implementing Hyatt’s Global Care & Cleanliness Commitment that builds on our existing rigorous safety and cleanliness protocols to include:

•	GBAC STAR cleanliness and training accreditation process through the Global Biorisk Advisory Council (GBAC) at Hyatt hotels globally;

Hyatt Hotels Corporation    2021 Proxy Statement    11

•	Training hygiene & wellbeing leaders or teams at all locations responsible for their hotel adhering to new operational protocols and training; and

•

Assembling a cross-functional panel of trusted medical and industry advisors – including experts from Cleveland Clinic – to help us fine-tune safety protocols and consider various aspects of the entire hotel experience.

•

Launching Hyatt Loves Local as a way to help our local businesses during this time where many communities are experiencing a loss in business. Hyatt hotels and resorts globally are providing complimentary resources and exposure to local businesses that have struggled during the pandemic. As a result, these businesses are able to continue operating in different ways. Of the collaborations, nearly 20 percent identified as minority- and/or female-owned.

•

Awarding thousands of healthcare professionals at one of New York’s hardest-hit hospitals, NYC Health + Hospitals/Elmhurst, complimentary vacations to help them recharge and reconnect with their loved ones once they are able to take time for themselves, in collaboration with American Airlines.

Advancing Colleague Development and Wellbeing

Our commitment to caring for people starts first with our colleagues, because they are the heart of Hyatt. Our focus is on listening and cultivating an environment where our colleagues can be their true selves – one where their career development is supported, their uniqueness is celebrated, their voices are heard, and collaboration and innovation are encouraged.

•

Supporting Safety and Mutual Respect for All: We strive to promote healthy and safe work environments through efforts like training on proper security and safety practices, colleague feedback, colleague recognition programs, and more. Our workplace is built on the principle of all of us respecting one another, and we believe there is no place for harassment of any kind at Hyatt, by colleagues, guests, or vendors. We have strict protocols to assist and protect our colleagues. We also protect colleagues who bring such issues to our attention or participate in investigations.

•

Offering Leading Benefits: We offer colleagues competitive wages, health care, retirement savings, and performance-based incentives, while also offering additional perquisites to eligible colleagues, including flexible working schedules and complimentary hotel stays. In the U.S., benefits include employer-paid short-term disability, coaches to help colleagues quit tobacco, free expert medical guidance for health conditions, and easy, low-cost access to doctors for colleagues and their families. Additionally, we are proud to have been among the first companies of our size in our industry to provide a Global Family Assistance Policy, providing primary caregivers or domestic partners with paid time off after childbirth or adoption, as well as financial assistance for adoption.

•

Helping People Reach Their Potential: Our competitive advantage comes from our people, and we are focused on attracting and keeping the best. Hyatt offers meaningful learning and development initiatives to help colleagues explore passions and reach their highest potential. We believe that learning is a lifelong process, not just a series of courses to be completed. All colleagues receive regular performance feedback and access to learning and development programs and opportunities. Alongside job training, we offer development opportunities such as rotational programs, coaching and mentorships, and support for relevant external training. We are proud to say that many Hyatt leaders grew their careers from entry-level roles with the company, and we support opportunities for our colleagues to move between functions and locations for professional and personal development.

•

Promoting Holistic Wellbeing: Our Colleague Wellbeing Council helps evaluate and shape how we can continue to energize colleagues. As an extension of our purpose of care and as part of our ongoing commitment to colleague wellbeing, Hyatt is introducing a new mental wellbeing assessment tool – Hyatt Well-Check – to support colleague wellbeing. Developed by Weill Cornell Department of Medicine, which runs one of the most long-standing and prestigious academic psychiatry programs in the U.S., Hyatt Well-Check can help colleagues better understand the state of their own mental wellbeing and point them toward resources that are intended to help address any needs.

Advancing Diversity, Equity, and Inclusion

Since opening our doors more than 60 years ago, we have worked to foster environments where all individuals feel welcome in our hotels. Inclusion and diversity are at the core of our purpose and we believe we must be deeply involved in actions that fight racial injustice and inequality.

As a company that stands with the Black community and with all people who suffer from discrimination and prejudice, we continue to uphold our vision of a world of understanding and care through our words and actions. In June 2020, Hyatt announced the following Change Starts Here commitments to accelerate our diversity, equity, and inclusion efforts.

12    Hyatt Hotels Corporation    2021 Proxy Statement

•

Who We Employ, Develop, and Advance: Hyatt has made significant strides in building strong Diversity Business Resource Groups, training our people managers on how to lead inclusively, and driving inclusion and diversity into our talent management practices.

•

We are committed to focusing on hiring, promoting, and retaining diverse talent to increase representation of women and people of color. We are particularly focused on ensuring our leadership better reflects the rest of the organization and the communities in which we operate—this requires us to work to ensure equity in our own internal processes.

•

We continue the work to ensure a level playing field for career growth for all colleagues, through utilization of our Internal Recruiting & Hiring Guidelines and requiring a diverse slate of candidates for all leadership roles.

•

We are auditing our hiring and promotion processes to determine the extent to which they are delivering diverse candidates in the selection process and continue to link achievement of our inclusion and diversity goals to compensation for leaders at Hyatt.

•

Who We Support: We have a long history of focusing on providing opportunities to Opportunity Youth — young people between the ages of 16 and 24 who are disconnected from our economy either by not working or not going to school — in underprivileged communities and have invested millions of dollars in helping to promote and support expanded job opportunities as part of our RiseHY program. Specifically, Hyatt is committing to invest $1 million in addition to other RiseHY investments by 2025 in the following areas:

•

We are magnifying our long-term focus on helping Opportunity Youth prepare for and secure good jobs, especially for the Black members of our communities who suffer some of the highest rates of unemployment, by supporting organizations committed to strengthening the support network for underserved populations.

•	We are investing in initiatives that support Black- and other minority-owned businesses with a philanthropic focus on our hometown, Chicago.

•

Who We Buy From and Partner With: We know that economic inequality is at the root of systemic injustice. Black- and minority-owned businesses are more likely to be disproportionately impacted by COVID-19. We see an opportunity to help these businesses in the following ways:

•	We are focused on expanding our purchasing with minority-owned businesses, and especially those that are Black-owned.

•

We commit to partnering with organizations to significantly increase the inclusion of diverse suppliers in our supply chain opportunities, evaluate strategic investments in diverse businesses, and provide subject-matter expertise to help businesses navigate these unprecedented business circumstances.

These goals reflect our commitment to uphold our vision of a world of understanding and care, and to put our words into action. We also maintain a Global Equity, Inclusion, and Diversity Council, led by our President and Chief Executive Officer, to shape and drive our diversity and inclusion strategy.

Advancing Environmental Responsibility

Caring for the planet is a core component on the advancement of care for the communities in which we operate.

Environmental performance is tracked across hotels using Hyatt EcoTrack, which is used to prioritize programs and planning in coordination with Hyatt’s operational teams. We work with external experts and nongovernmental organizations to inform our strategy, and we participate in hospitality industry efforts to help enable broader impact. Additionally, environmental risks are monitored by Hyatt’s Risk Council.

The business impacts of COVID-19 created unexpected challenges along our path to completing our 2020 Environmental Sustainability Vision goals, which we launched in 2014. Despite this, Hyatt remains committed to advancing environmental sustainability so that destinations around the world are vibrant and resilient for our guests, colleagues, and communities. Below are some highlights of accomplishments thus far in key areas we will continue to advance.

•	Climate Change and Water Conservation: We strive to accelerate climate action and water resource protection.

•	We reached our 2020 goals for greenhouse gas emission in all three of our regions and for water consumption in two of our regions prior to 2020, and we will build upon these efforts going forward.

•

28 hotels generate a portion of their energy through an onsite renewable energy system. A key example of this is the Grand Hyatt Jakarta, which became the first hotel to install solar panels in Indonesia. Additionally, Hyatt House Irvine was the first hotel in California to use reclaimed water in all toilets and urinals throughout the property.

Hyatt Hotels Corporation    2021 Proxy Statement    13

•	Waste and Circularity: We strive to reduce waste generated at hotels, including food waste and single-use items, and increase recycling and composting.

•

We have developed a range of hotel guidance that emphasizes waste prevention, which is the highest priority in the waste management hierarchy, and collaborate closely with our industry to advance these topics, like contributing to the development of publicly available food waste reduction training through HotelKitchen.org.

•

We are working to transition toiletries to large format options, and focusing on hydration stations and other solutions that support guests in avoiding single-use water bottles. Leading the path in our waste efforts are the Alila brand hotels in Bali, Indonesia, which have achieved zero waste-to-landfill in their operations.

•	Responsible Sourcing: We strive to increase responsible sourcing of products and services.

•	We maintain a Supplier Code of Conduct to set our expectations for suppliers around responsible business practices, including environmental responsibility.

•

We are working to increase the sourcing of responsible products, with examples ranging from increasing the use of Forest Stewardship Council-certified paper to using coffee beans from Rainforest Alliance certified farms. We were proud to have been the first global hospitality brand to make a public commitment to more sustainable, responsible seafood sourcing, a platform developed in close collaboration with World Wildlife Fund.

Advancing Community Advocacy

We support communities around the world through volunteerism and charitable giving from us, our colleagues, owners, and guests, as well as through the disbursements of the Hyatt Hotels Foundation.

•

RiseHY: Through our global RiseHY program, we strive to hire Opportunity Youth and have provided over $350,000 in grants to community based organizations working to support Opportunity Youth around the world.

•

Disaster Response: When disasters strike in communities where we operate, we help those communities and colleagues affected to recover, rebuild, and thrive again. We team up with the American Red Cross and Mercy Corps to help us respond quickly and deliver financial assistance, while internal fundraising campaigns provide additional support to colleagues when possible.

•

Human Trafficking and Modern Day Slavery: We continuously assesses evolving human trafficking and Modern Day Slavery issues that have the potential to intersect with our business. We are committed to following all applicable employment related laws, including pay, overtime and work conditions, and ensuring that Hyatt is a place where people can be their best. Given the complexity of these issues, especially in the global context, we frequently collaborate with industry groups and experts, like ECPAT and Polaris, to shape our knowledge and awareness of human rights.

•	Mandatory human trafficking training is a Company brand standard for all hotels, and we make our training materials available for our franchise partners.

•

Hyatt was one of the first hotel companies to sign onto the American Hotel & Lodging Association’s 5-Star Promise, a voluntary commitment by AHLA members to enhance policies, trainings, and resources that together are aimed at strengthening safety and security for hotel colleagues and guests.

•	Hyatt was also one of the first hotel companies to become a signatory of ECPAT’s Code of Conduct (2015).

•

Chicago: Hyatt’s headquarters and more than 20 Hyatt hotels are located in Chicago, and we take great pride in our hometown. Hyatt has adopted two schools in the Back of the Yards community, a low-income, at-risk neighborhood, and supports them through school supply and holiday drives, career workshops, job shadow days, college field trips, and other projects. We also work with organizations including Year Up Chicago, Big Brother Big Sisters of Metropolitan Chicago, Griffith Tutoring, and Urban Alliance to provide internships, mentorships, tutoring, and employment opportunities to students across Chicago.

14    Hyatt Hotels Corporation    2021 Proxy Statement

Committees of the Board of Directors

Our board of directors has a nominating and corporate governance committee, an audit committee, a talent and compensation committee, and a finance committee, each of which has the composition and responsibilities described below. Our board of directors may also establish from time to time any other committees that it deems necessary or desirable. The composition of each committee complies with the listing requirements and other rules of the NYSE.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. Tuttle and McDonald, and Ms. Nicholson, with Mr. Tuttle serving as chairman. Our board of directors has determined that each of Messrs. Tuttle and McDonald and Ms. Nicholson is independent within the meaning of the listing standards of the NYSE. The nominating and corporate governance committee is established to:

•

assist the board of directors in identifying individuals qualified to be members of the board of directors consistent with criteria approved by the board of directors and set forth in the Corporate Governance Guidelines and to recommend director nominees to the board of directors;

•

take a leadership role in shaping Hyatt’s corporate governance, including developing and recommending to the board of directors, and reviewing, on at least an annual basis, the corporate governance guidelines and practices applicable to Hyatt, and periodically reviewing the Hyatt’s environmental, social, and governance oversight and strategy;

•	recommend board committee nominees to the board of directors; and

•	oversee the evaluation of the board of directors’ and management’s performance.

Our board of directors has adopted a written charter for our nominating and corporate governance committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Nominating and Corporate Governance Committee Charter.”

Selection of Director Nominees

At an appropriate time prior to each annual meeting of stockholders, or if applicable, a special meeting of stockholders at which directors are to be elected or re-elected, the nominating and corporate governance committee will recommend to the board of directors for nomination such candidates as the nominating and corporate governance committee has found to be well qualified and willing and available to serve, and in each case, providing the nominating and corporate governance committee’s assessment whether such candidate would satisfy the independence requirements of the NYSE.

Prior to making such recommendations to the board of directors, the nominating and corporate governance committee conducts inquiries into the background and qualifications of any potential candidates, including the following criteria set forth in our Corporate Governance Guidelines:

•	judgment, character, expertise, skills and knowledge useful to the oversight of Hyatt’s business;

•	diversity of viewpoints, backgrounds and experiences;

•	business or other relevant experience; and

•

the extent to which the integrity of the candidate’s expertise, skills, knowledge and experience with that of the other directors will build a board of directors that is effective, collegial and responsive to the needs of Hyatt.

The nominating and corporate governance committee also considers such other relevant factors as it deems appropriate, including requirements that the members of the board of directors as a group maintain the requisite qualifications under the applicable NYSE listing standards for independence for the board of directors as a whole and for populating the audit, talent and compensation, and nominating and corporate governance committees. While there are no specific minimum qualifications that a director candidate must possess, the nominating and corporate governance committee recommends those candidates who possess the highest personal and professional integrity, have prior experience in corporate management or our industry, maintain academic or operational expertise in an area relating to our business, and demonstrate practical and mature business judgment. As described above, our Corporate Governance Guidelines specify that the value of diversity of viewpoints, backgrounds, and experiences on the board of directors should be considered by the nominating and corporate governance committee in the director identification

Hyatt Hotels Corporation    2021 Proxy Statement    15

and nomination process. The nominating and corporate governance committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation, and backgrounds. The nominating and corporate governance committee does not assign specific weighting to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

The nominating and corporate governance committee will consider stockholder recommendations for candidates to be nominated by our board of directors for election at the 2022 annual meeting of stockholders. Stockholders who want to recommend a potential director candidate for consideration by the nominating and corporate governance committee should send a written notice, addressed to the corporate secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606. This notice must include the same information as would be required under our bylaws in a stockholder’s notice to nominate a director at the 2021 annual meeting of stockholders. These information requirements are set forth in Sections 3.8(a)(2)(x) and 3.8(a)(2)(z)(i)–(vii) of our bylaws. We also consider potential director candidates recommended by current directors, officers, employees and others. We may also retain the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill or background.

The nominating and corporate governance committee screens all potential candidates in the same manner, regardless of the source of the recommendation. The review is typically based on any written materials provided with respect to potential candidates, and the nominating and corporate governance committee reviews the materials to determine the qualifications, experience and background of the candidates. Final candidates are typically interviewed by one or more members of the nominating and corporate governance committee. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best perpetuate the success of our company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, including input from our Executive Chairman and our President and Chief Executive Officer, the nominating and corporate governance committee makes a recommendation to the full board of directors regarding whom should be nominated by the board of directors.

The nominating and corporate governance committee did not receive any timely director recommendations from a stockholder for consideration at the 2021 Annual Meeting. December 1, 2021 is the deadline established by the nominating and corporate governance committee for submission of potential director nominees for consideration by the nominating and corporate governance committee for nomination at the 2022 annual meeting of stockholders.

Audit Committee

Our audit committee, which was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consists of Messrs. McMillan, Ballew, Rocca, Tuttle and Wooten, with Mr. McMillan serving as chairman. Our board of directors determined that each of Messrs. McMillan, Ballew, Rocca, Tuttle and Wooten is independent within the meaning of applicable Securities and Exchange Commission (the “SEC”) rules and the listing standards of the NYSE applicable to the audit committee members and has determined that each of Messrs. McMillan and Rocca is an audit committee financial expert, as such term is defined in the rules and regulations of the SEC. The audit committee has oversight responsibilities regarding:

•	the integrity of our financial statements and our financial reporting and disclosure practices;

•	the soundness of our system of internal controls regarding finance and accounting compliance;

•	the annual independent audit of our consolidated financial statements;

•	the independent registered public accounting firm’s qualifications and independence;

•	the engagement of our independent registered public accounting firm;

•	the performance of our independent registered public accounting firm;

•	the performance of our internal audit function and approval of the internal audit plan;

•	our compliance with legal and regulatory requirements in connection with the foregoing, including our disclosure controls and procedures;

•	compliance with our Code of Ethics;

•

assisting the board of directors in its oversight of risk management by discussing with management, the internal auditors and the independent auditors the Company’s policies and procedures with respect to the process

16    Hyatt Hotels Corporation    2021 Proxy Statement

governing risk assessment and risk management, discussing with management the Company’s major financial, reporting and disclosure risk exposures and the steps management has taken to monitor and control such exposures, and reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including those related to data privacy and network security, and any specific cybersecurity issues that could affect the adequacy of the Company’s internal controls;

•	reviewing and approving procedures with respect to employee submission of, and the Company’s response to, complaints received regarding accounting, internal accounting controls or auditing matters;

•

addressing requests for waivers of conflict of interest situations and addressing certain concerns related to accounting, internal accounting controls and auditing matters as provided in our Corporate Governance Guidelines; and

•	reviewing related party transactions pursuant to our written policy described below under “Certain Relationships and Related Party Transactions — Related Party Transaction Policy and Procedures.”

Our board of directors has adopted a written charter for our audit committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Audit Committee Charter.”

Finance Committee

Our finance committee consists of Messrs. Thomas J. Pritzker, McMillan and Jason Pritzker, and Ms. Kronick, with Mr. Thomas J. Pritzker serving as chairman. The finance committee is responsible for reviewing with Company management strategies, plans, policies and significant actions relating to corporate finance matters, including, without limitation, the following matters (which are subject to the finance committee’s approval to the extent the amounts in question are greater than the minimum value thresholds set forth in the finance committee charter for such matters):

•	long and short-term financings, including, without limitation, borrowing of funds, issuance of debt securities and interest rate or foreign currency derivative contracts;

•	exemption elections regarding credit swaps that would otherwise be required to be cleared through the Commodities Future Trading Commission;

•

any development matters, including (i) initial investment in, (ii) initial management or licensing of, (iii) initial acquisition of, and/or (iv) the provision of any other financial commitments relating to, the chain of hotels, resorts, vacation ownership and residential properties that are to be wholly-owned, partially-owned, managed, leased, licensed or franchised by the Company;

•

asset management matters that impact the Company’s existing management agreements, license agreements, franchise agreements, joint venture agreements, contracts, financial instruments, and ownership interest of the Company’s full service and select service hotels and Hyatt-branded residential and vacation ownership properties licensed or managed by affiliates of the Company;

•	acquisitions and dispositions;

•	capital expenditures and leasing arrangements; and

•	over budget and unbudgeted managed costs and other commitments.

The above-listed items are subject to approval of the full board of directors in the event that the amounts in question exceed the maximum value thresholds set forth in the finance committee charter.

Our finance committee is also responsible for reviewing and making recommendations to the full board of directors regarding the following matters, which require approval of the full board of directors:

•	designation and issuance of equity securities of the Company and matters related to the sale and marketing thereof; and

•

changes in the Company’s capital structure, including, but not limited to (i) cash and stock dividend policies; (ii) programs to repurchase the Company’s stock; (iii) issues relating to the redemption and/or issuance of any preferred stock of the Company; and (iv) stock splits.

Our board of directors has adopted a written charter for our finance committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Finance Committee Charter.”

Hyatt Hotels Corporation    2021 Proxy Statement    17

Talent and Compensation Committee

Our talent and compensation committee consists of Ms. Kronick, Ms. Nicholson, Mr. McDonald, and Mr. Wooten, with Ms. Kronick serving as chair. Our board of directors has determined that each member of our talent and compensation committee is independent within the meaning of the SEC rules and the listing standards of the NYSE applicable to compensation committee members. The talent and compensation committee has appointed a sub-committee (the “Section 16 subcommittee”) to take actions with respect to compensation that is intended to be exempt from the “short-swing” rules under Rule 16b-3 of the Exchange Act. The talent and compensation committee is authorized to discharge the responsibilities of the board of directors relating to:

•

the establishment, maintenance and administration of compensation and benefit policies and programs designed to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve its business objectives;

•

the goals, objectives and compensation of our Executive Chairman and President and Chief Executive Officer, including evaluating the performance of the Executive Chairman and President and Chief Executive Officer in light of those goals;

•	the compensation of our other executive officers and non-management directors;

•	ensuring that succession planning takes place for the President and Chief Executive Officer and other senior management positions;

•	our compliance with the compensation rules, regulations and guidelines promulgated by the NYSE, the SEC and other law, as applicable; and

•	the issuance of an annual report on executive compensation for inclusion in our annual proxy statement, or Form 10-K, as applicable.

Our board of directors has adopted a written charter for our talent and compensation committee, which is available on our website at www.hyatt.com under the headings “Investor Relations — Corporate Governance — Committee Composition — Talent and Compensation Committee Charter.”

During 2020, the talent and compensation committee relied upon information provided by Mercer (US) Inc. (“Mercer”) in setting compensation for our named executive officers, as more thoroughly discussed below under the section titled “Compensation Consultant Fees and Services.”

In making decisions about executive compensation, the talent and compensation committee considered input from Mercer, our Executive Chairman, our President and Chief Executive Officer and our Chief Human Resources Officer. However, the talent and compensation committee ultimately makes all compensation decisions regarding our executive officers.

The talent and compensation committee may delegate its duties to a subcommittee under the terms of its charter. In addition, under the terms of our Fourth Amended and Restated Hyatt Hotels Corporation Long-Term Incentive Plan, as amended (the “LTIP”), the talent and compensation committee may delegate to other members of the board of directors and to our officers the authority to make awards and to amend LTIP awards, except that it may not delegate to an officer the authority to make any awards to officers who are subject to Section 16 of the Exchange Act or who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or to make awards to themselves. In addition to the delegation to the Section 16 subcommittee as described above, as part of the grant process the talent and compensation committee delegates its authority to Messrs. Thomas J. Pritzker, Hoplamazian and certain other executive officers to amend or modify award agreements made under the LTIP and take other actions with respect to such awards as they deem necessary, appropriate or advisable to carry out the purposes and intent of the talent and compensation committee’s grant.

Compensation Consultant Fees and Services

During 2020, Mercer was engaged by the talent and compensation committee to provide executive, director and other compensation services, including the following:

•	provided information and data so that we could assess the competitiveness of our executive compensation programs;

•	provided advice about our current base salaries and incentive compensation;

•	provided analysis regarding our total rewards program, equity awards, dilution and burn-rate under the LTIP; and

18    Hyatt Hotels Corporation    2021 Proxy Statement

•	assisted with the preparation of the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement.

The talent and compensation committee’s decision to retain Mercer was based on Mercer’s knowledge of Hyatt and the talent and compensation committee’s satisfaction with Mercer’s prior services. Mercer first provided services to Hyatt prior to our initial public offering in 2009 and has provided services to the talent and compensation committee since then. The talent and compensation committee also reviewed the nature and extent of the relationship among the talent and compensation committee, Hyatt, Mercer, and the individuals at Mercer providing advice to the talent and compensation committee with respect to any conflicts or potential conflicts of interest. This analysis covered the SEC’s “six factor test” including the provision of other services by Mercer to Hyatt, the amount of fees received by Mercer from Hyatt as a percentage of total revenue of Mercer and its affiliates, the policies and procedures that are designed to prevent conflicts of interest, any business or personal relationship of the advisor with a member of the talent and compensation committee, any Hyatt stock owned by the advisor, and any business or personal relationship of the advisor between Mercer and any executive officer at Hyatt. Based on that review, the talent and compensation committee believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence Mercer’s advice to the talent and compensation committee. We note that Mercer’s individual executive compensation consultants providing services to Hyatt:

•	receive no incentive or other compensation based on the fees charged to Hyatt for other services from other lines of business provided by Mercer or any of its affiliates;

•	are not responsible for selling other Mercer or affiliate services; and

•	are prohibited by Mercer’s professional standards from considering any other relationships Mercer or any of its affiliates may have with Hyatt in rendering advice and recommendations.

The talent and compensation committee delegated to our President and Chief Executive Officer and Chief Human Resources Officer the authority to direct Mercer with respect to matters which are of general applicability to broad groups of employees at varying levels, do not involve equity compensation, are not limited to executive officers, and do not exceed $200,000 in fees per individual statement of work. As such, management has the sole authority to engage Mercer for any such additional services without further approval so long as such services remain within the scope of these established parameters. During 2020, Mercer performed the following additional services for us:

•	provided tools used for market pricing and benefit and employment guidelines; and

•	conducted work for our international insurance program including vendor meetings and actuarial calculations.

The following is a summary of the fees for professional services, as well as commissions with respect to international insurance matters, paid to Mercer and its affiliates for services rendered in 2020:

Fee Category	2020
Executive and Director Compensation Consulting	$362,652
Non-Executive Compensation Consulting	$99,630
Non-Executive Compensation Services by Affiliates of Mercer	$733,000

Total	$1,195,282

Compensation Risk Considerations

The talent and compensation committee reviews and evaluates, in conjunction with management, the incentives and material risks arising from, or relating to, the Company’s compensation programs and arrangements and determines whether such incentives and risks are appropriate. A team composed of members from our internal audit and human resources departments reviewed the Company’s incentive compensation plans and programs in order to assess whether or not any such plans or programs could create risks that are reasonably likely to have a material adverse effect on the Company. Management then reviewed this assessment with the talent and compensation committee. In its assessment, the Company did not identify any material risks arising from, or relating to, the Company’s compensation programs and arrangements, and further determined that the following policies, among others, discourage unreasonable or excessive risk-taking by executives:

•

base salary levels are set at all levels that we believe are commensurate with an officer’s, including our named executive officers (“NEOs”), or other employee’s overall experience, time in role, and performance, and are further in line with the competitive market such that our NEOs and other employees are sufficiently compensated regardless of goal attainment, and thus are not motivated to take excessive risks to achieve a level of financial security;

Hyatt Hotels Corporation    2021 Proxy Statement    19

•	annual incentive plans include a mix of corporate and individual performance metrics, including non-financial measures;

•	annual incentive payouts are capped to ensure that no payout exceeds a specified percentage of salary, thereby moderating any incentive to overstate short-term incentive attainment;

•	the mix of short- and long-term incentives is weighted such that a significant percentage of total opportunity is in the form of long-term equity awards linked to long-term stockholder return;

•

awards made under our LTIP to our NEOs are generally granted as a mix of time-vested stock appreciation rights (“SARs”), time-vested restricted stock units (“RSUs”), and performance-vested restricted stock units (“PSUs”) which, together, encourage NEOs to focus on earnings, returns, and creating long-term stockholder value while incentivizing continued employment;

•

annual audit process and activities, controls, and monitoring procedures are in place, including but not limited to talent and compensation committee oversight, that mitigate risks associated with incentive compensation plans;

•

in addition to our Chief Executive Officer and Chief Financial Officer being subject to the claw-back provisions of the Sarbanes-Oxley Act of 2002, our executives are subject to a compensation recovery policy;

•	hedging of our stock by our NEOs, directors, officers, and certain other individuals is prohibited; and

•	share ownership requirements align the long-term interests of NEOs and directors with the interests of stockholders.

Based on these and other considerations, the talent and compensation committee concluded that there are no compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation of Non-Employee Directors

Pursuant to our Amended and Restated Summary of Non-Employee Director Compensation Policy (the “Non-Employee Director Compensation Policy”), we use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our board of directors. In setting non-employee director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as well as the skill level required of members of our board of directors. The talent and compensation committee reviews director compensation periodically and recommends to the board of directors changes to director compensation when it deems them appropriate. The talent and compensation committee periodically requests and considers analyses prepared by Mercer, the talent and compensation committee’s independent executive compensation consultant, of publicly-reported non-employee director compensation practices at our peer companies used to benchmark our executive compensation and generally seeks to target non-employee directors’ total compensation (which includes total cash compensation and total equity compensation) at or near the median total compensation of the non-employee directors of such peers.

Retainers and Committee Fees

Our directors who are also our employees do not receive any additional compensation for their services as directors. Accordingly, Messrs. Thomas J. Pritzker and Mark S. Hoplamazian did not receive any compensation for their services as directors during 2020. For 2020, members of the board of directors who were not our employees were eligible to receive annual retainers in the form of (i) a cash retainer of $85,000 (the “Annual Fee”) and (ii) shares of Class A common stock with a grant date fair value of $150,000 (the “Annual Equity Retainer”).

Directors are permitted to elect to receive the Annual Fee, which is paid on a quarterly basis, in shares of Class A common stock. Directors who choose to receive shares in lieu of cash are granted such shares on the 15th day of the last month of the quarter (or the next NYSE trading day if such day is not a trading day). The Annual Fee is prorated and paid in cash in the event that any director does not serve for a full fiscal quarter.

Directors receive their Annual Equity Retainer on the date of the Company’s annual meeting of stockholders, payable in arrears for service since the prior annual meeting. The Annual Equity Retainer is fully vested on the date of grant in respect of the prior years’ service and is prorated and paid in cash in the event the director terminates service prior to the annual meeting at which the grant is made.

The number of shares granted (i) for the Annual Equity Retainer and (ii) in the event a director elects to receive shares in lieu of cash as part of the Annual Fee, is calculated by dividing the value of the Annual Equity Retainer or Annual Fee (if and as applicable) by the Company’s closing stock price on the date of grant.

20    Hyatt Hotels Corporation    2021 Proxy Statement

Committee members and the chair of each committee during 2020 were also eligible to receive additional annual cash retainers in the amounts set forth below:

	2020 Retainers
Committee Name	Committee Member	Committee Chair
Audit Committee	$15,000	$25,000
Talent and Compensation Committee	$10,000	$25,000
Nominating and Corporate Governance Committee	$10,000	$15,000
Finance Committee(1)	$10,000	$15,000

(1)	As an employee of the Company, Mr. Thomas J. Pritzker was not eligible to receive and did not receive a retainer for his service as chairman of the finance committee in 2020.

The chair of each committee receives only the committee chair retainer for such committee and does not also receive the committee member retainer. Committee retainers are paid in quarterly installments at the end of each fiscal quarter. All of our directors are reimbursed for reasonable expenses incurred in connection with attending board of director meetings and committee meetings and for attending corporate functions on our behalf. To encourage our directors to visit and personally evaluate our properties, our non-employee directors are eligible for complimentary and discounted rooms at Hyatt-owned, operated or franchised hotels, as well as the use of hotel services when on personal travel.

Effective April 2020, in light of the COVID-19 pandemic and its impact on our business, our directors elected to waive their respective Annual Fees (and any associated cash dividend equivalent payments for those receiving Annual Fees in shares), as well as their committee member/chair retainers for the second quarter. Subsequently, in May 2020, our directors waived their remaining Annual Fee payments (together with any associated cash dividend equivalent payments for those receiving Annual Fees in shares) and committee member/chair retainers for the third and fourth quarters in 2020, and further delayed receipt of their Annual Equity Retainer payable in connection with the annual meeting of stockholders to a later date in 2020. The Annual Equity Retainer grant was subsequently made in December 2020.

New Directors

In addition to the cash and stock retainers discussed above, any new non-employee director receives an initial retainer, with a grant date fair value of $75,000 (the “Initial Equity Retainer”), paid in the form of shares of our Class A common stock. The initial retainer is granted on the date the director is first elected or appointed to the board of directors. The number of shares granted is calculated by dividing the grant date fair value of the initial equity retainer by the Company’s closing stock price on the date of grant.

Non-Employee Director Stock Ownership Guidelines and Insider Trading Compliance Policy

Our Corporate Governance Guidelines require that each non-employee director accumulate and own, directly or indirectly, shares or share equivalents under the Director Deferred Compensation Plan (as defined below) worth at least five times the Annual Fee (i.e., shares with a value of at least $425,000 in 2020). Non-employee directors have up to five years to meet this ownership requirement. If, after the relevant accumulation period, the market value of such director’s stock should fall below the target level, the director will not be permitted to sell any of our common stock during his or her tenure until the market value again exceeds the target level. These sale limitations do not apply where the decline in value of the director’s holdings of our common stock occurs in connection with a change of control transaction. Each non-employee director currently meets these ownership guidelines.

Additionally, our directors are subject to our Insider Trading Compliance Policy (the “Insider Trading Policy”) which includes anti-hedging and anti-pledging policies. For additional information regarding these policies, see below in the CD&A section of this proxy statement titled “Share Ownership Requirement, Compensation Recovery Policy, and Anti-Hedging/Anti-Pledging Policies.”

Deferred Compensation Plan for Directors

Pursuant to the Hyatt Hotels Corporation Deferred Compensation Plan for Directors (as amended and restated effective January 1, 2019, the “Director Deferred Compensation Plan”), each non-employee director may elect to defer all or any portion of his or her Annual Fee and/or Annual Equity Retainer until the earlier of (i) either January 31st of the year following the director’s departure from the board of directors or the last business day of March of the fifth year following the year in which such retainer would have otherwise been paid (as elected by the director) or (ii) a change in

Hyatt Hotels Corporation    2021 Proxy Statement    21

control of the Company. Once an election to defer a retainer is made and becomes irrevocable it can be changed only for subsequent calendar years. During 2020, a director who elected to defer any of his or her Annual Fee and/or Annual Equity Retainer would have such amount denominated in RSUs representing the right to receive Class A common stock and credited to a notional RSU account. Any corresponding dividend equivalents that become payable on such RSUs are paid to the director in cash on or about the applicable dividend payment date.

2020 Director Compensation

The following table provides information related to the compensation paid to our non-employee directors for 2020 (which excludes the Annual Fee waived for the second, third, and fourth quarters):

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(3)	Total
Paul D. Ballew	$25,044	$149,956	$175,000
Susan D. Kronick	$30,044	$149,956	$180,000
Mackey J. McDonald	$26,294	$149,956	$176,250
Cary D. McMillan	$30,044	$149,956	$180,000
Pamela M. Nicholson	$26,294	$149,956	$176,250
Jason Pritzker	$23,794	$149,956	$173,750
Michael A. Rocca	$25,044	$149,956	$175,000
Richard C. Tuttle	$28,794	$149,956	$178,750
James H. Wooten, Jr.	$27,544	$149,956	$177,500

(1)

Pursuant to the Director Deferred Compensation Plan, Messrs. Jason Pritzker and Wooten and Ms. Nicholson elected to defer their Annual Fees in the form of RSUs. Accordingly, Messrs. McDonald and Tuttle (who elected to receive their Annual Fees in shares of Class A common stock) received 386 shares and 193 shares, respectively, each in respect of the Annual Fee and Messrs. Jason Pritzker and Wooten and Ms. Nicholson each had 386 RSUs credited to their deferred compensation accounts under the Director Deferred Compensation Plan. Calculation of the number of shares or RSUs received or credited to the accounts of the directors was based on the fair market value of our Class A common stock on the date the retainers were payable (prior to the application of any applicable deferral). RSUs are reflected in the table contained in footnote (3) below. Amounts shown in this column reflect cash delivered to the director in lieu of delivery of any fractional shares or RSUs, as applicable.

(2)

Amounts shown represent the grant date fair value of stock or RSUs in payment of the Annual Equity Retainers in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”). Messrs. Ballew, McMillan, Jason Pritzker, Rocca, Wooten, and Ms. Nicholson elected to defer their Annual Equity Retainers into the Director Deferred Compensation Plan.

(3)

As described above under “Director Deferred Compensation Plan,” directors are able to elect to defer their Annual Equity Retainers and/or Annual Fees into RSUs that carry dividend equivalent rights. Prior to January 1, 2019, these were credited as additional RSUs. Effective January 1, 2019, dividend equivalent rights began being credited as cash and paid to the director on the date of the corresponding dividend payment. The table below sets forth the aggregate number of outstanding RSUs (including the dividend equivalent rights credited as RSUs) prior to January 1, 2019 held by directors under the Director Deferred Compensation Plan during 2020.

Name	RSUs Beginning of Year Balance	RSUs Credited during the Year	RSUs Settled during the Year	RSUs End of Year Balance
Paul D. Ballew	—	2,030	—	2,030
Mackey J. McDonald	6,107	—	—	6,107
Cary D. McMillan	12,871	2,030	—	14,901
Pamela M. Nicholson	18,305	2,416	—	20,721
Jason Pritzker	17,126	2,416	—	19,542
Michael A. Rocca(1)	10,853	2,030	2,161	10,722
Richard C. Tuttle	21,327	—	—	21,327
James H. Wooten, Jr.	19,817	2,416	—	22,233

(1)

Mr. Rocca’s May 13, 2015 deferred RSUs in respect of 2,161 shares of our Class A common stock and associated dividend equivalents were settled in March 2020. The total fair market value of the stock and associated dividend equivalents upon settlement was $103,524 (based upon the closing price of our Class A common stock on the date of settlement).

22    Hyatt Hotels Corporation    2021 Proxy Statement

Talent and Compensation Committee Report

The talent and compensation committee has reviewed the Compensation Discussion and Analysis set forth below and discussed its contents with the Company’s management. Based on this review and discussion, the talent and compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Talent and Compensation Committee of the Board of Directors
Susan D. Kronick, Chair
Mackey J. McDonald
Pamela M. Nicholson
James H. Wooten, Jr.

Talent and Compensation Committee Interlocks and Insider Participation

During 2020, each of Mses. Kronick and Nicholson, and Messrs. McDonald and Wooten served on our talent and compensation committee, with Ms. Kronick serving as chair. None of these members of our talent and compensation committee has at any time been one of our executive officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the talent and compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our talent and compensation committee or board of directors.

Hyatt Hotels Corporation    2021 Proxy Statement    23

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following discussion describes the compensation elements of our total rewards program for our NEOs, consisting of our Executive Chairman, Principal Executive Officer, Principal Financial Officer, and our two other most highly compensated executive officers.

Our NEOs for 2020 were:

Name	Position

Thomas J. Pritzker	Executive Chairman of the Board

Mark S. Hoplamazian	President and Chief Executive Officer

Joan Bottarini	Executive Vice President, Chief Financial Officer

H. Charles Floyd	Executive Vice President, Global President of Operations

Mark R. Vondrasek	Executive Vice President, Chief Commercial Officer

Our talent and compensation committee is responsible for establishing, maintaining, and administering our compensation programs for our NEOs and other executives.

Overview of the Impact of the COVID-19 Pandemic

The COVID-19 pandemic and its consequences have significantly reduced global commercial travel activity and have had a material detrimental impact across the travel, lodging, and hospitality industries. As a result, we have experienced a substantial decrease in demand for hotel rooms that is ongoing, and which has had a material impact on our business, results of operations, and cash flows.

We have had to make difficult decisions to address the impacts of the pandemic, and we have strived to ensure that all such decisions are grounded in Hyatt’s purpose of care, thus supporting the safety and wellbeing of our colleagues and guests throughout the pandemic. For example, we established the Hyatt Care Fund that provides direct support to our colleagues with the most pressing financial needs as a result of COVID-19. We also established Hyatt’s Global Care & Cleanliness Commitment that builds on our existing rigorous safety and cleanliness protocols to help maximize our ability to provide safe and clean environments for all. See “Corporate Governance — Global Environmental and Social Responsibility” for more information. We also took actions to adjust our business as a result of the disruption caused by the pandemic, which included temporary suspensions of operations at some hotels, furloughs, certain pay and work schedule reductions, and a reduction in our workforce across our regions.

Effective April 1, 2020, our executive team and board of directors voluntarily reduced their compensation. Both President and Chief Executive Officer Mark S. Hoplamazian and Executive Chairman Thomas J. Pritzker waived 100% of their salaries (less benefit premiums) for the remainder of the year. Hyatt’s Senior Leadership Team waived 50% of their salaries during April and May 2020, and 20% of their salaries for the remainder of the year. The board of directors waived their cash compensation (including cash fees that directors had elected to take in shares) from the second quarter through the end of 2020 and delayed payment of their annual equity retainer grant from the annual meeting of stockholders in May 2020 until December 2020. See “Corporate Governance — Compensation of Non-Employee Directors.”

The talent and compensation committee also took the following compensation-related actions:

•	Suspended annual cash incentive plans in 2020. As a result, no annual cash incentive payments were made for 2020.

•

Re-assessed the PSU program for 2020. Consistent with our commitment to diversity, as outlined in our Change Starts Here commitment launched in June 2020 (see “Corporate Governance — Global Environmental and Social Responsibility”), we included new performance goals in the PSUs granted in 2020 (the “2020 PSUs”). The goals focus our executives on strategic objectives pertaining to improving diversity representation in various management positions over an extended performance period, and reinforce our belief that diverse, equitable companies are higher performing and will provide more value to stockholders. To further ensure that payouts under the 2020 PSUs align with stockholder interests, we coupled these diversity representation goals with a total shareholder return (“TSR”) modifier.

24    Hyatt Hotels Corporation    2021 Proxy Statement

•

In March 2021, approved pro-rated performance-based vesting of the PSU awards for the performance period ending December 31, 2020. The impact of the COVID-19 pandemic resulted in threshold achievement not being met for the 2018 PSU program. However, absent 2020 performance, vesting/payout would have been 97% of target for the 2018-2019 portion of the performance period. Accordingly, given that 2020 performance was significantly disrupted by the COVID-19 pandemic, the talent and compensation committee exercised its discretion in order to reward performance for 2018 and 2019 and determined that vesting/payout of 97% of two-thirds of the target award was warranted (to reflect two-thirds of the performance period) so that 65% of the target award was paid.

•

In March 2021, approved pro-rated performance-based vesting of the PSU awards for the performance period ending December 31, 2021. Due to the impact of the COVID-19 pandemic on 2020 performance, the three-year performance metrics set by the talent and compensation committee in 2019 became unattainable. However, based on performance prior to the pandemic, vesting/payout would have been 95% of target for the 2019 portion of the performance period. In light of the unanticipated impact of the pandemic, the talent and compensation committee exercised its discretion and determined that 32% of the target award (one-third at 95%) would be paid at the end of the original performance period. The remainder of the 2019-2021 PSUs were cancelled.

•	In order to further incentivize and retain the holders of the 2019-2021 PSUs, in March 2021 the talent and compensation committee granted participants:

•

A new PSU awards covering approximately one-third of the original target 2019-2021 PSUs which are eligible to vest subject to attainment of a one-year relative net rooms growth goal, as modified by a one-year relative TSR goal; and

•

A new RSU award covering approximately one-third of the original target 2019-2021 PSUs which will vest in four substantially equal increments through March 2025, subject to continued employment through the applicable vesting date.

Executive Compensation Practices and Alignment with Stockholder Interests and Good Governance

What We Do:	What We Don’t Do:

•   we do emphasize pay for performance by focusing on variable pay over fixed pay

•   we do utilize the services of an independent compensation consultant to assist our talent and compensation committee

•   we do align executive officer and stockholder interests by providing equity based compensation in the form of SARs (which will only deliver value if our stock price increases), RSUs (which create baseline equity value and deliver additional value if our stock price increases), and PSUs (which are only earned based on performance against specified goals with a performance period of at least three years)

•   we do require executive officers and non-employee directors to maintain specific market-competitive stock ownership levels to align their interests with stockholders

•   we do have policies in place that provide for the forfeiture of vested and unvested equity awards as well as recovery of cash and equity compensation received in the event that a NEO or any other executive officer violates certain restrictive covenants or engages in fraudulent or willful misconduct that results in a restatement of Hyatt’s financial statements

•   we do annually conduct risk assessments with respect to our compensation practices

•   we do generally provide limited severance protections for NEOs (see the section below titled “Potential Payments on Termination or Change in Control”)

•   we don’t allow repricing of stock options or SARs without stockholder approval

•   we don’t provide for tax reimbursement payments or gross-ups in the event of any “golden parachute” excise taxes or otherwise (except in limited cases for employees experiencing increased taxes due to temporary expatriate assignments and/or Company-requested relocations)

•   we don’t provide for “single trigger” severance or equity acceleration upon a change in control

•   we don’t allow hedging or, except in very limited circumstances, pledging by our executive officers and non-employee directors as stated in our Insider Trading Policy

•   we don’t provide supplemental defined benefit pensions to executives

•   we don’t provide excessive executive perquisites

•   we don’t pay dividend equivalents with respect to unvested equity awards unless and until the underlying award subsequently vests

Hyatt Hotels Corporation    2021 Proxy Statement    25

Impact of Advisory Vote Approving Executive Compensation

At the Company’s 2020 annual meeting of stockholders, stockholders were provided the opportunity to cast an advisory vote approving the compensation programs for our NEOs (“say-on-pay”). That say-on-pay proposal received support from approximately 99.9% of the shares present and entitled to vote at the annual meeting, indicating strong stockholder approval of the compensation paid to our NEOs. However, notwithstanding this high level of support from our stockholders, in light of the impact of the COVID-19 pandemic on our business, the Company modified its executive compensation program as described in “Overview of the Impact of the COVID-19 Pandemic” above. The talent and compensation committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our NEOs.

Philosophy and Goals of Our Executive Compensation Program

Our Purpose

We care for people so they can be their best.

Our Vision

A world of understanding and care.

Our Mission

We deliver distinctive experiences for our guests.

We believe that our purpose, vision, and mission promote value creation for our stockholders. Our strategy to drive long-term sustainable growth and create value is focused on three areas: (i) maximizing our core business; (ii) integrating new growth platforms; and (iii) optimizing capital deployment. Our compensation philosophy is to provide an appropriate base salary and to align our annual incentive and long-term components of compensation to support business objectives and promote long-term value creation for our stockholders. To attract, recruit, develop, engage, and retain the talent needed to deliver on our business strategy, our compensation programs are designed to:

•	appropriately motivate colleagues through the alignment of total rewards with performance goals;

•

be innovative and competitive, recognizing the ever-changing dynamics of the labor market and acknowledging that, in attracting, retaining, and developing talent globally, we need to offer compelling career opportunities;

•	address the needs and preferences of colleagues as individuals and as members of high-performing teams;

•	retain colleagues with the capabilities required to execute our strategy; and

•	be cost effective and financially sustainable over time under varying business conditions.

To accomplish these goals, our executive compensation program provides:

•	compensation, including cash (salary and short-term incentive compensation), as well as long-term stock-based compensation;

•	benefits, including retirement-related, healthcare and other welfare programs;

•	work/lifestyle programs, including paid-time off (“PTO”), a specified number of free hotel stays, and other programs that promote wellbeing; and

•	individual development.

Market Data

Mercer helps us assess the market competitiveness of our NEOs’ annual cash compensation and long-term incentives. In doing so, Mercer uses several sources of information:

•	data on the amounts and types of compensation provided by a peer group of publicly traded companies in the hospitality industry;

•	survey data for comparable positions in the hospitality/restaurant or lodging industry; and

•

general industry survey data for the talent and compensation committee’s consideration which includes companies with which we compete for management talent, have a similar business profile to ours, have global operations and scope, and are in a consumer-facing and customer oriented service business.

26    Hyatt Hotels Corporation    2021 Proxy Statement

In 2020, the talent and compensation committee reviewed the competitiveness of our NEO compensation against our peer group. Our peer group for 2020 was the same the peer group used to assess compensation in 2019. The peer group was selected based on several factors, including business mix and model, revenues, global presence, and the strength of their brands. In 2020, the peer group included:

• Boyd Gaming Corporation	• MGM Resorts International

• Brinker International, Inc.	• Royal Caribbean Cruises, Ltd.

• Carnival Corporation	• Starbucks Corporation

• Darden Restaurants, Inc.	• The Wendy’s Company

• Hilton Worldwide Holdings Inc.	• Wyndham Hotels & Resorts, Inc.

• Host Hotels & Resorts, Inc.	• Wynn Resorts, Ltd.

• Las Vegas Sands Corporation	• Yum! Brands, Inc.

• Marriott International, Inc.

For 2020, the talent and compensation committee set our base salaries, annual incentive targets, and long-term incentives so that total compensation references the 50th percentile of the peer group with the opportunity for upside based on superior performance. The talent and compensation committee believes that our pay mix is generally consistent with market practice.

(1)	Hyatt’s target pay mix reflects original target long-term incentives as discussed later in this Compensation Discussion & Analysis.

Role of Outside Consultant

Mercer provides consulting services to our talent and compensation committee to help:

•	assess the competitiveness of our executive compensation programs;

•	advise on current base salaries, incentive compensation, and long-term stock-based compensation;

•	provide analysis regarding our equity awards and dilution and burn-rate under the LTIP;

•	review our incentive plan design, including the performance share unit program; and

•	assist with the preparation of this CD&A.

Mercer consultants also conduct studies on our plan design for retirement and international benefits and provide other total rewards consulting services. See the section above titled “Corporate Governance — Compensation Consultant Fees and Services” for further information regarding services performed by Mercer in 2020.

Role of Executive Officers

In making decisions about executive compensation, the talent and compensation committee invites our Executive Chairman, our President and Chief Executive Officer, and our Chief Human Resources Officer to present various compensation proposals at committee meetings and to answer any questions the committee may have. The talent and compensation committee meets in executive session to determine the compensation of our Executive Chairman. With respect to the compensation of our President and Chief Executive Officer, the talent and compensation committee meets in executive session with our Executive Chairman and, from time to time, our Chief Human Resources Officer is present at such meetings. Mr. Hoplamazian provides input and recommendations to the talent and compensation

Hyatt Hotels Corporation    2021 Proxy Statement    27

committee for each NEO (other than Mr. Thomas J. Pritzker and himself) with respect to achievement of their individual goals under our annual incentive plan.

Key Elements of Total Rewards in 2020

Our total rewards program includes fixed and variable compensation as well as other benefits. We provide the following compensation elements to our NEOs:

Compensation Element	Purpose	Description
Base Salary	Fixed component of pay that fairly compensates the individual based upon level of responsibilities	Fixed cash payments

Annual Incentive	Aligns short-term compensation with performance at the enterprise and regional or functional level	Variable annual cash award based on achievement of performance objectives

Long-Term Incentive	Reward for creating long-term stockholder value, provides alignment with stockholder interests	Target value delivered as 27.5% SARs, 27.5% time-vested RSUs and 45% PSUs (based on 5 1/2 year diversity representation goals and relative TSR), with the exception of Mr. Thomas J. Pritzker who received 100% of his long-term incentives in the form of SARs and Mr. Hoplamazian who received 22.5% SARs, 22.5% RSUs, and 55% PSUs

Employee Benefits	Retirement, health and other benefits that provide comprehensive long-term financial security to a globally mobile workforce, enables us to maintain a healthy and productive workforce and attract and retain employees	401(k) plan and deferred compensation programs with matching and retirement contributions, PTO, health, life and disability insurance, and limited perquisites

Severance Benefits	Severance benefits provided to NEOs upon an involuntary termination of employment without cause and within the three months prior to, or the twenty-four months following, a change in control, upon termination of employment for good reason	Severance facilitates recruitment and retention of NEOs by providing income security in the event of involuntary job loss, as outlined in the CD&A section of this proxy statement, and further enables NEOs to focus on our best interests and those of our stockholders in the event of a potential transaction that could result in the NEO’s termination

Salary

Salaries for our NEOs are reviewed annually. Our NEOs’ salaries for 2020 were set to reflect several factors, including overall experience, time in the role, performance, market levels, and the desire to provide an appropriate base as part of their overall total rewards. During 2020, the talent and compensation committee increased salaries in connection with our annual merit review effective March 1, 2020 based on the factors above. However, as discussed above under “Overview of the Impact of the COVID-19 Pandemic,” Messrs. Thomas J. Pritzker and Hoplamazian waived 100% of their salaries (less amounts sufficient to cover their portion of benefit premiums) from April 1 through December 31, 2020 and the other NEOs waived 50% of their salaries in April and May and 20% of their salaries from June 1 through December 31, 2020 resulting in actual paid salaries set forth in the following table.

Name	2019 Salary	Salary Effective March 1, 2020	Salary Increase %	Actual Paid Salary for 2020
Thomas J. Pritzker(1)	$578,000	$592,500	2.5%	$149,479
Mark S. Hoplamazian(1)	$1,238,000	$1,269,000	2.5%	$318,050
Joan Bottarini	$675,000	$700,000	3.7%	$555,833
H. Charles Floyd	$808,000	$828,000	2.5%	$659,067
Mark R. Vondrasek	$656,000	$700,000	6.7%	$552,667

(1)

Effective salaries for 2020 include amounts Messrs. Thomas J. Pritzker and Hoplamazian were paid to cover their portion of benefit premiums from April 1 through December 31, 2020 in the amounts of $3,771 and $5,967 respectively.

28    Hyatt Hotels Corporation    2021 Proxy Statement

Annual Incentive

The Hyatt Hotels Corporation Amended and Restated Executive Incentive Plan (the “EIP”) provides at-risk compensation designed to reward executives for achievement of operating results over a one-year performance period. Incentives are based on both financial and non-financial metrics that are intended to balance overall focus on enterprise performance, regional/functional performance, and other strategic priorities that will strengthen our competitive position.

Under the terms of his letter agreement with us, Mr. Thomas J. Pritzker is not eligible for annual incentives under the EIP as his role is to focus on Hyatt’s long-term growth and strategy. As such, he is eligible to receive only long-term incentive awards under the LTIP. The target and maximum annual incentive opportunities under the EIP for our other NEOs are determined annually by the talent and compensation committee based on references to market data and the individual’s role in the organization, overall experience, and time in the role. In particular, the talent and compensation committee considered the total compensation market data for these positions to design compensation packages that would attract high level of talent while weighting more of the NEOs’ total compensation potential on variable and long-term incentives, thereby aligning their interests with those of our stockholders. For 2020 performance, the target and maximum annual incentive opportunities as a percentage of base salary for each NEO who participated in the EIP were set as follows:

Name	Target	Maximum
Mark S. Hoplamazian	175%	350%
Joan Bottarini	100%	200%
H. Charles Floyd	100%	200%
Mark R. Vondrasek	100%	200%

For 2020, the talent and compensation committee expected to apply incentive goals similar to those used in prior years to determine our NEOs’ annual incentives, including goals linked to adjusted EBITDA, strategic priorities, and individual business goals. However, in May 2020, the talent and compensation committee suspended the EIP in light of the COVID-19 pandemic and its impact on our business, as a result of which no incentive awards were determined or paid under the EIP.

Long-Term Incentive

Annual Long-Term Incentive Grants

In 2020, we granted our NEOs equity incentive awards in the form of SARs, RSUs, and PSUs under our LTIP. These grants were designed to:

•	drive and reward performance over an extended period of time to promote creation of long-term value for our stockholders;

•	create strong alignment with the long-term interests of our stockholders;

•	assist in retaining highly qualified executives; and

•	contribute to competitive total rewards.

In determining the value of long-term incentive grants, the talent and compensation committee considered market data, the individual’s potential contribution to our success, and the relationship between each NEO’s short-term and long-term compensation. For 2020, the talent and compensation committee determined to deliver the value of long-term incentive awards to NEOs, other than Messrs. Thomas J. Pritzker and Hoplamazian, 30% in SARs, 30% in RSUs, and 40% (at target performance) in PSUs. Mr. Hoplamazian would receive his 2020 long-term incentive award as 25% SARs, 25% RSUs, and 50% (at target performance) in PSUs. The talent and compensation committee believes that awarding a mix of SARs, RSUs, and PSUs achieves a balance in linking NEO long-term rewards to Company performance in that SARs do not provide any value unless the stock price appreciates, the value of RSUs increases or decreases in the same way stockholders’ stock value increases or decreases, and PSUs focus NEOs on the attainment of specified long-term Company objectives. Mr. Pritzker received his 2020 long-term incentive award entirely in the form of SARs to further focus Mr. Pritzker on long-term stockholder value creation.

Consistent with prior years, the NEOs were granted RSUs and SARs on the annual grant date for all LTIP participants in March 2020, with the expectation that PSUs would be granted in May 2020 to align with our long-range planning cycle. However, because of the uncertainty in our business conditions due to the COVID-19 pandemic in May 2020, the talent and compensation committee determined to delay the PSU grants. Further, the talent and compensation committee, in consultation and alignment with senior leadership and Mercer, determined to focus our 2020 PSU grants

Hyatt Hotels Corporation    2021 Proxy Statement    29

on diversity-related priorities and, in December 2020, granted PSUs with performance goals tied to improving diversity representation in certain management positions over an extended five-and-a-half-year performance period as discussed under “PSUs” below.

In light of the longer performance period over which the PSUs may be earned, the talent and compensation committee determined to increase the PSU grant value by 20% for Mr. Hoplamazian and 25% for the other NEOs. This resulted in an increase to the 2020 target LTIP value by 10% for each NEO other than Mr. Thomas J. Pritzker and increased the mix of PSUs from 50% to 55% for Mr. Hoplamazian and from 40% to 45% for the other NEOs that receive PSUs.

The total 2020 target long-term incentive grant values (excluding special long-term incentive awards) determined by the talent and compensation committee for awards of PSUs, SARs, and RSUs are shown below for each NEO.

	Original 2020 Target LTIP Values			2020 Target Grant LTIP Values
Name	PSUs(1)	SARs	RSUs	PSUs(1)	SARs	RSUs
Thomas J. Pritzker	—	$5,000,000	—	—	$5,000,000	—
Mix		100%			100%
Mark S. Hoplamazian	$4,750,000	$2,375,000	$2,375,000	$5,700,000	$2,375,000	$2,375,000
Mix	50%	25%	25%	55%	22.5%	22.5%
Joan Bottarini	$640,000	$480,000	$480,000	$800,000	$480,000	$480,000
Mix	40%	30%	30%	45%	27.5%	27.5%
H. Charles Floyd	$1,070,000	$802,500	$802,500	$1,337,500	$802,500	$802,500
Mix	40%	30%	30%	45%	27.5%	27.5%
Mark R. Vondrasek	$700,000	$525,000	$525,000	$875,000	$525,000	$525,000
Mix	40%	30%	30%	45%	27.5%	27.5%

(1)

Values set forth in this table represent the grant amounts determined by the talent and compensation committee. The PSU value was converted into numbers of shares underlying the awards on the date of grant (December 9, 2020) based on our then-current closing stock price of $73.87. The values of these awards set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table are greater, reflecting the Monte-Carlo valuation of these awards.

SARs

SARs are designed to deliver value to the NEOs only if our stock price increases over the grant date value. Each vested SAR gives the holder the right to receive the appreciation in the value of one share of our Class A common stock at the exercise date over the value of one share of our Class A common stock at the date of grant. Generally, SARs vest equally over four years based on continued service and are settled by delivery of shares of our Class A common stock (but may be subject to accelerated vesting upon a recipient’s death or disability, or his or her involuntary termination following a change in control of the Company).

RSUs

RSUs are designed to align the interests of our NEOs with the interests of our stockholders, to reward performance and to promote retention of our executives by providing equity-based compensation that fluctuates with our stock price. RSUs also help reduce the volatility of our overall long-term incentive package that arises in part due to the cyclical nature of the lodging industry since the volatility of the value of an RSU is lower than the volatility of the value of a SAR.

RSUs, accordingly, are intended to create a sense of ownership and to better align executives’ interests with our stockholders’ interests. Generally, RSUs vest in substantially equal increments over four years (but may be subject to accelerated vesting upon a recipient’s death or disability, or his or her involuntary termination following a change in control of the Company) and are settled by delivery of shares of our Class A common stock. RSUs granted to employees carry dividend equivalent rights, which entitle RSU holders to the same dividend value per share as our stockholders. Dividend equivalents are subject to the same vesting and other terms and conditions as the corresponding RSUs. Dividend equivalents are accumulated and paid in cash when the underlying RSUs vest.

PSUs

PSUs are designed to align the interests of our NEOs with the interests of our stockholders, to reward the cumulative attainment of longer-term performance objectives. Since 2011, our annual PSU grants have been linked to three-year financial goals.

As mentioned above, in 2020 the talent and compensation committee aligned with management in determining to grant PSUs that will vest based on achievement of diversity representation goals over a five-and-a-half-year performance

30    Hyatt Hotels Corporation    2021 Proxy Statement

period. The goals are consistent with our “Change Starts Here” initiative, which focuses on ensuring that our leadership better reflects the entirety of the organization and the communities in which we operate (among other things). Specifically, the performance goals link to increasing diversity among U.S. corporate leadership, General Managers at U.S. hotels, non-U.S. corporate leadership and global hotel General Managers. Satisfaction of goals linked to these metrics will determine the number of PSUs earned under these awards, subject to adjustment based on a relative TSR modifier.

The relative TSR modifier for the 2020 PSUs ranks our TSR over the five-and-a-half-year performance period against each of the following: Hilton Hotels Corporation, Marriott International, Inc., InterContinental Hotels Group PLC, Host Hotels & Resorts, Inc., Sunstone Hotel Investors, Inc., and Park Hotels & Resorts Inc. Hyatt’s ranking among the foregoing results in the number of vesting PSUs being increased or decreased by a modifier that ranges from 150% (for the highest rank) to 50% (for the lowest rank). Vesting is also generally subject to continued employment through the five-and-a-half-year performance period (except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company).

Dividend equivalents for PSUs are subject to the same vesting and other terms and conditions as the corresponding PSUs. Dividend equivalents are accumulated and paid in cash if and when the underlying PSUs vest.

2018-2020 PSUs

In 2018, the talent and compensation committee granted PSUs with a three-year performance period that would only be earned if the NEOs achieved a three-year average Adjusted Return on Gross Assets (“ROGA”) goal (weighted at 60% of the award) and Managed and Franchised Adjusted EBITDA goal (weighted at 40% of the award), as may be subject to further modification based on achievement of a three-year relative TSR modifier, which is defined as the rank order (including Hyatt) of total stockholder return over the three-year performance period from each of the following: Hilton Worldwide Holdings Inc., Marriott International, Inc., InterContinental Hotels Group PLC, Host Hotels & Resorts, Inc., Sunstone Hotel Investors, Inc., and Park Hotels & Resorts Inc. Hyatt’s ranking among the foregoing results in the number of vesting PSUs being increased or decreased by a modifier that ranges from 120% (for the highest rank) to 80% (for the lowest rank) . These metrics were defined as follows:

•	“Adjusted ROGA” is defined as Adjusted EBITDA divided by Average Gross Assets for each year of the three-year performance period;

•	“Gross Assets” is defined as total assets plus accumulated depreciation of property and equipment;

•

“Adjusted EBITDA” is defined as set forth in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Depreciation, and Amortization,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

•

“Managed and Franchised Adjusted EBITDA” is generally defined as the sum of Adjusted EBITDA for the three management and franchising segments (Americas, ASPAC and EAME/SWA) for each fiscal year of the three-year performance period.

The vesting and payout of these PSUs was conditioned upon meeting the threshold goal and further subject to continued service through the end of the three-year performance period (except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company).

As a result of the impact of the COVID-19 pandemic on our 2020 results, the threshold Adjusted ROGA goal for the three-year performance period was not met. However, absent 2020 performance, two-year Adjusted ROGA from 2018 through 2019 was 7.7% and would have resulted in a vesting/payout of 81% of target for 60% of the award. The Managed and Franchised Adjusted EBITDA goal would have been achieved at 100.5% of goal for the two-year period, resulting in a vesting/payout of 100% for 40% of the award. The ranking of the relative TSR modifier was two out of seven for the same two-year period, which ranking would have increased the vesting payout by a factor of 10%, such that the vesting/payout would have been 97% of target for the 2018-2019 portion of the performance period. Accordingly, given that 2020 performance was significantly disrupted by the COVID-19 pandemic, the talent and compensation committee exercised its discretion in order to reward performance for 2018 and 2019 and determined that vesting/payout of 97% of two-thirds of the target award was warranted (to reflect two-thirds of the performance period) so that 65% of the target award was paid.

2019-2021 PSUs

Similarly, the three-year performance metrics set by the talent and compensation committee in 2019 in connection with the granting of the 2019-2021 PSUs became unattainable due to the impact of the COVID-19 pandemic during 2020. However, our 2019 performance results prior to the pandemic were on track to attain payout under these awards. One-

Hyatt Hotels Corporation    2021 Proxy Statement    31

year Adjusted ROGA for 2019 was 7.4% and would have resulted in a vesting/payout of 92% of target for 60% of the award. The Managed and Franchised Adjusted EBITDA goal would have been achieved at 98% of goal for the one-year period, resulting in a payout of 100% for 40% of the award. The ranking of the relative TSR modifier was four out of seven for the same one-year period, which ranking would not have changed the vesting payout, such that the vesting/payout would have been 95% of target for the 2019 portion of the performance period, had the awards been subject to a one-year performance period measurement.

Accordingly, in light of the unanticipated impact of the pandemic, in March 2021 the talent and compensation committee exercised its discretion to treat 32% of the target award as earned, representing one-third of the target award (reflecting one-third of the performance period) at 95% (based on actual 2019 performance). These PSUs will be paid shortly after the end of the original performance period, subject to continued employment through December 31, 2021. The remainder of the 2019-2021 PSUs were cancelled due to three-year performance goals having become unattainable.

In order to further incentivize and retain the holders of the 2019-2021 PSUs, in March 2021 the talent and compensation committee granted participants:

•

A new PSU award covering approximately one-third of the original target 2019-2021 PSUs, which are eligible to vest subject to attainment of a one-year relative net rooms growth goal, as modified by a one-year relative TSR goal (performance period ends December 31, 2021); and

•

A new RSU award covering approximately one-third of the original target 2019-2021 PSUs which will vest in four substantially equal increments through March 2025, subject to continued employment through the applicable vesting date.

Additional Long-Term Incentive Grants

In 2020, Mr. Hoplamazian received Tranche II (consisting of 21,000 PSUs) of the 140,000 PSUs (the “CEO PSUs”) we agreed to grant him on May 15, 2019 in order to retain him and ensure he remains focused on fulfilling the Company’s strategic objectives through 2023. The CEO PSUs are eligible to vest based upon both (i) his continued employment requirement through March 16, 2024 and (ii) the attainment of specified performance-vesting conditions (the “Performance Component”) during each of calendar years 2019 through 2023 . The CEO PSUs are eligible to satisfy the Performance Component during each of calendar years 2019 through 2023 as follows:

Tranche	Performance Period	Number of PSUs
Tranche I CEO PSUs	January 1, 2019 — December 31, 2019	14,000
Tranche II CEO PSUs	January 1, 2020 — December 31, 2020	21,000
Tranche III CEO PSUs	January 1, 2021 — December 31, 2021	21,000
Tranche IV CEO PSUs	January 1, 2022 — December 31, 2022	28,000
Tranche V CEO PSUs	January 1, 2023 — December 31, 2023	56,000

Similarly, in March 2020, we entered into an agreement with Mr. Floyd to grant him 51,400 PSUs (“Floyd PSUs”), which are eligible to vest based upon both (i) his continued employment through December 31, 2022 (the “Service Component”) and (ii) the attainment of specified performance-vesting conditions (the “Performance Component”) during each of calendar years 2020 through 2022 as follows:

Tranche	Performance Period	Number of PSUs
Tranche I Floyd PSUs	January 1, 2020 — December 31, 2020	7,710
Tranche II Floyd PSUs	January 1, 2021 — December 31, 2021	7,710
Tranche III Floyd PSUs	January 1, 2022 — December 31, 2022	35,980

In 2020, Mr. Floyd received the grant of Tranche I Floyd PSUs (consisting of 7,710 PSUs). The talent and compensation committee will annually set performance goals that are part of the Performance Component for each of the CEO PSUs and Floyd PSUs for the tranche eligible to performance-vest during the relevant performance period (as set forth in the tables above), and will determine at the end of each annual performance period whether those goals have been attained. If the applicable performance goals are attained for the relevant performance period at or above target level, that tranche will be earned for purposes of the Performance Component (but will remain subject to vesting based on satisfaction of the Service Component and assuming the executive does not engage in certain “detrimental conduct”). However, Messrs. Hoplamazian and Floyd are eligible for accelerated vesting of some or all of the tranches of the PSUs in the case of death, disability, qualifying retirement or qualifying termination (whether in connection with a change in control of the Company or otherwise) as discussed in more detail under “Potential Payments on Termination or Change in Control” below. Each CEO PSU and Floyd PSU that becomes fully vested (satisfying both the Performance Component and Service Component) will be settled in shares of our Class A common stock.

32    Hyatt Hotels Corporation    2021 Proxy Statement

The talent and compensation committee established the following performance goal for the Tranche II CEO PSUs and Tranche I Floyd PSUs, which were eligible to vest based on 2020 performance as follows: the performance hurdle would be attained if Hyatt ranked in the top three of net rooms growth as compared to Marriott, Hilton, Accor, IHG, and Wyndham (excluding brand and portfolio acquisitions). The goal was achieved for 2020 and the Tranche II CEO PSUs and Tranche I Floyd PSUs have been “banked” subject to achievement of the Service Component.

Further, in March 2020, in recognition of Mr. Hoplamazian’s performance in 2019, the talent and compensation committee granted an additional 7,192 RSUs to him with a grant date fair value of $350,000 that vest equally over four years (but may be subject to accelerated vesting upon his death or disability, or his involuntary termination following a change in control of the Company). The talent and compensation committee determined that RSUs would have more retentive value than increasing the payout of Mr. Hoplamazian’s individual business goals component for the 2019 plan year under the EIP.

Equity Practices

The Company typically makes equity grants pursuant to our Non-Employee Director Compensation Policy and the LTIP during regularly scheduled board meetings or during periods when we are not in possession of material non-public information. In 2020, some equity grants were delayed due to the impact of the COVID-19 pandemic. See “Overview of the Impact of the COVID-19 Pandemic” in the CD&A section of this proxy statement. Pursuant to our Insider Trading Policy, neither the Company, nor executive officers, directors or “blackout covered employees” (as defined in the Insider Trading Policy) may trade in any securities of the Company during the period beginning seven calendar days before the end of any fiscal quarter of the Company and ending two full trading days after the public release of earnings data for such quarter, whether or not the Company or its executive officers, directors or blackout covered employees are in possession of material, non-public information.

Employee Benefits

Our NEOs receive employee benefits similar to other salaried colleagues, such as participation in our 401(k) plan, and our health, life and disability plans and severance benefits, as described in more detail below and in the section below in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.” In addition, we provide certain additional retirement and deferred compensation benefits to our NEOs, including participation in our Deferred Compensation Plan (“DCP”), as well as limited perquisites. These additional employee benefits and perquisites make up the benefits/work/lifestyle portion of our total rewards package and allow us to compete in attracting and retaining executives.

Termination and Severance Benefits

In the event of certain qualifying terminations of employment, NEOs are entitled to severance payments and benefits under the Hyatt Hotels Corporation Executive Officer Severance and Change in Control Plan (the “Severance and Change in Control Plan”). All severance payments and benefits under the Severance and Change in Control Plan that are payable in connection with a change in control are “double trigger,” meaning the NEO will not receive severance benefits in connection with a change in control unless the NEO also experiences a qualifying termination of service. We do not provide “single trigger” severance payments, equity acceleration, or benefits to our NEOs in connection with a change in control. For a description of the material terms of the Severance and Change in Control Plan, see the section below in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.”

We do not provide for tax reimbursement payments or tax gross-ups related to a change in control.

Retirement Programs

In addition to our 401(k) plan that is available to employees generally, our NEOs may participate in the DCP, which is a non-qualified deferred compensation plan.

401(k) Plan

Our 401(k) plan is an ongoing, tax-qualified 401(k) plan under which we match 100% on the first 3% of compensation that an employee contributes and 50% on the next 2% of compensation that an employee contributes, up to a total match of 4% of an employee’s compensation (subject to the Internal Revenue Service (“IRS”) limits for tax qualified plans).

Deferred Compensation Plan

The DCP allows executives to defer up to 75% of their base salaries and all or a portion of their annual incentives. We also make an employer contribution to the plan based on a designated contribution schedule. For 2020, each of

Hyatt Hotels Corporation    2021 Proxy Statement    33

Messrs. Thomas J. Pritzker, Hoplamazian, and Floyd received a dollar for dollar match on deferrals up to $12,000 and each of Ms. Bottarini and Mr. Vondrasek received a 3% employer contribution for their respective base salaries up to $16,500. Executives who participate in the DCP can select among various market-based investment options and are eligible to receive their account balances when they terminate employment.

Perquisites

We offer limited perquisites to our executives which we believe are reasonable and consistent with our total rewards program and our goal of attracting and retaining key executives. Perquisites that are provided include:

•	limited use of Hyatt properties per the policy that is applicable to all Hyatt colleagues;

•	complimentary parking; and

•	relocation for new executives as necessary.

Messrs. Thomas J. Pritzker and Hoplamazian are permitted to use our leased corporate aircraft for personal travel. Under our aircraft usage policy, Mr. Hoplamazian may use up to 30 hours per year with Mr. Thomas J. Pritzker’s prior approval, and the talent and compensation committee’s approval for personal travel over 30 hours. Mr. Hoplamazian used the corporate aircraft for one personal trip in 2020 and the aggregate incremental cost of his personal use of the corporate aircraft was $9,126. We determined the incremental cost of his personal use of our corporate aircraft based on the variable operating costs to us, which include items such as (i) aircraft fuel and oil expenses per hour of flight; (ii) landing, ramp, and parking fees and expenses; (iii) crew travel expenses; (iv) supplies and catering; (v) customs, foreign permit, and similar fees; (vi) crew travel; and (vii) passenger ground transportation. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as the salaries of pilots and crew, purchase or lease costs of aircraft, and costs of maintenance and upkeep. Mr. Hoplamazian incurs taxable income, calculated using the non-commercial flight valuation method, for all personal use of our corporate aircraft. We do not grant bonuses to cover, reimburse, or otherwise “gross-up” any income tax owed for personal travel on our corporate aircraft.

Share Ownership Requirement, Compensation Recovery Policy, and Anti-Hedging/Anti-Pledging Policies

Pursuant to our share ownership guidelines, each of our NEOs (other than Mr. Thomas J. Pritzker) is required to hold vested in-the-money SARs, vested or unvested RSUs or restricted or unrestricted shares of common stock with a value equal to no less than the following amounts (as applicable):

NEO	Multiple of salary
Mr. Hoplamazian (CEO)	6 times base salary
Ms. Bottarini, Mr. Floyd and Mr. Vondrasek (EVPs)	3 times base salary

Once a NEO reaches age 55, his or her ownership guideline reduces by 10% per year until age 60. Our NEOs have five years to meet these goals from when they become NEOs. We adopted these share ownership guidelines as a means of requiring executives to hold equity and tie their interests to the interests of our stockholders. As of December 31, 2020, Mr. Hoplamazian and Mr. Floyd met the guidelines. Mr. Vondrasek and Ms. Bottarini have until 2022 and 2023 to meet the guidelines, respectively. In light of the substantial direct and indirect ownership of our outstanding common stock by trusts established for the benefit of Mr. Thomas J. Pritzker and his descendants, Mr. Thomas J. Pritzker is not subject to the share ownership guidelines.

We also have a compensation recovery policy which, if the board of directors determines that an executive has engaged in fraudulent or willful misconduct that resulted in a restatement of our financial results, allows the board of directors (or a committee thereof) in its discretion to recover from such executive any bonus, equity compensation or profits received on equity compensation by such executive.

Pursuant to our Insider Trading Policy, our NEOs, directors, officers, and “colleagues” (as defined in the Insider Trading Policy) are prohibited from “hedging” their ownership in shares of our common stock or other equity-based interests in the Company (including by engaging in short sales relating to our common stock), and are generally prohibited from pledging shares of our common stock as collateral for loans, except in limited, pre-approved circumstances where the individual clearly demonstrates the financial capacity to repay the loan without resorting to the pledged securities.

34    Hyatt Hotels Corporation    2021 Proxy Statement

Regulatory Considerations

Section 162(m) generally disallows a federal tax deduction to public companies for compensation greater than $1 million paid in any tax year to specified executive officers. Pursuant to the Tax Cuts and Jobs Act of 2017, the exception for “qualified performance-based compensation” under Section 162(m) of the Code was eliminated with respect to all remuneration other than remuneration payable pursuant to a written binding contract in effect on November 2, 2017 which was not modified in any material respect on or after such date.

ASC Topic 718

Grants of stock-based compensation are accounted for under ASC Topic 718. The talent and compensation committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity-based compensation awards. As accounting standards change, we may revise certain programs to appropriately align the cost of our equity-based compensation awards with our overall executive compensation philosophy and objectives.

Our incentive compensation programs have been designed and administered in a manner generally intended to preserve federal income tax deductions. However, the talent and compensation committee considers the tax and accounting consequences of utilizing various forms of compensation and retains the discretion to pay compensation that is not tax deductible or could have adverse accounting consequences.

Summary Compensation Table

Name and Principal Position	Year		Salary	Bonus	Stock Awards (1)(2)	Option Awards (1)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Thomas J. Pritzker	2020		$149,479	$0	$0	$4,999,999	$0	$14,473	$5,163,951
Executive Chairman of the Board	2019		$575,667	$0	$0	$4,999,987	$0	$18,491	$5,594,145
	2018		$561,667	$0	$0	$4,499,993	$0	$18,335	$5,079,995
Mark S. Hoplamazian	2020	(5)	$318,050	$0	$10,270,337	$2,374,992	$0	$42,644	$13,006,023
President and Chief	2019	(5)	$1,233,000	$0	$9,194,108	$2,374,988	$1,860,200	$39,925	$14,702,221
Executive Officer	2018		$1,203,167	$0	$6,633,532	$1,999,997	$2,591,800	$31,933	$12,460,429
(Principal Executive Officer)
Joan Bottarini	2020		$555,833	$0	$1,356,590	$480,000	$0	$40,079	$2,432,502
Executive Vice President,	2019		$675,000	$0	$1,029,009	$419,999	$647,100	$24,674	$2,795,782
Chief Financial Officer	2018	(6)	$379,762	$0	$399,923	$0	$252,400	$45,714	$1,077,799
(Principal Financial Officer)
H. Charles Floyd	2020	(7)	$659,067	$0	$2,744,566	$802,494	$0	$33,518	$4,239,645
Executive Vice President,	2019		$804,667	$0	$2,026,722	$750,000	$693,700	$32,133	$4,307,222
Global President of Operations	2018		$784,833	$0	$1,544,472	$666,652	$966,100	$32,133	$3,994,190
Mark R. Vondrasek	2020		$552,667	$0	$1,483,846	$524,994	$0	$21,034	$2,582,541
Executive Vice President,	2019		$653,333	$0	$1,352,452	$449,993	$563,200	$16,399	$3,035,377
Chief Commercial Officer	2018		$637,500	$0	$799,931	$399,991	$784,600	$181,921	$2,803,943

(1)

Amounts shown in the “Stock Awards” column represent the aggregate grant date fair value of RSUs and PSUs and the amounts shown in the “Option Awards” column represent the aggregate grant date fair value of SARs, in each case, granted in the year indicated, with such grant date fair values prepared in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020.

(2)

For 2020 PSU awards, amounts shown reflect the grant date fair value of the awards at target payout. The grant date fair value of the PSU awards assuming the highest level of performance (i.e., 150% of target) are as follows: Mr. Hoplamazian $9,369,396, Ms. Bottarini $1,314,911, Mr. Floyd $2,198,521, and Mr. Vondrasek $1,438,279. As disclosed in our proxy statement filed in 2020, in March 2020 the talent and compensation committee exercised discretion to determine that 100% vesting/payout of target for the 2017-2019 PSUs was warranted although the Company’s achievement of the performance metrics would have resulted in a vesting/payout of approximately 95% of target. As a result of this adjustment, the values for 2020 in this column include the additional expense incurred by Hyatt as a result of this determination, $15,593 for Mr. Hoplamazian and $5,198 for Mr. Floyd.

(3)	The EIP was suspended in 2020 and no annual incentive payments were made.

Hyatt Hotels Corporation    2021 Proxy Statement    35

(4)	All Other Compensation for 2020 includes that shown in the table below:

Name	401(k) Match and Contributions to DCP	Life Insurance and Long-Term Disability Premiums	Perquisites and Other Personal Benefits(1)	Total
Thomas J. Pritzker	$13,698	$775	$0	$14,473
Mark S. Hoplamazian	$23,400	$1,154	$18,090	$42,644
Joan Bottarini	$27,900	$1,030	$11,149	$40,079
H. Charles Floyd	$23,400	$1,154	$8,964	$33,518
Mark R. Vondrasek	$16,500	$1,104	$3,430	$21,034

(1)

Amounts shown reflect: the aggregate incremental cost of his personal use of the corporate aircraft (Mr. Hoplamazian), cost of parking benefits ($8,964 for each of Messrs. Hoplamazian and Floyd, $5,880 for Ms. Bottarini and $3,430 for Mr. Vondrasek), and tax filing preparation relating to prior expatriate assignment ($5,269 for Ms. Bottarini). Parking benefit values disclosed in the table are based on the aggregate incremental cost to the Company (i.e., cost for the entire year), however, these amounts were pro-rated for income tax and other purposes in light of office closures and corresponding limited access to the office building as a result of the COVID-19 pandemic.

(5)

As described in “Additional Long-Term Incentive Grants” in the CD&A section of this proxy statement, we entered into an agreement on May 15, 2019 to grant Mr. Hoplamazian 140,000 CEO PSUs, which are eligible to performance-vest in “tranches.” Tranche I CEO PSUs (reflected in 2019 compensation) consists of 14,000 shares and Tranche II CEO PSUs (included in 2020 compensation) consists of 21,000 shares.

(6)

Ms. Bottarini commenced her position as Executive Vice President, Chief Financial Officer on November 2, 2018. Accordingly, the amounts paid to her for 2018 and set forth in this Summary Compensation Table reflect partial year compensation in her current role and partial year compensation in her former role at Hyatt.

(7)

As described in “Additional Long-Term Incentive Grants” in the CD&A section of this proxy statement, we entered into an agreement on March 24, 2020 to grant Mr. Floyd 51,400 Floyd PSUs, which are eligible to performance-vest in “tranches.” The Tranche I Floyd PSUs consists of 7,710 shares.

The actual value, if any, which an executive may realize from a SAR, RSU or PSU award is contingent upon the satisfaction of the conditions to vesting applicable to that award, and is determined by reference to stock price, which may fluctuate. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown in the table above. The amounts shown in the table above are prepared in accordance with ASC Topic 718.

Grants of Plan-Based Awards — 2020

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Options Awards(5)

		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Thomas J. Pritzker
SARs	3/24/2020								563,063	$48.66	$4,999,999

Mark S. Hoplamazian
		$1,110,375	$2,220,750	$4,441,500
PSUs	12/9/2020				1,206	77,162	115,743				$6,246,264
SARs	3/24/2020								267,454	$48.66	$2,374,992
RSUs	3/24/2020							48,808			$2,374,997
RSUs	3/24/2020							7,192			$349,963
PSUs(6)	9/16/2020					21,000					$1,283,520
PSUs(7)	3/22/2017					1,899					$15,593

Joan Bottarini
		$350,000	$700,000	$1,400,000
PSUs	12/9/2020				169	10,829	16,244				$876,608
SARs	3/24/2020								54,054	$48.66	$480,000
RSUs	3/24/2020							9,864			$479,982

H. Charles Floyd
		$414,000	$828,000	$1,656,000
PSUs	12/9/2020				283	18,106	27,159				$1,465,681
SARs	3/24/2020								90,371	$48.66	$802,494
RSUs	3/24/2020							16,491			$802,452
PSUs(8)	9/16/2020					7,710					$471,235
PSUs(7)	3/22/2017					633					$5,198

36    Hyatt Hotels Corporation    2021 Proxy Statement

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(#)(3)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($)(4)	Grant Date Fair Value of Stock and Options Awards(5)
		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)

Mark R. Vondrasek
		$350,000	$700,000	$1,400,000
PSUs	12/9/2020				185	11,845	17,768				$958,853
SARs	3/24/2020								59,121	$48.66	$524,994
RSUs	3/24/2020							10,789			$524,993

(1)

The amounts shown represent the threshold, target and maximum potential payments under the EIP based on multiples of the NEO’s base salary as of December 31, 2020. However, in May 2020, the talent and compensation committee suspended the EIP in light of the COVID-19 pandemic and the impact on our business and no incentive awards were earned or paid under the EIP. See “Annual Incentive” in the CD&A section of this proxy statement for a more detailed description of the EIP.

(2)

Except with respect to the CEO PSUs granted to Mr. Hoplamazian and Floyd PSUs granted to Mr. Floyd referenced in footnote (6) and (8) below, the amounts shown represent the potential PSUs that may be earned under the LTIP at each of the threshold, target and maximum performance levels. Each NEO was granted PSUs at target, but the number of PSUs that will vest and be retained by the NEO will be determined at the conclusion of the performance period in 2025. PSUs will vest based on achievement of diversity representation goals over a five-and-a-half-year performance period, which vesting amount may be increased or decreased from 150% (for the highest rank) to 50% (for the lowest rank) based on attainment of TSR over the performance period relative to certain peer companies. Vesting is generally subject to continued employment through the five-and-a-half-year performance period (except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company).

(3)

RSUs vest pro rata over four years beginning on March 16, 2021 (but may be subject to accelerated vesting upon death or disability, or involuntary termination in connection with a change in control of the Company).

(4)	The strike price of SARs is the closing price of the Company’s stock on the date of grant.

(5)

Amounts shown represent the grant date fair value of SARs, RSUs and PSUs granted in the year indicated computed in accordance with ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020. With regard to the valuation of PSU awards granted in December 2020, the grant date fair values set forth above reflect the vesting of PSUs based upon the probable outcome at target levels, and were determined based on a Monte Carlo simulation model as of December 9, 2020, the grant date of the PSUs.

(6)

On May 15, 2019, we agreed to grant Mr. Hoplamazian an award of 140,000 CEO PSUs, which are eligible to performance-vest in annual “tranches” over five years (as described in more detail under “Additional Long-Term Incentive Grants” above). The amount shown represents the grant-date fair value of the target number Tranche II CEO PSUs under such award that were eligible to performance-vest in respect of 2020 performance if annual performance goals, set by the talent and compensation committee, were attained at “target performance” during 2020. Neither threshold nor maximum performance measurements apply to the Tranche II CEO PSUs. If the CEO PSUs for a given tranche performance-vest, those CEO PSUs are “banked” for purposes of performance-vesting and will be eligible to fully vest if Mr. Hoplamazian remains continuously employed through March 16, 2024 (subject to accelerated vesting on certain qualifying terminations). On March 4, 2021, the talent and compensation committee determined the performance goal had been achieved and therefore the Tranche II CEO PSUs have been “banked” and remain eligible to vest on March 16, 2024 if Mr. Hoplamazian satisfies the applicable continued employment requirement (subject to accelerated vesting on certain qualifying terminations).

(7)

In March 2020, the talent and compensation committee exercised discretion to vest/payout the target 2017-2019 PSUs at 100% (actual attainment was 95% of target), resulting in the additional expense and shares “granted” reflected in the table.

(8)

On March 24, 2020, we agreed to grant Mr. Floyd an award of 51,400 Floyd PSUs, which are eligible to performance-vest in annual “tranches” over three years (as described in more detail under “Additional Long-Term Incentive Grants” above). The amount shown represents the grant-date fair value of the target number Tranche I Floyd PSUs under such award that were eligible to performance-vest in respect of 2020 performance if annual performance goals, set by the talent and compensation committee, were attained at “target performance” during 2020. Neither threshold nor maximum performance measurements apply to the Tranche I Floyd PSUs. If the Floyd PSUs for a given tranche performance-vest, those Floyd PSUs will be “banked” for purposes of performance-vesting and will be eligible to fully vest if Mr. Floyd remains continuously employed through December 31, 2022 (subject to accelerated vesting on certain qualifying terminations). On March 4, 2021, the talent and compensation committee determined Mr. Floyd’s Tranche I Floyd PSUs goal had been achieved and therefore the Tranche I Floyd PSUs have been “banked” and remain eligible to vest on December 31, 2022 if Mr. Floyd satisfies the applicable continued employment requirement (subject to accelerated vesting on certain qualifying terminations).

The actual value, if any, which an executive may realize from a SAR, RSU or PSU award is contingent upon the satisfaction of the conditions to vesting applicable to that award, and is determined by reference to stock price, which may fluctuate. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown in the table above. The amounts shown in the table above are prepared in accordance with ASC Topic 718.

Hyatt Hotels Corporation    2021 Proxy Statement    37

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Thomas J. Pritzker and Hoplamazian Employment Letters

Messrs. Thomas J. Pritzker and Hoplamazian are parties to employment letter agreements with us, each of which became effective as of January 1, 2013. Each letter agreement has a current term that continues through December 31, 2021, subject to automatic one-year renewals unless either party provides 180 days’ prior notice to the other not to renew.

Under their respective letter agreements, Messrs. Thomas J. Pritzker and Hoplamazian are entitled, respectively, to (i) current base salaries equal to $592,500 and $1,269,000, (ii) annual equity awards under the LTIP with target grant date fair values equal to $5,000,000 and $9,500,000 in each case, subject to adjustment by the talent and compensation committee, and (iii) in the case of Mr. Hoplamazian, an annual incentive payment under our EIP, with a target annual incentive payment in an amount equal to 175% of Mr. Hoplamazian’s base salary and a maximum annual incentive payment in an amount equal to 350% of his base salary, in each case, subject to adjustment by the talent and compensation committee.

Each letter agreement provides that, upon the executive’s termination of employment, he will be eligible to receive severance payments and benefits in accordance with the terms of the Severance and Change in Control Plan. In addition, pursuant to their respective letter agreements, we will use commercially reasonable efforts to (i) appoint Mr. Thomas J. Pritzker as Executive Chairman for so long as he is a member of our board and as long as he is willing and able to serve in that office, and (ii) nominate Mr. Hoplamazian for re-election as a member of our board for so long as he is our President and Chief Executive Officer. If he is not so appointed (Mr. Thomas J. Pritzker) or re-elected (Mr. Hoplamazian), the applicable executive will be entitled to terminate his employment and to the rights and entitlements under the Severance and Change in Control Plan as if his employment were terminated by us without cause. For additional information regarding the Severance and Change in Control Plan, please see the section below titled “Potential Payments on Termination or Change in Control.”

Bottarini Employment Letter

Ms. Bottarini is party to an employment letter agreement with us, which became effective as of November 2, 2018. This letter agreement does not have a fixed term. Under her letter agreement, Ms. Bottarini is entitled to receive (i) an annual base salary of $700,000, (ii) target incentive award of 100% of base salary under our EIP, (iii) annual grants under our LTIP (which, for grants made during 2020, had a target value equal to $1,600,000), (iv) a one-time grant of RSUs with a value equal to $250,000, granted in December 2018, which vest annually over four years, subject to Ms. Bottarini’s continued employment through the applicable vesting date, (v) employee benefits and perquisites available to our senior executive officers from time to time, and (vi) severance in accordance with our Severance and Change in Control Plan. For additional information regarding our Severance and Change in Control Plan, please see the section below in the CD&A section of this proxy statement titled “Potential Payments on Termination or Change in Control.”

Vondrasek Employment Letter

Mr. Vondrasek is party to a letter agreement with us, which became effective as of August 28, 2017. This letter agreement does not have a fixed term. Under his letter agreement, Mr. Vondrasek is entitled to receive (i) a current base salary equal to $700,000, (ii) a current target incentive award of 100% of base salary under our EIP, (iii) annual grants under our LTIP (which, for grants made during 2020, had a target value equal to $1,750,000), and (iv) employee benefits and perquisites available to our senior executive officers from time to time. In addition, the letter agreement provided for certain one-time equity awards each of which was granted on or about September 25, 2017.

38    Hyatt Hotels Corporation    2021 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End — 2020

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (1)(5)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(5)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(5)	Market Value of Shares or Units of Stock That Have Not Vested (4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested (4)
Thomas J. Pritzker
SARs	3/24/2020		—	563,063	$48.66	3/24/2030
SARs	3/20/2019		73,056	219,170	$71.67	3/20/2029
SARs	3/21/2018		106,482	106,485	$80.02	3/21/2028
SARs	3/22/2017		183,486	61,162	$52.65	3/22/2027
SARs	3/23/2016		275,103	—	$47.36	3/23/2026
SARs	3/25/2015		180,353	—	$56.27	3/25/2025
SARs	2/13/2014		140,191	—	$49.39	2/13/2024
SARs	3/15/2013		207,381	—	$43.44	3/15/2023
SARs	3/16/2012		140,601	—	$41.29	3/16/2022
Mark S. Hoplamazian
PSUs	12/9/2020								77,162	$5,729,279
PSUs	9/16/2020	(5a)					21,000	$1,559,250
SARs	3/24/2020		—	267,454	$48.66	3/24/2030
RSUs	3/24/2020						48,808	$3,623,994
RSUs	3/24/2020						7,192	$534,006
PSUs	5/15/2019	(5b)					14,000	$1,039,500
PSUs	5/15/2019	(6)					20,987	$1,558,285
RSUs	3/20/2019						24,853	$1,845,335
SARs	3/20/2019		34,701	104,106	$71.67	3/20/2029
SARs	3/21/2018		47,326	47,326	$80.02	3/21/2028
RSUs	3/21/2018						12,497	$927,902
SARs	3/22/2017		91,743	30,581	$52.65	3/22/2027
RSUs	3/22/2017						9,498	$705,227
SARs	3/23/2016		103,163	—	$47.36	3/23/2026
SARs	3/23/2016		137,551	—	$47.36	3/23/2026
SARs	3/25/2015		72,674	—	$56.27	3/25/2025
SARs	2/13/2014		56,490	—	$49.39	2/13/2024
SARs	3/15/2013		83,565	—	$43.44	3/15/2023
SARs	3/16/2012		86,755	—	$41.29	3/16/2022
Joan Bottarini
PSUs	12/9/2020								10,829	$804,053
RSUs	3/24/2020						9,864	$732,402
SARs	3/24/2020		—	54,054	$48.66	3/24/2030
PSUs	5/15/2019	(6)					2,474	$183,695
RSUs	3/20/2019						4,395	$326,329
SARs	3/20/2019		6,136	18,411	$71.67	3/20/2029
RSUs	3/21/2018						938	$69,647
RSUs	12/13/2018						1,856	$137,808
RSUs	3/22/2017						572	$42,471
H. Charles Floyd
PSUs	12/9/2020								18,106	$1,344,371
PSUs	9/16/2020	(5c)					7,710	$572,468
SARs	3/24/2020		—	90,371	$48.66	3/24/2030
RSUs	3/24/2020						16,491	$1,224,457
PSUs	5/15/2019	(6)					4,418	$328,037
SARs	3/20/2019		10,958	32,876	$71.67	3/20/2029
RSUs	3/20/2019						7,848	$582,714
SARs	3/21/2018		15,774	15,776	$80.02	3/21/2028
RSUs	3/21/2018						4,167	$309,400
SARs	3/22/2017		30,579	10,195	$52.65	3/22/2027
RSUs	3/22/2017						3,167	$235,150
SARs	3/23/2016		34,387	—	$47.36	3/23/2026
SARs	3/23/2016		45,850	—	$47.36	3/23/2026
SARs	3/25/2015		30,684	—	$56.27	3/25/2025
SARs	3/25/2015		41,373	—	$56.27	3/25/2025
SARs	2/13/2014		23,851	—	$49.39	2/13/2024
SARs	2/13/2014		4,430	—	$49.39	2/13/2024
SARs	3/15/2013		35,283	—	$43.44	3/15/2023
SARs	3/16/2012		36,630	—	$41.29	3/16/2022

Hyatt Hotels Corporation    2021 Proxy Statement    39

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (1)(5)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(5)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)(5)	Market Value of Shares or Units of Stock That Have Not Vested (4)(5)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested (4)
Mark R. Vondrasek
PSUs	12/9/2020								11,845	$879,491
SARs	3/24/2020		—	59,121	$48.66	3/24/2030
RSUs	3/24/2020						10,789	$801,083
PSUs	5/15/2019	(6)					2,650	$196,763
RSUs	5/15/2019						2,418	$179,537
SARs	3/20/2019		6,575	19,725	$71.67	3/20/2029
RSUs	3/20/2019						4,709	$349,643
SARs	3/21/2018		9,464	9,466	$80.02	3/21/2028
RSUs	3/21/2018						2,500	$185,625
SARs	9/25/2017		—	5,037	$61.50	9/25/2027
RSUs	9/25/2017						1,525	$113,231

(1)

Represents outstanding SARs held by the NEOs as of December 31, 2020. The SARs vest and become exercisable based on continued service through the applicable vesting date (but may be subject to accelerated vesting upon a recipient’s death or disability, or his or her involuntary termination following a change of control of the Company).

(2)

Other than the CEO PSUs and Floyd PSUs referenced in footnote (5) below and the PSUs referenced in footnote (6) below, the awards in this column, represents RSUs held by the NEOs as of December 31, 2020. The RSUs vest and settle upon the applicable vesting dates based on continued service unless otherwise noted (subject to accelerated vesting upon a recipient’s death or disability, or his or her involuntary termination following a change of control of the Company).

(3)

Represents the target value and number of PSUs granted in 2020; actual performance for the applicable performance period may result in more or less PSUs becoming earned for such award. PSUs vest based on performance and continued service through the last day of the performance period, December 31, 2025 (except in the case of certain qualifying terminations of employment due to death or disability, retirement, or in the case of a change in control of the Company).

(4)	Based on $74.25 per share, which was the closing price of our Class A common stock on December 31, 2020.

(5)	Unless otherwise indicated, all RSU and SAR awards vest in four equal, annual installments commencing on March 16th of the year following the applicable Grant Date.

5(a)

On March 4, 2021, the talent and compensation committee determined Mr. Hoplamazian’s Tranche II CEO PSUs goal had been achieved and therefore the Tranche II PSUs have been “banked” and remain eligible to vest on March 16, 2024 if Mr. Hoplamazian satisfies the applicable continued employment requirement (subject to accelerated vesting on certain qualifying terminations).

5(b)

On February 19, 2020 the talent and compensation committee determined Mr. Hoplamazian’s Tranche I CEO PSUs goal had been achieved and therefore the Tranche I PSUs have been “banked” and remain eligible to vest on March 16, 2024 if Mr. Hoplamazian satisfies the applicable continued employment requirement (subject to accelerated vesting on certain qualifying terminations).

5(c)

On March 4, 2021, the talent and compensation committee determined Mr. Floyd’s Tranche I PSUs goal had been achieved and therefore the Tranche I PSUs have been “banked” and remain eligible to vest on December 31, 2022 if Mr. Floyd satisfies the applicable continued employment requirement (subject to accelerated vesting on certain qualifying terminations).

(6)

In March 2021, the talent and compensation committee determined to treat 32% of the target 2019-2021 PSUs as earned, representing one-third of the target award at 95% (based on actual 2019 performance). These PSUs will vest, subject to continued employment through December 31, 2021.

Under our Amended and Restated Policy Regarding Equity Vesting and Exercise (“Retirement Policy Regarding Equity Vesting and Exercise”) and unless otherwise specified in the award agreement, RSUs and SARs under the LTIP will continue to become exercisable (if applicable) and payable following an employee’s retirement, as long as the retiree continues to comply with the policy. “Retirement” for this purpose means a voluntary termination of employment after the sum of the individual’s age and continuous service with us equals or exceeds 65, provided that they are at least age 55. Messrs. Thomas J. Pritzker, Hoplamazian, and Floyd are currently retirement eligible.

40    Hyatt Hotels Corporation    2021 Proxy Statement

Option Exercises and Stock Vested

	SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)(1)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(1)(2)	Value Realized on Vesting(1)
Thomas J. Pritzker	247,117	$5,545,729
Mark S. Hoplamazian	69,881	$2,338,917	74,010	$4,781,592
Joan Bottarini			4,092	$225,248
H. Charles Floyd	33,193	$807,918	22,345	$1,275,147
Mark R. Vondrasek	10,068	$159,930	11,550	$738,942

(1)

For each NEO listed above, shares of Class A common stock underlying vested RSUs were delivered upon vesting, except for Mr. Floyd. Mr. Floyd’s delivery of 3,073 shares of Class A common stock underlying RSUs that vested on April 1, 2020 was deferred until May 1, 2020.

(2)

Includes 65% of the target 2018-2020 PSUs. In March 2021, the talent and compensation committee determined to pay out 97% of two-thirds of the target award to reflect two-thirds of the performance period (2018-2019) given the impact of the COVID-19 pandemic on 2020 results. See “PSUs — 2018-2020 PSUs” in the CD&A section of this proxy statement for more information.

Non-Qualified Deferred Compensation Table

The table below sets forth certain information as of December 31, 2020, with respect to the non-qualified deferred compensation plans in which our NEOs participate.

Name	Plan Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year(2)		Aggregate Earnings (Losses) in Last Fiscal Year	Aggregate Withdrawals/ Distributions		Aggregate Balance at Last Fiscal Year End

Thomas J. Pritzker	DCP	$127,344	$12,000		$27,447,315	$—		$106,861,113	(3)

Mark S. Hoplamazian	DCP	$372,040	$12,000		$900,906	$—		$8,255,050	(3)

Joan Bottarini	DCP	$563	$16,500		$77,607	$—		$766,955	(3)

H. Charles Floyd	DCP	$213,115	$12,000		$2,923,853	$—		$18,229,599	(3)

	RSUs		$134,106	(4)		$3,953,948	(5)	$—

Mark R. Vondrasek	DCP	$—	$16,500		$6,971	$—		$40,379	(3)

(1)

Includes amounts reflected under “All Other Compensation” in the Summary Compensation Table for 2020 for Messrs. Thomas J. Pritzker and Floyd and amounts reflected under “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table above for 2019 for Mr. Hoplamazian which was paid in 2020.

(2)

Registrant contributions are paid in February following the plan year. Registrant contributions were paid in February 2021, including Mr. Vondrasek and Ms. Bottarini’s registrant contribution of $16,500, and are not reflected in the Aggregate Balance at Last Fiscal Year End.

(3)

Of the total amounts shown in each NEO’s Aggregate DCP Balance through fiscal year 2020, the following amounts have been reported as “Salary,” “Bonus,” “Non-Equity Incentive Plan Compensation,” or “All Other Compensation” in the Summary Compensation Table (in 2020 and in previous years) for Mr. Thomas J. Pritzker: $7,627,707; Mr. Hoplamazian: $5,014,798; and Mr. Floyd: $1,750,351. For Mr. Vondrasek and Ms. Bottarini, $32,500 and $49,582 respectively, has been reported as “All Other Compensation” (in 2020 and in previous years).

(4)	Based on the fair market value (closing stock price) of our Class A common stock on the date of vesting.

(5)	Based on $51.53, the closing price of our Class A common stock on May 1, 2020 when the RSUs were delivered.

Narrative to Non-Qualified Deferred Compensation Table

See description of the Deferred Compensation Plan in the section above in the CD&A section of this proxy statement titled “Employee Benefits — Retirement Programs — Deferred Compensation Plan.”

Hyatt Hotels Corporation    2021 Proxy Statement    41

Potential Payments on Termination or Change in Control

Severance

The Severance and Change in Control Plan provides each of the Company’s NEOs with payments and benefits upon a termination of employment without “cause” (other than due to death or disability) or upon the NEO’s resignation from employment for “good reason,” in either case, within the three months prior to or 24 months following a “change in control” (each, as defined in the Severance and Change in Control Plan). All severance payments and benefits under the Severance and Change in Control Plan that are payable in connection with a change in control are “double trigger,” meaning that a NEO will not receive severance benefits in connection with a change in control unless the NEO also experiences a qualifying termination of service. We do not provide “single trigger” severance payments, equity acceleration, or benefits (i.e., “walk-away rights”) to our NEOs in connection with a change in control.

In the event of a termination of employment without cause (other than due to death or disability) which occurs outside of the 24-month period following a change in control, the NEO is entitled to the following payments and benefits:

•

if the NEO is (i) the Chairman or the President and Chief Executive Officer, cash severance equal to two times the sum of annual base salary and average annual cash bonus for the three fiscal years prior to the termination of employment (the “three-year average bonus”), or (ii) not the Chairman or the President and Chief Executive Officer, cash severance equal to one times the sum of annual base salary and three-year average bonus, subject to increase to two times the sum of annual base salary and three-year average bonus if a change in control occurs within three months following the NEO’s termination of employment, in each case, payable in equal installments over the applicable severance period; and

•

a cash amount equal to the difference between the COBRA premiums that would be applicable to the NEO and the amount the NEO would have paid as an active employee of the Company for the same coverage (the “COBRA benefit”), payable in equal installments over the applicable severance period.

In the event of a termination of employment without cause (other than due to death or disability) or for good reason, in each case, within the 24-month period following a change in control, a NEO is entitled to the following payments and benefits:

•

cash severance equal to two times the sum of annual base salary and target annual cash bonus, generally payable in equal installments over the severance period (however, if the change in control constitutes a change in control under applicable tax regulations, such cash severance will be paid in a lump sum);

•	a cash payment equal to the NEO’s target annual cash bonus, prorated based on the number of days elapsed during the applicable calendar year prior to the termination of employment; and

•	the COBRA benefit, payable in equal installments over the severance period.

Receipt of severance payments and benefits under the Severance and Change in Control Plan is contingent on the NEO’s timely execution and delivery to the Company of an effective release of claims.

We do not provide for tax reimbursement payments or gross-ups to our NEOs related changes in control.

Equity Awards

Unless otherwise set forth in an applicable award agreement, outstanding SAR and RSU awards under our LTIP will fully vest if a participant’s employment is terminated by us without cause or by the participant with good reason, in either case, within 12 months following a change in control, provided such awards are assumed by a successor in the change in control. If awards are not assumed by a successor, the talent and compensation committee may in its discretion fully vest the awards upon the change in control.

In addition, upon a change in control, outstanding 2018-2020 PSUs and 2019-2021 PSUs vest, with the number of PSUs vested and earned determined based on actual performance through the most recent fiscal quarter end (projected through the remainder of the performance period based on actual performance), subject to adjustment based on the relative TSR modifier. Outstanding 2020 PSUs will vest, with the number of PSUs vested and earned determined based on the greater of actual performance through the date of the change in control or threshold performance, subject to adjustment based on the relative TSR modifier if the change in control occurs after the first calendar year of the performance period.

Outstanding SAR and RSU awards will fully vest if a participant’s employment is terminated by reason of death or disability. If a participant’s employment is terminated by reason of death or disability, outstanding 2018-2020 PSUs and 2019-2021 PSUs vest based on actual performance through the most recent fiscal quarter end (projected through the remainder of the performance period based on actual performance) pro-rated based on the number of months elapsed through the date of disability or death, and outstanding 2020 PSUs will vest based on actual performance

42    Hyatt Hotels Corporation    2021 Proxy Statement

through the end of the performance period pro-rated based on the number of months elapsed through the date of disability or death. If Messrs. Thomas J. Pritzker or Hoplamazian are terminated other than for cause, provided they execute a general release of claims and do not compete with us, following termination they will continue to earn their SARs and RSUs on the vesting dates set forth in their respective award agreements.

Messrs. Hoplamazian and Floyd are retirement eligible under our Retirement Policy Regarding Equity Vesting and Exercise, and as a result, their annual RSU and SAR awards under the LTIP will continue to become exercisable and payable following retirement, subject only to forfeiture for violating the retirement policy. Additionally, their 2018-2020 PSUs, 2019-2021 PSUs, and 2020 PSUs will remain outstanding and eligible to vest based on actual performance through the end of the performance period, pro-rated based on the number of months in the performance period elapsed through the date of retirement (except that pro-rating will not apply if the executive provides at least one year’s advance notice of retirement).

Messrs. Hoplamazian and Floyd are eligible for accelerated vesting of some or all of the “tranches” of CEO PSUs and Floyd PSUs granted to them in May 2019 and March 2020, respectively, upon certain terminations of service. If their employment is terminated (i) due to death or disability, (ii) by us without cause or by them for good reason, in either case, on or after May 15, 2022 for Mr. Hoplamazian and after eighteen months after the March 2020 grant date for Mr. Floyd, or on or within 12 months following a change in control, or (iii) due to their “qualifying retirement,” then (A) with respect to each tranche of CEO PSUs and Floyd PSUs, respectively, relating to performance periods for which the attainment of performance goals was finally determined on or prior to the date of such termination (each, a “Completed Tranche”), all of the CEO PSUs and Floyd PSUs for each such Completed Tranche for which the Performance Component was satisfied shall immediately become fully vested and (B) with respect to each tranche that is not yet a Completed Tranche, all of the CEO PSUs and Floyd PSUs for such tranche shall immediately become fully vested (without regard to the satisfaction of the Performance Component).

For purposes of the CEO PSUs and Floyd PSUs, “qualifying retirement” means Mr. Hoplamazian’s and Mr. Floyd’s termination of service, respectively within 30 days after the talent and compensation committee has certified that an approved succession plan has been developed, is satisfactorily implemented and is in the Company’s best interest.

The following table summarizes the severance, the value of SARs, RSUs, PSUs (based on actual performance as of December 31, 2020), that would vest, and the value of other benefits that our NEOs would receive upon (i) retirement/voluntary termination; (ii) termination of employment by the Company without cause not in connection with a change in control; or (iii) termination of employment without cause or for good reason in connection with a change in control. The following assumptions were used in creating the table:

•	a stock price of $74.25 per share, which was the closing price of our Class A common stock on December 31, 2020; and

•	termination of employment as of December 31, 2020 (for the scenarios that include a termination of employment).

Hyatt Hotels Corporation    2021 Proxy Statement    43

The amounts shown do not include payments of vested benefits under our tax qualified and non-qualified retirement and deferred compensation plans or the value of vested SARs, RSUs, and PSUs that vested prior to December 31, 2020.

Item	Name	Retirement/ Voluntary Termination	Termination of Employment by Company Without Cause	Change in Control Termination of Employment Without Cause or for Good Reason
Cash Severance	Thomas J. Pritzker		$1,185,000	$1,185,000
	Mark S. Hoplamazian		$5,506,000	$6,979,500
	Joan Bottarini		$999,833	$2,800,000
	H. Charles Floyd		$1,381,267	$3,312,000
	Mark R. Vondrasek		$1,149,267	$2,800,000
Annual Incentive (Year of Termination)	Thomas J. Pritzker
	Mark S. Hoplamazian	$—		$2,220,750
	Joan Bottarini			$700,000
	H. Charles Floyd	$—		$828,000
	Mark R. Vondrasek			$700,000
Equity Vesting	Thomas J. Pritzker	$16,295,340	$16,295,340	$16,295,340
	Mark S. Hoplamazian	$35,431,640	$18,008,505	$32,567,000
	Joan Bottarini			$3,325,119
	H. Charles Floyd	$10,848,017	$572,468	$10,175,831
	Mark R. Vondrasek			$4,127,534
Medical Benefits	Thomas J. Pritzker		$19,221	$19,221
	Mark S. Hoplamazian		$28,517	$28,517
	Joan Bottarini		$14,259	$28,517
	H. Charles Floyd		$14,259	$28,517
	Mark R. Vondrasek		$9,574	$19,148
Total	Thomas J. Pritzker	$16,295,340	$17,499,561	$17,499,561
	Mark S. Hoplamazian	$35,431,640	$23,543,022	$41,795,767
	Joan Bottarini	$—	$1,014,092	$6,853,636
	H. Charles Floyd	$10,848,017	$1,967,994	$14,344,348
	Mark R. Vondrasek	$—	$1,158,841	$7,646,682

As described, the amounts shown in the table above under “Equity Vesting” in the “Change in Control Termination of Employment Without Cause or for Good Reason” column would be pro-rated based on the executive’s actual service period in the event of the executive’s death or disability. For Mr. Hoplamazian’s CEO PSUs and Mr. Floyd’s Floyd PSUs, we have assumed for purposes of this disclosure that his retirement constitutes a “qualifying retirement.” For PSUs, we have assumed for purposes of this disclosure that amounts are not pro-rated assuming that each executive provided at least one year’s advance notice of their retirement (noting that pro-rating would apply if advance notice had not been provided).

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of the annual total compensation of our median employee to the annual total compensation of Mark S. Hoplamazian, our President and Chief Executive Officer (our “CEO”). We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements Item 402(u) of Regulation S-K.

For 2020, our last completed fiscal year:

•	the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $35,612; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included above in the CD&A section of this proxy statement, was $13,006,023.

Based on this information, for 2020, the annual total compensation of our CEO was approximately 365 times the median of the annual total compensation of all of our employees (other than the CEO).

44    Hyatt Hotels Corporation    2021 Proxy Statement

Determining the Median Employee

Employee Population

We used our employee population data as of October 1, 2020 as the reference date for identifying our median employee. As of such date, approximately 91% of these individuals were located in the United States, approximately 3% of these individuals were located in the Asia Pacific (ASPAC) region, and approximately 6% were located in the Europe-Africa-Middle East/Southwest Asia (EAME/SWA) and Latin America, Caribbean and Canada regions. Due to the COVID-19 pandemic, Hyatt experienced workforce reductions, and because of this, we did not use the same median employee as last year. For purposes of the pay ratio calculation, our employee population consists of (i) in the United States, all full and part-time employees at all owned, managed, leased and joint venture locations, offices and service centers and (ii) outside of the United States, all colleagues who serve at the leadership committee level or above at all locations, and all other full- and part-time employees at all owned locations, offices and service centers. Seasonal and temporary employees employed as of that date were also included in that sample.

Methodology for Determining Our Median Employee

In 2020, to identify the median employee from our employee population in the (i) United States (owned, managed, leased and joint venture locations, offices and service centers) and (ii) owned locations, offices and service centers outside the United States, we used gross earnings as reflected in local payroll records. For other locations outside the United States for the employees who serve at the leadership committee level or above, we grouped employees as above or below median based on their location and historical ranking. In identifying the median employee, we annualized the compensation of all full-time permanent employees who were new-hires in 2020, and we annualized employees who were on furlough due to the COVID-19 pandemic. We did not make any cost-of-living adjustments.

Earnings of our employees outside the U.S. were converted to U.S. dollars using the applicable average October 2020 exchange rates.

Compensation Measure and Annual Total Compensation of Median Employee

With respect to the annual total compensation of the median employee, we calculated such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Annual Total Compensation of CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included above in the CD&A section of this proxy statement.

Hyatt Hotels Corporation    2021 Proxy Statement    45

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 — Ratification of Appointment of the Independent Registered Public Accounting Firm

The audit committee of the board of directors has appointed Deloitte & Touche LLP (“D&T”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021. D&T also served as Hyatt’s independent registered accounting firm for fiscal year 2020, and the services provided to us by D&T in fiscal year 2020 are described under “Independent Registered Public Accounting Firm’s Fees” below. Representatives of D&T will be present virtually at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of D&T as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of D&T to the stockholders for ratification as a matter of good corporate governance practice. Furthermore, the audit committee will take the results of the stockholder vote regarding D&T’s appointment into consideration in future deliberations. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Hyatt and our stockholders.

The board of directors unanimously recommends that the stockholders vote “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Hyatt Hotels Corporation for the fiscal year ended December  31, 2021.

Independent Registered Public Accounting Firm’s Fees

In addition to retaining D&T to audit the Company’s consolidated financial statements, the audit committee retained D&T to provide various other services in fiscal years 2020 and 2019. The following table presents fees for professional services rendered by D&T for fiscal years 2020 and 2019. The audit committee approved all of the fees presented in the table below.

Type of Fees	FY 2020	FY 2019
Audit Fees(1)	$6,021,578	$5,682,772
Audit-Related Fees(2)	$811,750	$936,925
Tax Fees(3)	$1,546,612	$1,420,270
All Other Fees(4)	$58,993	$768,000

Total	$8,438,933	$8,807,967

The following are footnotes to the above table, in accordance with SEC definitions:

(1)

Audit fees represent D&T fees for professional services for the audit of the Company’s consolidated financial statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2020 and December 31, 2019 filed with the SEC, review of quarterly financial statements, accounting consultation and other attest services that are typically performed by the independent public accountant, and services that are provided by D&T in connection with statutory and regulatory filings.

(2)	Audit-related fees consist principally of fees for audits required under agreements with our hotels owners.

(3)	Tax fees are fees for tax compliance, tax advice and tax planning.

(4)	All other fees are fees billed by D&T to Hyatt for any services not included in the first three categories. The 2020 and 2019 fees were for permitted advisory services.

46    Hyatt Hotels Corporation    2021 Proxy Statement

Policy on Audit Committee Preapproval of Audit and Permissible Nonaudit Services of the Independent Registered Public Accounting Firm

The audit committee has adopted a policy requiring that all audit, audit-related and non-audit services provided by the independent auditor be pre-approved by the audit committee. The policy also requires additional approval of any engagements that were previously approved but are anticipated to exceed pre-approved fee levels. The policy permits the audit committee chair to pre-approve principal independent auditor services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting (provided that the audit committee chair must report to the full audit committee on any pre-approval determinations). All services provided to us by D&T for fiscal years 2020 and 2019 were pre-approved by the audit committee. D&T may only perform non-prohibited non-audit services that have been specifically approved in advance by the audit committee. In addition, before the audit committee will consider granting its approval, the Company’s management must have determined that such specific non-prohibited non-audit services can be best performed by D&T based on its in-depth knowledge of our business, processes and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on the independent auditors’ independence.

The audit committee has adopted a policy that prohibits our independent auditors from providing:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;

•	financial information systems design and implementation services;

•	appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources services;

•	broker or dealer, investment adviser or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board (the “PCAOB”) or the SEC determines, by regulation, is impermissible.

Hyatt Hotels Corporation    2021 Proxy Statement    47

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements, the reporting process and maintaining an effective system of internal controls over financial reporting. The Company’s independent auditors are engaged to audit and express opinions on the conformity of the Company’s financial statements to United States generally accepted accounting principles.

In addition to fulfilling its oversight responsibilities as set forth in its charter and further described above in the section titled “Corporate Governance — Committees of the Board of Directors — Audit Committee,” the audit committee has done the following things:

•

Prior to the filing of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, reviewed and discussed with management and D&T the Company’s audited consolidated financial statements.

•

Discussed with D&T the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), Auditing Standard 3101 related to the requirement for auditors to communicate critical audit matters in auditor reports, and any other matters required to be communicated to the committee by D&T under auditing standards established from time to time by the PCAOB or SEC rules and regulations.

•

Evaluated D&T’s qualifications, performance and independence (consistent with SEC requirements), which included the receipt and review of the written disclosures and the letter from D&T required by applicable requirements of the PCAOB regarding D&T’s communications with the audit committee concerning independence and discussions with D&T regarding its independence.

Based on the reviews and discussions with management and D&T cited above, including the review of D&T’s disclosures and letter to the audit committee and review of the representations of management and the reports of D&T, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC.

Audit Committee of the Board of Directors

Cary D. McMillan, Chairman

Paul D. Ballew

Michael A. Rocca

Richard C. Tuttle

James H. Wooten, Jr.

[1]

This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Hyatt filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

48    Hyatt Hotels Corporation    2021 Proxy Statement

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Proposal 3 — Advisory Vote to Approve Executive Compensation

As required pursuant to Section 14A of the Exchange Act, the Company requests stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative in this proxy statement).

As described under “Compensation Discussion and Analysis,” our executive compensation program is designed to promote long-term brand value for the Company, a goal which we believe, in turn, is central to the creation of long-term economic value for our stockholders. Our compensation program is designed to attract, recruit, develop, engage and retain the talent needed to achieve long-term brand value and to appropriately motivate our executive officers. As such, we believe that our executive compensation program and the corresponding executive compensation detailed in the compensation tables and related narrative set forth above are strongly aligned with the long-term interests of our stockholders.

As an advisory vote, this proposal is not binding upon the Company. However, our talent and compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal, and will carefully consider the outcome of the vote when making future compensation decisions for named executive officers.

At the Company’s 2017 annual meeting of stockholders, the Company’s stockholders determined, on an advisory basis, to hold an advisory vote on executive compensation every year. Subsequently, the board of directors considered this determination and agreed that it will hold a non-binding advisory vote on executive compensation on an annual basis. As such, following the advisory vote to approve executive compensation that will take place at the Annual Meeting, the next advisory vote on executive compensation will occur at the Company’s 2022 annual meeting of stockholders.

The board of directors strongly endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related discussion as disclosed in this proxy statement, is hereby APPROVED.

The board of directors unanimously recommends that the stockholders vote “FOR” Proposal No. 3 to approve, on an advisory basis, the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

Hyatt Hotels Corporation    2021 Proxy Statement    49

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 19, 2021 information regarding:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock or Class B common stock;

•	each of our NEOs;

•	each of our directors and nominees for the board of directors; and

•	all of our directors and executive officers as a group.

The information shown in the table with respect to the percentage of shares of Class A common stock beneficially owned is based on 39,723,336 shares of Class A common stock outstanding as of March 19, 2021 (and does not assume the conversion of any outstanding shares of Class B common stock). The information shown in the table with respect to the percentage of shares of Class B common stock beneficially owned is based on 62,038,918 shares of Class B common stock outstanding as of March 19, 2021. Each share of Class B common stock is convertible at any time into one share of Class A common stock. The information shown in the table with respect to the percentage of total common stock beneficially owned is based on 101,762,254 shares of common stock outstanding as of March 19, 2021. The information shown in the table with respect to the percentage of total voting power is based on 101,762,254 shares of common stock outstanding as of March 19, 2021, and assumes that no shares of Class B common stock outstanding as of March 19, 2021 have been converted into shares of Class A common stock.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each director, director nominee, executive officer or beneficial owner of more than 5% of our Class A common stock or Class B common stock. Beneficial ownership rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and investment power with respect to those securities. Unless otherwise indicated by footnote, and subject to applicable community property laws, we believe, based on the information furnished to us, that the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise provided, the address of each individual listed below is c/o Hyatt Hotels Corporation, 150 North Riverside Plaza, Chicago, Illinois 60606.

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class A	Shares	% of Class B	% of Total Common Stock	% of Total Voting Power(1)
5% or greater stockholders:
Pritzker Family Group(2)
CIBC Trust Company (Bahamas) Limited in its capacity as trustee and Other Reporting Persons(3)	—	—	673,350	1.1%	*	1.0%
Trustees of the Thomas J. Pritzker Family Trusts and Other Reporting Persons(4)	85,355	*	22,520,767	36.3%	22.2%	34.1%
Trustees of the Nicholas J. Pritzker Family Trusts and Other Reporting Persons(5)	—	—	70,000	*	*	*
Trustees of the Jennifer N. Pritzker Family Trusts and Other Reporting Persons(6)	—	—	2,420,151	3.9%	2.4%	3.7%
Trustees of the Karen L. Pritzker Family Trusts(7)	—	—	5,643,253	9.1%	5.5%	8.5%
Trustees of the Penny Pritzker Family Trusts and Other Reporting Persons(8)	14,650	*	7,215,797	11.6%	7.1%	10.9%
Trustees of the Daniel F. Pritzker Family Trusts and Other Reporting Persons(9)	27,431	*	1,472,569	2.4%	1.5%	2.2%
Trustees of the Gigi Pritzker Pucker Family Trusts and Other Reporting Persons(10)	—	—	18,837,636	30.4%	18.5%	28.5%

50    Hyatt Hotels Corporation    2021 Proxy Statement

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Shares	% of Class A	Shares	% of Class B	% of Total Common Stock	% of Total Voting Power(1)
Baron Capital Group, Inc. and affiliated entities(11)	4,905,945	12.4%	—	—	4.8%	*
BlackRock, Inc.(12)	2,181,478	5.5%	—	—	2.1%	*
Melvin Capital Management LP and affiliated entities(13)	3,520,000	8.9%	—	—	3.5%	*
Principal Global Investors, LLC(14)	2,620,229	6.6%	—	—	2.6%	*
Southeastern Asset Management, Inc.(15)	4,113,227	10.4%	—	—	4.0%	*
The Vanguard Group, Inc. and affiliated entities(16)	3,308,256	8.3%	—	—	3.3%	*
Wellington Management Group LLP and affiliated entities(17)	2,995,710	7.5%	—	—	2.9%	*
Named Executive Officers and Directors:
Thomas J. Pritzker(18)	82,767	*	22,520,767	36.3%	22.2%	34.1%
Mark S. Hoplamazian(19)	380,701	*	—	—	*	*
Joan Bottarini(20)	9,139	*	—	—	*	*
H. Charles Floyd(21)	78,948	*	—	—	*	*
Mark R. Vondrasek(22)	—	*	—	—	*	*
Paul D. Ballew	5,589	*	—	—	*	*
Susan D. Kronick	39,527	*	—	—	*	*
Mackey J. McDonald	37,133	*	—	—	*	*
Cary D. McMillan	1,790	*	—	—	*	*
Pamela M. Nicholson	3,010	*	—	—	*	*
Jason Pritzker(23)	2,588	*	—	—	*	*
Michael A. Rocca	19,570	*	—	—	*	*
Richard C. Tuttle	27,239	*	—	—	*	*
James H. Wooten, Jr.	7,649	*	—	—	*	*
All directors and executive officers as a group (19 persons)(24)	722,457	1.8%	22,520,767	36.3%	22.8%	34.2%

*	Less than 1%.

(1)

Holders of our Class A common stock and our Class B common stock vote together as a single class on all matters submitted to a vote of our stockholders. The holders of Class A common stock are entitled to one vote per share and the holders of Class B common stock are entitled to ten votes per share. However, if on any record date for determining the stockholders entitled to vote at an annual or special meeting of stockholders, the aggregate number of shares of our Class A common stock and Class B common stock owned, directly or indirectly, by the holders of our Class B common stock is less than 15% of the aggregate number of shares of Class A common stock and Class B common stock then outstanding, then at such time all shares of Class B common stock will automatically convert into shares of Class A common stock and all outstanding common stock will be entitled to one vote per share on all matters submitted to a vote of our stockholders. The information shown in the table with respect to the percentage of total voting power is based on 101,762,254 shares of common stock outstanding as of March 19, 2021, and assumes that no shares of Class B common stock outstanding as of March 19, 2021 have been converted into shares of Class A common stock.

(2)

See footnotes (3) through (10) below. CIBC Trust Company (Bahamas) Limited in its capacity as trustee of Pritzker family non-U.S. situs trusts and the trustees of the Thomas J. Pritzker Family Trusts, the Nicholas J. Pritzker Family Trusts, the Jennifer N. Pritzker Family Trusts, the Karen L. Pritzker Family Trusts, the Penny Pritzker Family Trusts, the Daniel F. Pritzker Family Trusts, the Anthony N. Pritzker Family Foundation, the Gigi Pritzker Pucker Family Trusts and certain other reporting persons described in footnotes (3) through (10) below (collectively, the “Pritzker Family Group”) are party to those certain agreements described in footnotes (3) through (10) below, which agreements contain, among other things, certain voting agreements and limitations on the sale of their shares of common stock. As a result, the members of the Pritzker Family Group may be deemed to be members of a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

(3)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No 0001193125-10-198223), represents (i) 538,681 shares of Class B common stock held of record by Bombay Hotel Corporation (“Bombay”), and (ii) 134,669 shares of Class B common stock held of record by CPC, Inc. (“CPC”). The voting and investment decisions of Bombay are made by its three directors, all of whom are employees of an affiliate of CIBC Trust Company (Bahamas) Limited. In such capacity, CIBC Trust Company (Bahamas) Limited may be deemed to beneficially own such shares of Class B common stock directly held by Bombay. The voting and investment decisions of CPC are made by its two directors, Corporate Associates Limited and Commerce Services Limited, both of which are wholly-owned subsidiaries of CIBC Trust Company

Hyatt Hotels Corporation    2021 Proxy Statement    51

(Bahamas) Limited. In such capacity, CIBC Trust Company (Bahamas) Limited may be deemed to beneficially own such shares of Class B common stock directly held by CPC. J.P. Morgan Trust Company (Bahamas) Limited, as trustee of 2010 N3 Purpose Trust, Bessemer Trust Company (Cayman) Limited and Mary Jo Sandlin, as co-trustees of Settlement T-551-5C and CIBC Trust Company (Bahamas) Limited as trustee of Settlement T-551-7 each own approximately 30% of each of Bombay and CPC and disclaim beneficial ownership of the shares directly held by Bombay and CPC. Bombay, CPC and the trustees and adult beneficiaries of all of these non-U.S. situs trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional information. The address of the principal business and principal office for Bombay is c/o CIBC Bank & Trust Company (Cayman) Limited, CIBC Financial Centre, 11 Dr. Roy’s Drive, P.O. Box 694, George Town, Grand Cayman KY1-1107. The address of the principal business and principal office for CPC is c/o CIBC Trust Company (Bahamas) Limited, Goodman’s Bay Corporate Centre, West Bay Street, Ground Floor, P.O. Box N-3933, Nassau, Bahamas.

(4)

Represents (i) 20,723,351 shares of Class B common stock held of record by THHC, L.L.C., a member-managed limited liability company controlled by another member-managed limited liability company whose sole member is a trust for the benefit of Thomas J. Pritzker, of which Maroon Private Trust Company, LLC, a manager-managed limited liability company, serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3 of the Exchange Act (“Rule 13d-3”); (ii) 1,746,453 shares of Class B common stock held of record by trusts for the benefit of Thomas J. Pritzker and certain of his lineal descendants, of which Maroon Private Trust Company, LLC serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3; (iii) 50,963 shares of Class B common stock held of record by TJP Revocable Trust, a trust for the benefit of Thomas J. Pritzker, of which Marshall E. Eisenberg and Thomas J. Pritzker serve as co-trustees and share voting and investment power over such shares; (iv) 82,767 shares of Class A common stock held by Mr. Thomas J. Pritzker; and (v) 2,588 shares of Class A common stock held by Jason Pritzker, who is the son of Mr. Thomas Pritzker and one of our directors. Maroon Trust is the sole member of Maroon Private Trust Company, LLC and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. Mr. Thomas J. Pritzker is the trustee of Maroon Trust and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. The investment decisions of Maroon Private Trust Company, LLC are made by the Trust Committee of its board of managers, consisting of Mr. Thomas J. Pritzker and certain other individuals. The voting decisions of Maroon Private Trust Company, LLC are made by the independent members of the Trust Committee, which does not include Mr. Thomas J. Pritzker. Mr. Thomas J. Pritzker and the other members of the Trust Committee disclaim beneficial ownership as a result of serving on the Trust Committee. Mr. Thomas J. Pritzker is also the grantor and beneficiary of the trust represented by clause (iii) and has the right to revoke such trust at any time without the consent of any other person. As a result, Mr. Thomas J. Pritzker could be deemed to be the sole beneficial owner of the shares owned by such trust. Mr. Thomas J. Pritzker, Mr. Jason Pritzker, THHC, L.L.C., and the trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock, which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional information. The share numbers included in the table do not include the following SARs held by Mr. Thomas J. Pritzker that are currently exercisable or that will become exercisable within sixty days after March 19, 2021: (a) 140,601 SARs at an exercise price of $41.29; (b) 207,381 SARs at an exercise price of $43.44; (c) 140,191 SARs at an exercise price of $49.39; (d) 180,353 SARs at an exercise price of $56.27; (e) 275,103 SARs at an exercise price of $47.36; (f) 244,648 SARs at an exercise price of $52.65; (g) 159,723 SARs at an exercise price of $80.02; (h) 146,112 SARs at an exercise price of $71.67; and (i) 140,765 SARs at an exercise price of $48.66. The number of shares that Mr. Thomas J. Pritzker will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price. The address of the principal business and principal office for Maroon Private Trust Company, LLC, solely in the capacity as trustee of the trusts represented by clauses (i) and (ii), is 350 South Main Avenue, Suite 401, Sioux Falls, South Dakota 57104. The address of the principal business and principal office for Marshall E. Eisenberg and Thomas J. Pritzker, not individually, but solely in the capacity as co-trustees of the trust represented by clause (iii) and for Mr. Jason Pritzker, is 150 North Riverside Plaza, Suite 3300, Chicago, Illinois 60606.

(5)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198283), represents 70,000 shares of Class B common stock held of record by Tao Invest LLC, a limited liability company owned by trusts for the benefit of Nicholas J. Pritzker and/or his lineal descendants, of which Paul. A. Bible serves as trustee and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional information. The address of the principal business and principal office for Tao Invest LLC is 1 Letterman Drive, Suite C4-420, San Francisco, California 94129; and for Paul Bible, not individually, but solely in the capacity as trustee, is 165 West Liberty Street, Suite 110, Reno, Nevada 89501.

52    Hyatt Hotels Corporation    2021 Proxy Statement

(6)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198421), represents (i) 2,278,873 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Robin Road Trust Company LLC serve as trustee and has sole voting and investment power over such shares; (ii) 21,128 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which Mary Parthe serves as trustee and has sole voting and investment power over such shares, (iii) 101,149 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and/or certain of her lineal descendants, of which J.P. Morgan Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares, and (iv) 19,001 shares of Class B common stock held of record by trusts for the benefit of Jennifer N. Pritzker and certain of her lineal descendants, of which CIBC Trust Company (Bahamas) Limited serves as trustee and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional information. The address of the principal business and principal office for Robin Road Trust Company, not individually, but solely in its capacity as trustee of the trusts represented by clause (i), is 551 Union Street, Suite 735, Nashville, TN 37219; for Mary Parthe, not individually, but solely in her capacity as trustee of the trusts represented by clause (ii), is c/o Tawani Enterprises, Inc., 104 South Michigan Avenue, Suite 500, Chicago, Illinois 60603; for J.P. Morgan Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (iii) is Bahamas Financial Centre, Shirley & Charlotte Streets, P.O. Box N-4899, Nassau, Bahamas; and for CIBC Trust Company (Bahamas) Limited, not individually, but solely in its capacity as trustee of the trusts represented by clause (iv), is Goodman’s Bay Corporate Centre, First Floor, P.O. Box N-3933, Nassau, Bahamas.

(7)

Based in part on information contained in a Schedule 13D filed on August 26, 2010 (SEC Accession No. 0001193125-10-198367), represents (i) 3,981,048 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants, of which Andrew D. Wingate, Lucinda Falk and Zena Tamler serve as co-trustees and share voting and investment power over such shares; and (ii) 1,662,205 shares of Class B common stock held of record by trusts for the benefit of Karen L. Pritzker and certain of her lineal descendants, of which Bank of Nova Scotia Trust Company (Bahamas) Ltd. serve as trustees and has sole voting and investment power over such shares. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional information. The address of the principal business and principal office for Andrew D. Wingate, Lucinda Falk and Zena Tamler, not individually, but solely in the capacity as co-trustees of the trusts represented by clause (i) is 35 Windsor Road, North Haven, Connecticut 06473; and for Bank of Nova Scotia Trust Company (Bahamas) Ltd., not individually, but solely in the capacity as trustees of the trusts represented by clause (ii) is P.O. Box N-3016, 404 East Bay Street, Nassau, Bahamas.

(8)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198261), represents (i) 14,650 shares of Class A common stock held by Penny Pritzker, individually; (ii) 20,682 shares of Class B common stock held by Penny Pritzker, individually; (iii) 6,921,339 shares of Class B common stock held of record by trusts for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company, LLC serves as trustee and has sole voting and investment power over such shares and (iv) 273,776 shares of Class B common stock held of record by a limited liability company owned by a trust for the benefit of Penny Pritzker and certain of her lineal descendants, of which Horton Trust Company, LLC serves as trustee and has sole voting and investment power over such shares. Penny Pritzker and the trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional information. The address of the principal business and principal office for Penny Pritzker and for Horton Trust Company, LLC, not individually, but solely in the capacity as trustee of the trusts represented by clauses (iii) and (iv) is 444 West Lake Street, Suite 3400, Chicago, Illinois 60606.

(9)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198390), represents (i) 27,431 shares of Class A common stock held of record by a limited partnership whose general partner is a limited liability company owned by trusts for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee and has sole voting and investment power over such shares, (ii) 1,424,042 shares of Class B common stock held of record by limited partnerships whose general partners are limited liability companies owned by trusts for the benefit of Daniel F. Pritzker and certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee and has sole voting and investment power over such shares, and (iii) 48,527 shares of Class B common stock held of record by trusts for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, of which 1922 Trust Company LTA serves as trustee and has sole voting and investment power over such shares. Lewis M. Linn serves as trustee of 1922 Trust, which is the sole member of 1922 Trust Company LTA, and has sole voting and investment power over the shares set forth in clauses (i) through (iii). The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the

Hyatt Hotels Corporation    2021 Proxy Statement    53

Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional information. The address of the principal business and principal office for 1922 Trust Company LTA, not individually, but solely in the capacity as trustee of the trusts represented by clauses (i) through (iii) is 3737 Buffalo Speedway, Suite 300, Houston, Texas 77098; and for Lewis Linn, not individually but solely as trustee of 1922 Trust, is 3555 Timmons Lane, Suite 650, Houston, Texas 77027.

(10)

Based in part on information contained in a Schedule 13D filed on August 26, 2010, as amended (SEC Accession No. 0001193125-10-198254), represents (i) 17,090,620 shares of Class B common stock held of record by a member-managed limited liability company controlled by another member-managed limited liability company whose sole member is a trust for the benefit of Gigi Pritzker Pucker, of which UDQ Private Trust Company, LLC, a manager-managed limited liability company, serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3; and (ii) 1,747,016 shares of Class B common stock held of record by trusts for the benefit of Gigi Pritzker Pucker and certain of her lineal descendants, of which UDQ Private Trust Company, LLC serves as trustee and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. UDQ Trust is the sole member of UDQ Private Trust Company, LLC and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. Ms. Pucker is the trustee of UDQ Trust and in such capacity may be deemed to beneficially own such shares under Rule 13d-3. The investment decisions of UDQ Private Trust Company, LLC are made by the Trust Committee of its board of managers, consisting of Ms. Pucker and certain other individuals. The voting decisions of UDQ Private Trust Company, LLC are made by the independent members of the Trust Committee, which does not include Ms. Pucker. Ms. Pucker and the other members of the Trust Committee disclaim beneficial ownership as a result of serving on the Trust Committee. The trustees and the adult beneficiaries of all of these trusts have agreed to certain voting agreements and to certain limitations with respect to the sale of shares of our common stock which are contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement, and the shares of common stock listed in the table may not be sold other than in accordance with such agreements. See Part I, Item 1, “Business — Stockholder Agreements” and Item 1A, “Risk Factors — Risks Related to Share Ownership and Other Stockholder Matters” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for additional information. The address of the principal business and principal office for UDQ Private Trust Company, LLC, solely in the capacity as trustee of the trust represented by clauses (i) and (ii), is 350 South Main Avenue, Suite 402, Sioux Falls, South Dakota 57104.

(11)

Based solely on information contained in a Schedule 13G filed on February 12, 2021 (the “BAMCO 13G”), Baron Capital Group, Inc. and its subsidiaries BAMCO, Inc. and Baron Capital Management, Inc., and BAMCO, Inc.’s advisory client Baron Partners Fund, beneficially own an aggregate of 4,905,945 shares of Class A common stock. According to the BAMCO 13G, (i) Baron Capital Group, Inc. and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., have shared power to vote 4,596,945 shares of Class A common stock and shared power to dispose of 4,905,945 shares of Class A common stock; (ii) BAMCO Inc. has shared power to vote 3,999,083 shares of Class A common stock and shared power to dispose of 4,308,083 shares of Class A common stock; (iii) Baron Capital Management, Inc. has shared power to vote 597,862 shares of Class A common stock and shared power to dispose of 597,862 shares of Class A common stock and (iv) Baron Partners Fund has shared power to vote 2,900,000 shares of Class A common stock and shared power to dispose of 2,900,000 shares of Class A common stock. The principal business address of BAMCO, Inc., Baron Capital Group, Inc., Baron Capital Management, Inc., Baron Partners Fund, and Ronald Baron is 767 Fifth Avenue, 49th Floor, New York, New York 10153.

(12)

Based solely on information contained in a Schedule 13G filed on February 2, 2021 (the “BlackRock 13G”), BlackRock, Inc. beneficially owns 2,181,478 shares of Class A common stock, with sole power to vote 1,821,236 of such shares and sole power to dispose of all 2,181,478 shares. The principal business address of BlackRock, Inc. is 55 E. 52nd Street, New York, New York 10055.

(13)

Based solely on information contained in a Schedule 13G filed on February 16, 2021 (the “Melvin 13G”), Melvin Capital Management LP beneficially owns 3,520,000 shares of Class A common stock, with shared power to vote and dispose of all 3,520,000 shares. According to the Melvin 13G, Melvin Capital Management LP serves as the investment manager to (i) Melvin Capital Master Fund Ltd, which holds 2,651,181 shares of Class A common stock, (ii) Melvin Capital Onshore LP, which holds 348,446 shares of Class A common stock and (iii) one or more managed accounts, which hold 520,373 shares of Class A common stock, and in such capacity, Melvin Capital Management LP may be deemed to beneficially own all 3,520,000 such shares. According to the Melvin 13G, Gabriel Plotkin is the managing member of the general partner of Melvin Capital Management LP and exercises investment discretion with respect to such shares. The principal business address of Melvin Capital Management LP is 535 Madison Avenue, 22nd Floor, New York, New York 10022.

(14)

Based solely on information contained in a Schedule 13G filed on February 16, 2021 (the “Principal Global 13G”), Principal Global Investors, LLC beneficially owns 2,620,229 shares of Class A common stock, with shared power to vote and dispose of all 2,620,229 shares. The principal business address of Principal Global Investors, LLC is 801 Grand Avenue, Des Moines, Iowa 50392.

(15)

Based solely on information contained in a Schedule 13G filed on February 16, 2021 (the “Southeastern 13G”), Southeastern Asset Management, Inc. beneficially owns 4,113,227 shares of Class A common stock, with sole power to vote 730,369 of such shares, shared power to vote 2,915,917 of such shares, sole power to dispose of 1,610,272 of such shares, and shared power to dispose of 2,502,955 of such shares. According to the Southeastern 13G, all such shares are owned by investment advisory clients of Southeastern Asset Management, Inc. The principal business address of Southeastern Asset Management, Inc. is 6410 Poplar Ave., Suite 900, Memphis, Tennessee 38119.

(16)

Based solely on information contained in a Schedule 13G filed on February 10, 2021 (the “Vanguard 13G”), The Vanguard Group, Inc. beneficially owns 3,308,256 shares of Class A common stock, with shared power to vote 21,796 of such shares, sole power

54    Hyatt Hotels Corporation    2021 Proxy Statement

to dispose of 3,257,803 of such shares and shared power to dispose of 50,453 of such shares. According to the Vanguard 13G, such shares includes shares owned by subsidiaries of The Vanguard Group, Inc., including Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. The principal business address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(17)

Based solely on information contained in a Schedule 13G filed on February 4, 2021 (the “Wellington 13G”), (i) Wellington Management Group LLP beneficially owns 2,995,710 shares of Class A common stock, with shared power to vote 2,688,673 of such shares and shared power to dispose of 2,995,710 of such shares, (ii) Wellington Group Holdings LLP beneficially owns 2,995,710 shares of Class A common stock, with shared power to vote 2,688,673 of such shares and shared power to dispose of 2,995,710 of such shares, (iii) Wellington Investment Advisors Holdings LLP beneficially owns 2,995,710 shares of Class A common stock, with shared power to vote 2,688,673 of such shares and shared power to dispose of 2,995,710 of such shares, and (iv) Wellington Management Company LLP beneficially owns 2,785,566 shares of Class A common stock, with shared power to vote 2,607,860 of such shares and shared power to dispose of 2,785,566 of such shares. According to the Wellington 13G, all such shares are owned of record by clients of one or more investment advisors, including Wellington Management Company LLP, and such investment advisors are controlled, directly or indirectly, by Wellington Investment Advisors Holdings LLP, which is owned by Wellington Group Holdings LLP, which is owned by Wellington Management Group LLP. The principal business address of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210.

(18)

Represents 50,963 shares of Class B common stock that are owned by TJP Revocable Trust and may be deemed to be beneficially owned by Thomas J. Pritzker, as described in footnote (4). Also represents 20,723,351 shares of Class B common stock that are owned by THHC, L.L.C. and 1,746,453 shares of Class B common stock that are owned by trusts of which Maroon Private Trust Company, LLC serves as trustee, which, in each case, may be deemed to be beneficially owned by Mr. Thomas J. Pritzker in his capacity as trustee of Maroon Trust, as described in footnote (4). Mr. Thomas J. Pritzker and/or his immediate family members are beneficiaries of the trusts that own non-controlling membership interests in THHC, L.L.C., the trust that owns the member-managed limited liability company that controls THHC, L.L.C. and all other trusts described in footnote (4). Does not include the following SARs held by Mr. Thomas J. Pritzker that are currently exercisable or that will become exercisable within sixty days after March 19, 2021: (a) 140,601 SARs at an exercise price of $41.29; (b) 207,381 SARs at an exercise price of $43.44; (c) 140,191 SARs at an exercise price of $49.39; (d) 180,353 SARs at an exercise price of $56.27; (e) 275,103 SARs at an exercise price of $47.36; (f) 244,648 SARs at an exercise price of $52.65; (g) 159,723 SARs at an exercise price of $80.02; (h) 146,112 SARs at an exercise price of $71.67; and (i) 140,765 SARs at an exercise price of $48.66. The number of shares that Mr. Thomas J. Pritzker will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(19)

Does not include the following SARs held by Mr. Hoplamazian that are currently exercisable or that will become exercisable within sixty days after March 19, 2021: (a) 83,565 SARs at an exercise price of $43.44; (b) 56,490 SARs at an exercise price of $49.39; (c) 72,674 SARs at an exercise price of $56.27; (d) 240,714 SARs at an exercise price of $47.36; (e) 122,324 SARs at an exercise price of $52.65; (f) 70,989 SARs at an exercise price of $80.02; (g) 69,402 SARs at an exercise price of $71.67; and (h) 66,863 SARs at an exercise price of $48.66. The number of shares that Mr. Hoplamazian will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(20)

Does not include the following SARs held by Ms. Bottarini that are currently exercisable or that will become exercisable within sixty days after March 19, 2021: (a) 12,272 SARs at an exercise price of $71.67; and (b) 13,513 SARs at an exercise price of $48.66. The number of shares that Ms. Bottarini will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(21)

Does not include the following SARs held by Mr. Floyd that are currently exercisable or that will become exercisable within sixty days after March 19, 2021: (a) 10,195 SARs at an exercise price of $52.65; (b) 23,661 SARs at an exercise price of $80.02; (c) 21,916 SARs at an exercise price of $71.67; and (d) 22,592 SARs at an exercise price of $48.66. The number of shares that Mr. Floyd will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

(22)

Does not include the following SARs held by Mr. Vondrasek that are currently exercisable or that will become exercisable within sixty days after March 19, 2021: 4,732 SARs at an exercise price of $80.02. The number of shares that Mr. Vondrasek will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

Hyatt Hotels Corporation    2021 Proxy Statement    55

(23)

Jason Pritzker is a beneficiary of certain trusts that hold non-controlling interests in THHC, L.L.C., which holds 20,723,351 shares of Class B common stock. THHC, L.L.C. is controlled by a member-managed limited liability company whose sole member is a trust for the benefit of Thomas J. Pritzker, Jason Pritzker’s father, as described in footnote (4). Jason Pritzker does not have voting or investment power over the shares held of record by THHC, L.L.C., and such shares are not included in the total number of shares listed as beneficially owned by Jason Pritzker in the table above.

(24)

Does not include the following SARs collectively held by our directors and current executive officers, in the aggregate, that are currently exercisable or that will become exercisable within sixty days of March 19, 2021: (a) 140,601 SARs at an exercise price of $41.29; (b) 290,946 SARs at an exercise price of $43.44; (c) 196,681 SARs at an exercise price of $49.39; (d) 263,362 SARs at an exercise price of $56.27; (e) 580,541 SARs at an exercise price of $47.36; (f) 414,475 SARs at an exercise price of $52.65; (g) 297,904 SARs at an exercise price of $80.02; (h) 282,014 SARs at an exercise price of $71.67; and (i) 279,496 SARs at an exercise price of $48.66. The number of shares that each individual will receive upon exercise of such SARs is not currently determinable and therefore not included in the table above because each SAR gives the holder the right to receive the excess of the value of one share of our Class A common stock at the exercise date, which is not determinable until the date of exercise, over the exercise price.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act, and rules of the SEC thereunder, require our directors, officers and persons who own more than 10% of our Class A common stock to file initial reports of their ownership of our Class A common stock and subsequent reports of changes in such ownership with the SEC. Directors, officers and persons owning more than 10% of our Class A common stock are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports and amendments thereto received by us and written representations from these persons that no other reports were required, we believe that during the fiscal year ended December 31, 2020, our directors, officers and owners of more than 10% of our Class A common stock complied with all applicable filing requirements except that (i) Bank of Nova Scotia Trust Company (Bahamas) Limited filed a late Form 3, (ii) Zena Tamler filed a late Form 3, and (iii) with respect to one transaction, Anthony Pritzker Family Foundation filed one late Form 4 .

56    Hyatt Hotels Corporation    2021 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Party Transactions

Current Relationships and Related Party Transactions

Agreements Relating to Aircraft

In 2010, we adopted an aircraft policy under which Mr. Thomas J. Pritzker, our Executive Chairman, and Mr. Hoplamazian, our President and Chief Executive Officer, may utilize any aircraft that is owned, leased, chartered or otherwise secured for use by us. Under the policy, the Executive Chairman and President and Chief Executive Officer are authorized to utilize the aircrafts for business use and the President and Chief Executive Officer may utilize the aircrafts for non-business use upon approval by the Executive Chairman or his designee for any travel under 30 hours per year or by the Executive Chairman and the talent and compensation committee for any non-business travel that exceeds 30 hours per year. In 2020, a Gulfstream G550 aircraft, which is owned by TPO, was authorized by Mr. Thomas J. Pritzker to be chartered for Hyatt business use pursuant to this aircraft policy. Wingtip Aviation manages the aircraft and charters the aircraft on behalf of TPO. In 2020, we made payments of $218,415 to Wingtip Aviation for flights taken for Hyatt business use on the Gulfstream G550 aircraft, of which $162,756 was passed through to TPO by Wingtip Aviation.

Tax Separation Agreement

Prior to June 30, 2004, Hyatt Corporation, which primarily consisted of the North American hotel management and franchise companies, was owned by HG, Inc. (“HG”). H Group Holding, Inc. (“H Group”) owns HG. H Group is owned by Pritzker family business interests. In addition to owning Hyatt Corporation, HG owned various other North American hospitality related businesses (primarily consisting of hotel properties and the vacation ownership business) and on June 30, 2004 contributed these hospitality related businesses to Hyatt Corporation. Following such contribution, the stock of Hyatt Corporation was distributed to the Pritzker family business interests that owned H Group. We refer to this transaction as the “June 2004 Transaction.” The stock of Hyatt Corporation subsequently was contributed to us on December 31, 2004.

In connection with the June 2004 Transaction, H Group assumed Hyatt Corporation’s benefit liabilities, currently estimated to be $24.5 million, under certain deferred compensation and executive retirement plans with respect to certain former and retired employees of Hyatt Corporation. While H Group retains the liability for such payments, we retain the tax benefits. In 2020, we recorded tax deductions of $1,993,945.

Employee Benefits Agreement

In connection with the June 2004 Transaction, on July 1, 2004, Hyatt Corporation entered into an employee benefits and other employment matters allocation and separation agreement with H Group, certain subsidiaries of H Group and Grand Victoria Casino & Resort, L.P., a company that is 50% owned by Pritzker family business interests, pursuant to which we continue to provide administrative services to the parties. The services include payment processing, coordinating third-party administration for retirement plans, coordinating third-party administration for health and dental plans, providing claims administration for unemployment insurance claims, and for a short period of time, payroll services. The parties agree to reimburse each other for any costs or expenses incurred in connection with any of the plans which are the responsibility of the other party. In 2020, H Group made reimbursement payments of $1,665,556 to us under the agreement.

Management, Franchise, and Other Fees

Certain properties for which we receive management, franchise, and other fees are indirectly owned by Geolo Capital LP, a limited partnership affiliated with John A. Pritzker, the brother of Mr. Thomas J. Pritzker. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2020, we received $1,774,508 of management, franchise, and other fees, and $801,622 of fees related to sales, reservations, technology, and marketing services, related to such properties.

Registration Rights

We have granted registration rights with respect to shares of Class A common stock issuable upon conversion of shares of Class B common stock as described below to holders of (i) 2,270,395 shares of our common stock pursuant

Hyatt Hotels Corporation    2021 Proxy Statement    57

to the terms of a Registration Rights Agreement, dated as of August 28, 2007, as amended, among us and the stockholders party to the 2007 Stockholders’ Agreement (the “2007 Registration Rights Agreement”), and (ii) 58,980,959 shares of our common stock pursuant to the terms of a Registration Rights Agreement, dated as of October 12, 2009, among us and the domestic and foreign Pritzker stockholders party thereto (the “2009 Registration Rights Agreement”). Only shares of Class A common stock may be registered pursuant to the terms of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement. On May 21, 2020, we registered on a Form S-3 shelf registration statement 13,347,885 shares of Class A common stock issuable upon conversion of 13,347,885 shares of Class B common stock held by certain stockholders party to the 2009 Registration Rights Agreement.

Subsequent to November 2020, (i) a limited partnership and a trust, each for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, and Daniel F. Pritzker, individually, engaged in sales, charitable contributions and similar transactions representing an aggregate of 583,333 shares of Class A common stock and/or Class A common stock issuable upon conversion of shares of Class B common stock, (ii) the Anthony N. Pritzker Family Foundation engaged in sales representing an aggregate of 299,027 shares of Class A common stock issuable upon conversion of shares of Class B common stock, and (iii) trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants engaged in sales representing an aggregate of 915,000 shares of Class A common stock issuable upon conversion of shares of Class B common stock. After giving effect to these transactions, as well as sales prior to November 2020 by (a) a limited partnership and a trust, each for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, that resulted in such entities holding fewer shares than are registered for resale on the May 2020 shelf registration statement, and (b) the Anthony N. Pritzker Family Foundation that resulted in such entity no longer holding any shares registered for resale on the May 2020 shelf registration statement, as of March 19, 2021, 10,104,678 shares of the 13,347,885 shares originally registered for resale on the May 2020 shelf registration statement continue to be eligible to be sold pursuant to the May 2020 shelf registration statement during the 12 month period commencing November 5, 2020 through November 4, 2021 under the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement. Subsequent to November 4, 2021, and assuming no further sales, 11,019,678 shares of the 13,347,885 shares originally registered for resale on the May 2020 shelf registration statement will continue to be eligible to be sold pursuant to the May 2020 shelf registration statement. Additional shares may be registered on the shelf registration statement in the future as such shares are eligible to be sold in accordance with the registration rights agreements and lock-up restrictions.

The holders of approximately 61,251,354 shares of our common stock are entitled to certain demand registration rights.

Long-Form Demand Registration Rights

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions, request that we register all or a portion of such stockholder’s shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000, the stockholder making the request is (or will be at the anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares.

The stockholders party to the 2009 Registration Rights Agreement may, on not more than one occasion, request that we register all or a portion of the shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock under the Securities Act on Form S-1 if the anticipated aggregate offering price of such shares of Class A common stock exceeds $750,000,000 (net of underwriting discounts and commissions), the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement, and we are not otherwise eligible at the time of the request to file a registration statement on Form S-3 for the re-sale of such stockholder’s shares.

Short-Form Demand Registration Rights

The holders of approximately 61,251,354 shares of our common stock are entitled to certain Form S-3 demand registration rights.

Each stockholder party to the 2007 Registration Rights Agreement may, on not more than two occasions during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 and the stockholder making the request is (or will be at the

58    Hyatt Hotels Corporation    2021 Proxy Statement

anticipated time of effectiveness of the applicable registration statement) permitted to sell shares of its common stock under the lock-up provisions contained in the 2007 Stockholders’ Agreement.

Stockholders party to the 2009 Registration Rights Agreement holding at least 20% of the then issued and outstanding common stock may, on not more than one occasion during each calendar year, request registration of their shares of Class A common stock issuable upon conversion of shares of Class B common stock under the Securities Act on Form S-3 if the anticipated aggregate offering amount of such shares of Class A common stock exceeds $100,000,000 (net of underwriting discounts and commissions) and the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement, and we are not otherwise prohibited from filing such registration statement under the 2007 Registration Rights Agreement.

Under each of the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, we will not be required to affect a demand registration or a Form S-3 demand registration within 180 days after the effective date of a registration statement related to a previous demand registration or Form S-3 demand registration. In addition, once every 12 months, we may postpone for up to 120 days the filing or the effectiveness of a registration statement for a demand registration or a Form S-3 demand registration, if our board of directors determines in good faith that such a filing (i) would be materially detrimental to us, (ii) would require a disclosure of a material fact that might reasonably be expected to have a material adverse effect on us or any plan or proposal by us to engage in any acquisition or disposition of assets or equity securities or any merger, consolidation, tender offer, material financing or other significant transactions, or (iii) is inadvisable because we are planning to prepare and file a registration statement for a primary offering of our securities.

Shelf Registration Rights

The holders of approximately 58,980,959 shares of our common stock are entitled under the 2009 Registration Rights Agreement to certain “shelf” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

Stockholders party to the 2009 Registration Rights Agreement may, in addition to the demand registration rights described above, request that we register all or a portion of shares of Class A common stock issuable upon conversion of such stockholders’ shares of Class B common stock on a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, provided that the stockholders making the request are, at the anticipated time of effectiveness of the applicable registration statement, permitted to sell such shares of their common stock under the applicable lock-up provisions contained in the Amended and Restated Global Hyatt Agreement and Amended and Restated Foreign Global Hyatt Agreement. We have agreed to use our reasonable best efforts to keep any such shelf registration statement effective and updated for a period of three years (or, if earlier, such time as all the shares covered thereby have been sold). We have also agreed that, at the end of such three year period, we will refile a new shelf registration upon the request of stockholders party to the 2009 Registration Rights Agreement holding at least 1% of our outstanding common stock at such time.

Piggyback Registration Rights

The holders of 61,251,354 shares of our common stock are entitled to certain “piggyback” registration rights with respect to shares of Class A common stock issuable upon conversion of such shares of Class B common stock.

In the event that we propose to register shares of Class A common stock under the Securities Act, either for our own account or for the account of other security holders, we will notify each stockholder party to the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement that is, or will be at the anticipated time of effectiveness of the applicable registration statement, permitted to sell shares of its common stock under the applicable lock-up provisions contained in the 2007 Stockholders’ Agreement, the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement of our intention to effect such a registration and will use our reasonable best efforts to include in such registration all shares requested to be included in the registration by each such stockholder, subject to certain marketing and other limitations.

Following our decision in May 2020 to file a shelf registration statement on Form S-3 pursuant to Rule 415 of the Securities Act, we notified the stockholders party to the 2009 Registration Rights Agreement and the 2007 Registration Rights Agreement of our intention to file a shelf registration statement and gave such stockholders the right to “piggyback” and register shares of Class A common stock and shares of Class A common stock issuable upon conversion of shares of Class B common stock owned by them and eligible to be sold under the applicable lock-up agreements on the shelf registration statement. Certain stockholders party to the 2009 Registration Rights Agreement

Hyatt Hotels Corporation    2021 Proxy Statement    59

elected to exercise their piggyback registration rights with respect to 13,347,885 shares of Class A common stock issuable upon conversion of shares of Class B common stock, and those shares were included in the Form S-3 shelf registration statement that we filed on May 21, 2020.

Subsequent to November 2020, (i) a limited partnership and a trust, each for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, and Daniel F. Pritzker, individually, engaged in sales, charitable contributions and similar transactions representing an aggregate of 583,333 shares of Class A common stock and/or Class A common stock issuable upon conversion of shares of Class B common stock, (ii) the Anthony N. Pritzker Family Foundation engaged in sales representing an aggregate of 299,027 shares of Class A common stock issuable upon conversion of shares of Class B common stock, and (iii) trusts for the benefit of Karen L. Pritzker and/or certain of her lineal descendants engaged in sales representing an aggregate of 915,000 shares of Class A common stock issuable upon conversion of shares of Class B common stock. After giving effect to these transactions, as well as sales prior to November 2020 by (a) a limited partnership and a trust, each for the benefit of Daniel F. Pritzker and/or certain of his lineal descendants, that resulted in such entities holding fewer shares than are registered for resale on the May 2020 shelf registration statement, and (b) the Anthony N. Pritzker Family Foundation that resulted in such entity no longer holding any shares registered for resale on the May 2020 shelf registration statement, as of March 19, 2021, 10,104,678 shares of the 13,347,885 shares originally registered for resale on the May 2020 shelf registration statement pursuant to piggyback registration rights continue to be eligible to be sold pursuant to the May 2020 shelf registration statement during the 12 month period commencing November 5, 2020 through November 4, 2021 under the lock-up restrictions contained in the Amended and Restated Global Hyatt Agreement and the Amended and Restated Foreign Global Hyatt Agreement. Subsequent to November 4, 2021, and assuming no further sales, 11,019,678 shares of the 13,347,885 shares originally registered for resale on the May 2020 shelf registration statement pursuant to piggyback registration rights will continue to be eligible to be sold pursuant to the May 2020 shelf registration statement.

Expenses of Registration, Restrictions and Indemnification

We will pay all registration expenses, including the legal fees of one counsel for all holders under the 2007 Registration Rights Agreement and one counsel for all holders under the 2009 Registration Rights Agreement, other than underwriting discounts, commissions and transfer taxes, in connection with the registration of any shares of Class A common stock pursuant to any demand registration, Form S-3 demand or piggyback registration described above. Under the 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement, if a request for a demand registration or Form S-3 demand registration is withdrawn at the request of the majority of the holders of registrable securities requested to be registered, the holders of registrable securities who have withdrawn such request shall forfeit such demand registration or Form S-3 demand registration unless those holders pay or reimburse us for all of the related registration expenses.

The demand, Form S-3 demand and piggyback registration rights are subject to customary restrictions such as blackout periods and any limitations on the number of shares to be included in the underwritten offering imposed by the managing underwriter. The 2007 Registration Rights Agreement and the 2009 Registration Rights Agreement also contain customary indemnification and contribution provisions.

Other Agreements, Transactions, and Arrangements

In 2007, we established a Donor-Advised Fund through JP Morgan Private Bank and the National Philanthropic Trust, known as the Hyatt Community Grants Fund. Individuals and organizations are able to donate funds to the Hyatt Community Grants Fund and we recommend grant recipients of these funds through our Hyatt Community Program. The National Philanthropic Trust screens our recommended fund recipients and issues the funds to the approved recipients. In 2007, the Pritzker Foundation made a charitable contribution of $10 million to the Hyatt Community Grants Fund, payable in annual installments of $2.5 million over four years, commencing in 2007. Mr. Thomas J. Pritzker is a director and vice president of the Pritzker Foundation. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2020, the Hyatt Community Grants Fund made grants of $360,200 to various not-for-profit organizations.

In 2020, the Pritzker Foundation contributed $2 million and the Jay Pritzker Foundation contributed $250,000 to the Hyatt Hotels Foundation to be used to launch the Hyatt Care Fund, a program designed to support Hyatt colleagues with the most pressing financial needs due to the COVID-19 pandemic. Mr. Thomas J. Pritzker is a director and vice president of the Pritzker Foundation. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. The Jay Pritzker Foundation is affiliated with certain Pritzker family business interests.

A partner of Latham & Watkins LLP, Michael A. Pucker, is the brother-in-law of Mr. Thomas J. Pritzker. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2020, we made aggregate payments of $7,387,835 to Latham & Watkins LLP for legal services.

During 2020, Marshall E. Eisenberg was a trustee of certain trusts for the benefit of Mr. Thomas J. Pritzker, and/or his lineal descendants. Mr. Jason Pritzker is the son of Mr. Thomas J. Pritzker. In 2020, we made aggregate payments of $140,310 to Neal, Gerber & Eisenberg LLP for legal services. Mr. Eisenberg is a partner in the law firm of Neal, Gerber & Eisenberg LLP.

60    Hyatt Hotels Corporation    2021 Proxy Statement

In 2020, we paid Konverse $125,000 for an annual license fee in connection with certain web-based communications tools on Hyatt’s internal communications network. Pritzker family business interests own a minority interest in Konverse.

Related Party Transaction Policy and Procedures

We have adopted a written policy regarding the review, approval and ratification of related party transactions. For purposes of our policy, a “related party transaction” is a material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) we (including any of our subsidiaries) were, are or will be a participant and (ii) any related party had, has or will have a direct or indirect material interest. A transaction involving an amount exceeding $120,000 is presumed to be a material transaction, although transactions involving lesser amounts may be material based on the facts and circumstances. A direct or indirect material interest of a related party may arise by virtue of control or significant influence of the related party with respect to the transaction or by direct or indirect pecuniary interest in the transaction. A related party is any executive officer, director or a beneficial owner of more than 5% of our common stock, including any of their immediate family members and any other family member who might control or influence or who might be controlled or influenced by the foregoing persons because of his or her family relationship, any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or in a position of having control or significant influence or in which such person has a 5% or greater beneficial ownership interest, or any firm, corporation or other entity in which any director, executive officer, nominee or more than 5% beneficial owner is employed (whether or not as an executive officer). The principal elements of this policy are as follows:

•

For each related party transaction (other than pre-approved transactions as discussed below), the audit committee reviews the relevant facts and circumstances, such as the extent and materiality of the related party’s interest in the transaction, takes into account the conflicts of interest and corporate opportunity provisions of our Code of Ethics and either approves or disapproves the related party transaction.

•	Any related party transaction shall be consummated and shall continue only if the audit committee has approved or ratified such transaction in accordance with the policy.

•

If advance audit committee approval of a related party transaction requiring the audit committee’s approval is not practicable, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chairman of the audit committee, or if prior approval of the transaction by the chairman of the audit committee is not practicable, then the transaction may be preliminarily entered into by management, subject in each case to ratification of the transaction by the audit committee at the audit committee’s next regularly scheduled meeting; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction.

•

The Chief Financial Officer, or his or her designee, shall present to the audit committee each proposed related party transaction requiring the audit committee’s approval, including all relevant facts and circumstances relating thereto, shall update the audit committee as to any material changes to any approved or ratified related party transaction and shall provide a status report at least annually at a regularly scheduled meeting of the audit committee of all then active related party transactions.

•	No director may participate in approval of a related party transaction for which he or she is a related party.

Certain types of transactions have been designated pre-approved transactions under the policy, and as such are deemed to be approved or ratified, as applicable, by the audit committee. Such pre-approved transactions include: (i) executive and director compensation; (ii) certain ordinary course of business transactions; (iii) lodging transactions involving less than $250,000 provided the terms of which are no less favorable to us than those of similar transactions with unrelated third parties occurring during the same fiscal quarter and/or where the transaction is a result of an open auction process involving unrelated third-party bidders; (iv) ordinary course sales of timeshare, fractional or similar ownership interests at prices that are no lower than those available under our company-wide employee discount programs; (v) charitable contributions in amounts that would not require disclosure in our annual proxy statement or annual report under the NYSE corporate governance listing standards; (vi) transactions involving the rendering of legal services to us by the law firm of Latham & Watkins LLP to the extent such firm is associated with one or more related parties; and (vii) transactions where the rates or charges involved are determined by competitive bids. All of the transactions described above under Certain Relationships and Related Party Transactions were entered into prior to the adoption of this policy or were adopted or ratified in accordance with this policy.

Hyatt Hotels Corporation    2021 Proxy Statement    61

ANNUAL MEETING INFORMATION AND PROXY MATERIALS

Attending the Annual Meeting

Time and Location

Hyatt’s 2021 Annual Meeting of Stockholders will take place on Wednesday, May 19, 2021, at 9:30 a.m., Central Time, online via live webcast. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

Admission Policy

Only stockholders who own shares of Hyatt common stock as of the close of business on March 19, 2021, the record date, will be entitled to attend the Annual Meeting. In order to attend and vote at the Annual Meeting, please follow the instructions in the section titled “Questions and Answers about the Proxy Materials and the Annual Meeting” below.

Questions and Answers about the Proxy Materials and the Annual Meeting

1.	Q:	Why am I receiving these materials?

	A:	We are furnishing the enclosed Notice of Annual Meeting of Stockholders, proxy statement and proxy card to you, and to all stockholders of record as of the close of business on March 19, 2021, because the board of directors of Hyatt is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. Also enclosed is our Annual Report for the fiscal year ended December 31, 2020, which, along with our proxy statement, is also available online at www.proxydocs.com/h.

2.	Q:	When and where is the Annual Meeting and why is Hyatt holding a virtual Annual Meeting?

	A:	The Annual Meeting will be held on Wednesday, May 19, 2021 at 9:30 a.m., Central Time, and will be conducted online via live webcast. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting.

The Annual Meeting will be held as a virtual meeting only. We believe that the environmentally-friendly virtual meeting format will provide expanded access, improved communication, and cost savings for our stockholders and Hyatt, while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting.

3.	Q:	What is the purpose of the Annual Meeting?

	A:	At our Annual Meeting, stockholders will act upon the matters outlined in this proxy statement and in the Notice of Annual Meeting of Stockholders included with this proxy statement, including the election of three directors; the ratification of Deloitte & Touche LLP as our independent registered public accounting firm; the advisory vote to approve compensation paid to our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC (the “Say on Pay Advisory Vote”); and such other matters as may properly come before the meeting or any adjournment or postponement thereof.

4.	Q:	How can I attend the virtual Annual Meeting?

	A:	Stockholders who own shares of Hyatt common stock as of the close of business on March 19, 2021, the record date, will be able to attend the Annual Meeting online, vote their shares electronically, and submit questions electronically. In order to attend the Annual Meeting online, you must pre-register at www.proxydocs.com/h. You will need the control number located in the upper right corner of your proxy card or on the instructions that accompanied your proxy materials. After registering, you will receive a confirmation

62    Hyatt Hotels Corporation    2021 Proxy Statement

e-mail and an e-mail approximately one hour prior to the start of the meeting to the e-mail address you provided during registration with a unique link to the virtual meeting. The Annual Meeting live webcast will begin promptly at 9:30 a.m., Central Time. You will not be able to attend the Annual Meeting in person.

Technical assistance will be available to assist you with any technical difficulties you may have accessing the virtual meeting. Information regarding technical support will be available in the e-mail you receive after pre-registering at www.proxydocs.com/h and on the virtual meeting portal page.

5.	Q:	What should I do if I receive more than one set of proxy materials?

	A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy card and voting instruction card that you receive.

6.	Q:	What is the difference between holding shares as a record holder versus a beneficial owner?

	A:	Most Hyatt stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders: If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, you are considered, with respect to those shares, the stockholder of record or record holder. As the stockholder of record, you have the right to grant your voting proxy directly to Hyatt or to vote virtually at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owners: If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you automatically, along with a voting instruction card from your broker, bank or nominee. As a beneficial owner, you have the right to direct your broker, bank or nominee how to vote and are also invited to attend the Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares virtually at the meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, bank or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions by the deadline set forth in the materials you receive from your broker, bank or other nominee, your broker, bank or nominee can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. The election of directors and the Say on Pay Advisory Vote are considered “non-discretionary” items, while the ratification of the appointment of our independent registered public accounting firm is considered a “discretionary” item. For “non-discretionary” items for which you do not give your broker instructions, the shares will be treated as broker non-votes. See Question 12 below for more information about broker non-votes.

7.	Q:	Who can vote and how do I vote?

	A:	Only holders of our common stock at the close of business on March 19, 2021, the record date, will be entitled to notice of and to vote at the Annual Meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting. Most stockholders have four options for submitting their votes:

• virtually at the Annual Meeting with a proxy card/legal proxy by following the instructions after pre-registering at www.proxydocs.com/h;

• by mail, using the paper proxy card;

• by telephone, by calling the toll-free telephone number on the proxy card; or

• through the Internet before the Annual Meeting, using the procedures and instructions described on the proxy card.

Beneficial owners may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials.

For further instructions on voting, see your proxy card. If you vote by proxy using the paper proxy card, by telephone or through the Internet, the shares represented by the proxy will be voted in accordance with your instructions. If you virtually attend the Annual Meeting, you may also submit your vote virtually by following the instructions after pre-registering at www.proxydocs.com/h. Any previous votes that you submitted by mail, telephone or Internet will be superseded by the vote that you cast at the Annual Meeting. Please note,

Hyatt Hotels Corporation    2021 Proxy Statement    63

however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from your bank or broker a legal proxy issued in your name.

8.	Q:	What are my voting choices, and how many votes are required for approval or election?

	A:	In the vote on the election of three director nominees identified in this proxy statement to serve until the 2024 annual meeting of stockholders and until their respective successors have been duly elected and qualified, stockholders may (1) vote in favor of all nominees or specific nominees; or (2) withhold authority to vote for all nominees or specific nominees. A plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote with respect to the election of directors shall elect the directors. The board of directors unanimously recommends a vote FOR each of the nominees.

In the vote on the ratification of the appointment of Deloitte & Touche LLP as Hyatt’s independent registered public accounting firm for fiscal year 2021, stockholders may (1) vote in favor of the ratification; (2) vote against the ratification; or (3) abstain from voting on the ratification. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021 will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal, however, stockholder ratification is not required to authorize the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. The board of directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021.

In the Say on Pay Advisory Vote, stockholders may (1) vote in favor of the proposal; (2) vote against the proposal; or (3) abstain from voting on the proposal. Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules will require the affirmative vote of a majority of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote on the proposal. This resolution is advisory and not binding on the Company, the board of directors or the talent and compensation committee. The board of directors unanimously recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules.

9.	Q:	How will Hyatt’s dual class ownership structure impact the outcome of the voting at the Annual Meeting?

	A:	The holders of our Class A common stock are entitled to one vote per share and the holders of our Class B common stock are entitled to ten votes per share on all matters to be voted upon at the Annual Meeting. Holders of Class A common stock and Class B common stock will vote together as a single class on all matters to be voted upon at the Annual Meeting.

At the close of business on March 19, 2021, we had outstanding and entitled to vote 39,723,336 shares of Class A common stock and 62,038,918 shares of Class B common stock. Collectively, the holders of Class A common stock on such date will be entitled to an aggregate of 39,723,336 votes, and, collectively, the holders of Class B common stock on such date will be entitled to an aggregate of 620,389,180 votes, on all matters to be voted upon at the Annual Meeting. Therefore, for all matters to be voted upon at the Annual Meeting, the holders of our Class B common stock will collectively hold approximately 94.0% of the total voting power of our outstanding common stock. See Question 10 for additional information.

10.	Q:	How will voting agreements entered into with or among Hyatt’s major stockholders impact the outcome of the voting at the Annual Meeting?

	A:	Voting agreements entered into with or among Hyatt’s major stockholders will result in all of the shares of our Class B common stock being voted consistent with the recommendations of Hyatt’s board of directors. Pursuant to the terms of the Amended and Restated Global Hyatt Agreement (the “Amended and Restated Global Hyatt Agreement”) and the Amended and Restated Foreign Global Hyatt Agreement (the “Amended and Restated Foreign Global Hyatt Agreement”), Pritzker family business interests, which beneficially own in the aggregate 58,853,523 shares of our Class B common stock and 127,436 shares of our Class A common stock, or approximately 89.2% of the total voting power of our outstanding common stock, have agreed to vote their shares of our common stock consistent with the recommendation of our board of directors with respect to all matters (assuming agreement as to any such matter by a majority of a minimum of three independent directors (excluding for such purposes any Pritzker)) or, in the case of transactions involving us and an affiliate, assuming agreement of all of such minimum of three independent directors (excluding for such purposes any Pritzker). This voting agreement expires on the date upon which more than 75% of our fully diluted shares of common stock is owned by non-Pritzker family business interests. In addition, other existing stockholders that beneficially own in the aggregate 2,270,395 shares of our Class B common stock,

64    Hyatt Hotels Corporation    2021 Proxy Statement

or approximately 3.4% of the total voting power of our outstanding common stock, have entered into the Global Hyatt Corporation 2007 Stockholders’ Agreement (the “2007 Stockholders’ Agreement”) with us under which they have agreed to vote their shares of Class A and Class B common stock consistent with the recommendation of our board of directors, without any separate requirement that our independent directors agree with the recommendation. This voting agreement will expire on the date that Mr. Thomas J. Pritzker is no longer chairman of our board of directors. While these voting agreements are in effect, they may provide our board of directors with effective control over matters requiring stockholder approval. Because our board of directors (including all of our independent directors) has recommended a vote FOR proposal one, FOR proposal two, and FOR proposal three, each stockholder party to the voting agreements will be contractually obligated to vote in favor of proposal one, in favor of proposal two, and in favor of proposal three. Because the stockholders party to such voting agreements hold approximately 92.6% of the total voting power of our outstanding common stock, these voting agreements will cause the outcome of the vote on each of the matters to be voted upon at the Annual Meeting to be consistent with the recommendations of our board of directors.

As used in this proxy statement, the term “Pritzker family business interests” means (1) various lineal descendants of Nicholas J. Pritzker (deceased) and spouses and adopted children of such descendants; (2) various trusts for the benefit of the individuals described in clause (1) and trustees thereof; and (3) various entities owned and/or controlled, directly and/or indirectly, by the individuals and trusts described in (1) and (2).

11.	Q:	What is the effect of a “withhold” or an “abstain” vote on the proposals to be voted on at the Annual Meeting?

A:

A “withhold” vote with respect to the election of directors will be considered present for purposes of determining a quorum. Because a plurality of the voting power of the shares present virtually or represented by proxy at the Annual Meeting and entitled to vote with respect to the election of directors is required to elect a director (meaning that the four director nominees who receive the highest number of “for” votes will be elected) and each of our directors is running unopposed, a “withhold” vote will have no effect with respect to the outcome of election of directors.

An “abstain” vote with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021 or approval of the Say on Pay Advisory Vote will be considered present for purposes of determining a quorum. Because the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on each proposal will be required to approve these proposals (meaning that, of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “for” the proposal for it to be approved), an “abstain” vote will have the effect of a vote against each of these two proposals.

12.	Q:	What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?

	A:	A “broker non-vote” will occur if you are the beneficial owner of shares held by a broker or other custodian and you do not provide the broker or custodian with voting instructions on the election of directors and approval of the Say on Pay Advisory Vote. This is because under applicable NYSE rules, a broker or custodian may not vote on these matters without instruction from the underlying beneficial owner. A broker non-vote is not considered a “vote cast” or “entitled to vote” with respect to these matters and will not have any effect on the outcome of these matters. Under applicable NYSE rules, brokers and custodians may vote on the ratification of Deloitte & Touche LLP as our registered independent public accounting firm for fiscal year 2021 in their discretion, and therefore we do not expect any broker non-votes on this matter.

13.	Q:	Who counts the votes?

	A:	EQ Shareowner Services will count the votes. The board of directors has appointed a representative of EQ Shareowner Services as the inspector of elections.

14.	Q:	Revocation of proxy: May I change my vote after I return my proxy?

	A:	Yes, you may revoke your proxy if you are a record holder by:

• filing written notice of revocation with Hyatt’s corporate secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606;

•   signing a proxy bearing a later date than the proxy being revoked and submitting it to Hyatt’s corporate secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606; or

• voting virtually at the Annual Meeting.

Hyatt Hotels Corporation    2021 Proxy Statement    65

If your shares are held in street name through a broker, bank, or other nominee, you need to contact the record holder of your shares regarding how to revoke your proxy.

15.	Q:	What if I sign and return a proxy card but do not specify a choice for a matter when returning the proxy?

	A:	Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares: FOR all of the nominees for director named in this proxy statement; FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021; and FOR the approval of the Say on Pay Advisory Vote.

16.	Q:	What constitutes a quorum?

	A:	Presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of Hyatt’s common stock entitled to vote at the Annual Meeting will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. Proxies received but with items marked as abstentions or containing broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining whether a quorum is present.

17.	Q:	Where can I find the voting results of the Annual Meeting?

	A:	We will publish final results on a Current Report on Form 8-K within four business days after the Annual Meeting.

18.	Q:	Who will pay the costs of soliciting these proxies?

	A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their reasonable costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

19.	Q:	What happens if additional matters are presented at the Annual Meeting?

	A:	Other than the three proposals described in this proxy statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Mr. Mark S. Hoplamazian and Ms. Margaret C. Egan, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting, including matters of which the Company did not receive timely notice. If any of our nominees for director are unavailable, or are unable to serve or for good cause will not serve, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

20.	Q:	What is the deadline under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for stockholders to propose actions to be included in our proxy statement relating to our 2022 annual meeting of stockholders and identified in our form of proxy relating to the 2022 annual meeting?

	A:	December 9, 2021 is the deadline for stockholders to submit proposals to be included in our proxy statement and identified in our form of proxy under Rule 14a-8 under the Exchange Act. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be received by our corporate secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606 no later than the close of business on December 9, 2021. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

21.	Q:	What is the deadline under our bylaws for stockholders to nominate persons for election to the board of directors or propose other matters to be considered at our 2022 annual meeting of stockholders?

	A:	Stockholders who wish to nominate persons for election to our board of directors or propose other matters to be considered at our 2022 annual meeting of stockholders must provide us advance notice of the director nomination or stockholder proposal, as well as the information specified in our bylaws, no earlier than January 19, 2022 and no later than the close of business on February 18, 2022. Stockholders are advised to review our bylaws, which contain the requirements for advance notice of director nominations and stockholder

66    Hyatt Hotels Corporation    2021 Proxy Statement

proposals. Notice of director nominations and stockholder proposals must be received by our corporate secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606. The requirements for advance notice of stockholder proposals under our bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our bylaws and other applicable requirements.

22.	Q:	How do I submit a potential director nominee for consideration by the board of directors for nomination?

	A:	You may submit names of potential director nominees for consideration by the board of directors’ nominating and corporate governance committee for nomination by our board of directors at the 2022 annual meeting of stockholders. Your submission should be mailed to our corporate secretary at our principal executive offices at 150 North Riverside Plaza, Chicago, Illinois 60606. The section titled “Corporate Governance — Committees of the Board of Directors — Nominating and Corporate Governance Committee” below describes the information required to be set forth in your submission, and provides information on the nomination process used by our nominating and corporate governance committee and our board of directors. The deadline has passed to submit a potential director nominee to be considered for nomination by our board of directors at the 2021 Annual Meeting. December 1, 2021 is the deadline to submit a potential director nominee for consideration by our board of directors for nomination at the 2022 annual meeting of stockholders.

Availability of Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020, which includes certain financial information about Hyatt, is enclosed together with this proxy statement. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as filed with the SEC (exclusive of exhibits and documents incorporated by reference), may also be obtained for free by directing written requests to: Hyatt Hotels Corporation, Attention: Senior Vice President, Investor Relations, 150 North Riverside Plaza, Chicago, Illinois 60606 (telephone: 312-750-1234). Copies of exhibits and basic documents filed with the Annual Report on Form 10-K or referenced therein will be furnished to stockholders upon written request and payment of a nominal fee in connection with the furnishing of such documents. You may also obtain the Annual Report on Form 10-K over the Internet at the SEC’s website, www.sec.gov, or on our website, www.hyatt.com, under the heading “Investor Relations — SEC Filings.”

List of the Company’s Stockholders

A list of our stockholders as of March 19, 2021, the record date for the Annual Meeting, will be available for inspection at our corporate headquarters during ordinary business hours throughout the 10-day period prior to the Annual Meeting. Please contact our corporate secretary at (312) 750-1234 if you wish to inspect the list of stockholders prior to the Annual Meeting. The list of stockholders will also be available for such examination upon request during the live webcast of the Annual Meeting.

Delivery of Proxy Materials to Households

We will send multiple copies of the Annual Report on Form 10-K, proxy statement, proxy card and Notice of Annual Meeting to households at which two or more stockholders reside. If you share an address with another stockholder and the two of you would like to receive only a single set of our annual disclosure documents, follow the instructions below:

1.

If your shares are registered in your own name, please contact our transfer agent by writing to them at EQ Shareowner Services, P.O. Box 64854, St. Paul, MN 55164-0854 (Attn: Hyatt Hotels Corporation Representative) or calling 1-800-468-9716.

2.	If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

Hyatt Hotels Corporation    2021 Proxy Statement    67

Other Matters That May Come Before the Annual Meeting

Our board of directors knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named as proxies on the enclosed proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Hyatt Hotels Corporation.

By Order of the Board of Directors

Mark S. Hoplamazian
President and Chief Executive Officer

Chicago, Illinois

April 8, 2021

68    Hyatt Hotels Corporation    2021 Proxy Statement

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.proxydocs.com/h Use the Internet to vote your proxy until 11:59 p.m. (CT) on Tuesday, May 18, 2021. Scan code below for mobile voting.

PHONE – 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on Tuesday, May 18, 2021.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Please detach here

The Board of Directors unanimously recommends a vote “FOR” each of the nominees in Proposal 1, a vote “FOR” Proposal 2, and a vote “FOR” Proposal 3.

1. Election of directors:	01 Susan D. Kronick	03 Jason Pritzker	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
02 Mackey J. McDonald

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the Appointment of Deloitte & Touche LLP as Hyatt Hotels Corporation’s Independent Registered Public Accounting Firm for Fiscal Year 2021.	☐	For	☐	Against	☐	Abstain

3.	Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” EACH DIRECTOR NOMINEE IN PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

HYATT HOTELS CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 19, 2021

9:30 a.m., Central Time

The Annual Meeting of Stockholders will be hosted as a virtual event via the Internet. To register for the virtual meeting, please follow the instructions below:

•	Visit www.proxydocs.com/h on your smartphone, tablet or computer.

•	As a stockholder, you will then be required to enter your control number which is located in the upper right hand corner on the reverse side of this proxy card.

•

After registering, you will receive a confirmation email and an email approximately 1 hour prior to the start of the virtual meeting to the email address you provided during registration with a unique link to attend the virtual meeting.

Hyatt Hotels Corporation 150 North Riverside Plaza Chicago IL 60606	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on May 19, 2021.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each director nominee in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3.

By signing the proxy, you revoke all prior proxies and appoint Mark S. Hoplamazian and Margaret C. Egan, and each of them, with full power of substitution, as proxies and attorneys-in-fact to vote your shares as directed with respect to each of the proposals shown on the reverse side and in their discretion (1) with respect to any other matters which may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof and (2) for the election of such other candidate or candidates as may be nominated by the board of directors if any nominee named herein becomes unable to serve or for good cause will not serve.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to be Held on May 19, 2021.

The proxy statement for the Annual Meeting of Stockholders and Annual Report

for the fiscal year ended December 31, 2020 are available at www.proxydocs.com/h

See reverse for voting instructions.